SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 1, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 1, 1996)

                               6,000,000 Shares



                        BEACON PROPERTIES CORPORATION

                                 Common Stock
                                -------------


   Beacon Properties Corporation (collectively with its subsidiaries, the "Company") is a self-administered and self-managed real estate investment trust (a "REIT") which owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago and Washington, D.C., as well as commercial real estate development, construction, acquisition, leasing, design and management businesses. The Company owns or has an interest in 70 income producing commercial properties encompassing approximately 12.2 million rentable square feet (each, a "Property" and collectively, the "Properties"). As of September 30, 1996, the Properties were approximately 95% leased with over 900 tenants. In addition, the Company has entered into contracts to acquire eleven additional office buildings encompassing approximately 1.6 million additional rentable square feet located in suburban Boston; Cambridge, Massachusetts; and suburban Los Angeles, California for aggregate consideration of approximately $270 million (collectively, the "Pending Acquisitions"). If all of the Pending Acquisitions are consummated, the Company will own or have an interest in 81 income producing commercial properties encompassing approximately 13.8 million rentable square feet.

   All of the shares of common stock of the Company, par value $.01 per share ("Common Stock"), offered hereby are being sold by the Company (the "Offering"). Senior executive officers and Directors of the Company and members of their families currently own approximately $110 million of equity of the Company (approximately 8.4% of the equity upon completion of the Offering).

   The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BCN." On October 30, 1996, the last reported sale price of the Common Stock on the NYSE was $29-1/2 per share. See "Price Range of Common Stock and Distribution History."

   See "Risk Factors" beginning on page S-14 for certain factors relevant to an investment in the Common Stock.


                                -------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                     Price to        Underwriting      Proceeds to
                      Public         Discount (1)      Company (2)
Per Share             $                 $                $
Total (3)          $                  $               $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(2) Before deducting estimated expenses of $        payable by the Company.

(3) The Company has granted the Underwriters an option, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to an additional 900,000 shares of Common Stock to cover over-allotments, if any. If all such shares are purchased, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $           , $
            and $           , respectively. See "Underwriting."

                                -------------

   The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Stock offered hereby will be made in New York, New York, on or about
November   , 1996.


                                -------------

Merrill Lynch & Co.

         Dean Witter Reynolds Inc.

                  Donaldson, Lufkin & Jenrette
                           Securities Corporation

                                    Lehman Brothers

                                            PaineWebber Incorporated

                                                     Raymond James &
                                                     Associates, Inc.

                                -------------


         The date of this Prospectus Supplement is November   , 1996.

[Omitted graphic material includes map of United States, pie charts showing geographic distribution of properties and urban/suburban distribution of properties and location maps for Westwood, California; Arlington, Virginia, and Cambridge/Boston, Massachusetts. Omitted photographs depict 1300 North 17th Street, Rosslyn, Virginia; 1616 North Ft. Myer Drive, Rosslyn, Virginia; various buildings in the New England Executive Park, Burlington, Massachusetts; 245 First Street, Cambridge, Massachusetts and 10960 Wilshire Boulevard,
Los Angeles, California.]

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        PROSPECTUS SUPPLEMENT SUMMARY

   The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated herein and therein by reference. Unless otherwise indicated, the information contained in this Prospectus Supplement assumes (i) that all units of limited partnership interest in Beacon Properties, L.P. ("Units") redeemable for Common Stock or cash have been redeemed for Common Stock, (ii) that the Underwriters' over-allotment option is not exercised and (iii) that the market price per share of Common Stock is equal to $29.50 (the reported closing sale price of the Common Stock on the NYSE on October 30, 1996). Unless the context otherwise requires, all references in this Prospectus Supplement to the "Company" shall mean Beacon Properties Corporation, Beacon Properties, L.P. (the "Operating Partnership"), the entity through which the Company holds substantially all of its direct and indirect interests in the Properties, and their subsidiaries on an aggregated basis. This Prospectus Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are discussed in the section entitled "Risk Factors" starting on page S-14 of this Prospectus Supplement.



                                 The Company

   The Company is a self-managed and self-administered real estate investment trust (a "REIT") which owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago and Washington, D.C., as well as commercial real estate development, construction, acquisition, leasing and management businesses. Class A office properties generally are considered to be those that have excellent locations and access, attract high quality tenants, are well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. The Properties comprise approximately 12.2 million rentable square feet in the aggregate and, as of September 30, 1996, were approximately 95% leased with over 900 tenants.


   The Company is currently experiencing a period of rapid growth. Upon completion of the Pending Acquisitions, the Company will have invested nearly
$1 billion in office properties since January 1996, increasing its interests in real estate by over 177%. The Company has entered into contracts to acquire the Pending Acquisitions comprised of eleven office buildings encompassing approximately 1.6 million additional rentable square feet located in suburban Boston; Cambridge, Massachusetts; and suburban Los Angeles, California for aggregate consideration of approximately $270 million. If all of the Pending Acquisitions are consummated, the Company will own or have an interest in 81 income producing commercial properties encompassing approximately 13.8 million rentable square feet, approximately 73% of which will be located in suburban office markets and approximately 27% of which will be located in downtown office markets, primarily Boston. Assuming the consummation of all of the Pending Acquisitions, the Company will have a total market capitalization of approximately $2.0 billion.

                             Recent Developments

Recent Acquisitions

   Rosslyn, Virginia Portfolio. In October 1996, the Company acquired a portfolio of two office buildings located in Rosslyn, Virginia (the "Rosslyn, Virginia Portfolio") for aggregate consideration of approximately $99 million in cash. The Company intends to invest approximately $3.1 million in capital improvements in the Rosslyn, Virginia Portfolio over the next three years, including upgrades to parking garages and various interior spaces of the Property. The Company estimates that the aggregate purchase price for the Rosslyn, Virginia Portfolio is approximately 70% of replacement cost.

   The Rosslyn, Virginia Portfolio consists of (i) a 19-story office building located at 1300 North 17th Street built in 1980 comprising approximately 373,000 square feet and (ii) a 19-story office building located at 1616 North Ft. Myer Drive built in 1974 comprising approximately 293,000 square feet. Major tenants in the Rosslyn, Virginia Portfolio include the American Red Cross (approximately 75,000 square feet) and Price Waterhouse (approximately 74,000 square feet). The aggregate occupancy rate of the Rosslyn, Virginia Portfolio as of September 30, 1996 was approximately 97%.

   The Rosslyn, Virginia Portfolio is located in the Rosslyn-Ballston Corridor submarket of the Arlington County, Virginia Market. According to Grubb & Ellis, a national real estate research firm, the Arlington County, Virginia Market had an overall vacancy rate of 3.6% as of September 30, 1996, and the Rosslyn-Ballston Corridor submarket had a vacancy rate of 6.0% for the same period. Grubb & Ellis also reports that the Rosslyn-Ballston Corridor submarket experienced net increases in square feet of leased space ("Net Absorption") of approximately 145,000 square feet for the first nine months of 1996. For a description of the Arlington County, Virginia Market, see "Properties and Pending Acquisitions."

Pending Acquisitions

   The Company has entered into contracts to purchase the Pending
Acquisitions for aggregate consideration of approximately $270 million. The Company currently expects to complete the purchase of the Pending Acquisitions during the fourth quarter of 1996. However, the purchase of each of the Pending Acquisitions is subject to various closing conditions, including, but not limited to, satisfactory completion of the Company's due diligence. Accordingly, no assurances can be made that the Company will acquire any or all of the Pending Acquisitions.

   In addition to the Pending Acquisitions, as part of its ongoing business, the Company continually engages in discussions with public and private real estate entities regarding possible portfolio or single asset acquisitions in various major metropolitan areas. No assurances can be made that the Company will acquire any of the property opportunities currently under review.

   The following describes each of the Pending Acquisitions.

   Greater Boston Suburban Office Market

   New England Executive Park Portfolio. In November 1996, the Company entered into a contract to acquire a portfolio of office properties located in Burlington (suburban Boston), Massachusetts (the "New England Executive Park Portfolio"). The New England Executive Park Portfolio consists of nine of the thirteen buildings located in the New England Executive Park; the remaining four are owner-occupied. The purchase price of the New England Executive Park Portfolio is payable in two installments, approximately $75 million will be paid at the closing of the acquisition with an additional $17 million payable on November 30, 1998, contingent upon meeting conditions regarding occupancy or rental income levels at the property in 1998. The Company estimates that the aggregate purchase price for the New England Executive Park Portfolio, including the $17 million contingent payment, is approximately 60% of replacement cost. Following the consummation of the acquisition, the Company intends to invest approximately $1.5 million in capital improvements in the New England Executive Park Portfolio over the next three years, including roofs and upgrades to mechanical systems.

   The New England Executive Park Portfolio consists of nine office buildings comprising an aggregate of approximately 817,000 square feet. The buildings range in size from approximately 43,000 square feet to approximately 218,000 square feet and were developed between 1970 and 1985. Major tenants in the New England Executive Park Portfolio include the Federal Aviation Administration (approximately 114,000 square feet), Cayenne (approximately 63,000 square feet), Siemens Business Communications Systems, Inc. (approximately 51,000 square feet) and Sun Microsystems, Inc. (approximately 44,000 square feet). The aggregate occupancy rate for the New England Executive Park Portfolio as of September 30, 1996 was approximately 98%.

   Based upon recent leasing activity at the New England Executive Park Portfolio and the Company's knowledge of market conditions, the Company believes that the existing rental rates at the property are approximately $5 to $6 per square foot below current market rates. Approximately 41% of the leases in the New England Executive Park Portfolio expire in 1997, and an additional 18% of the leases at the property expire in 1998. The Company believes that it could experience an increase in net operating income from the New England Executive Park Portfolio of up to approximately $2.8 million if such leases are renewed, or new leases are made, at existing market rates. No assurances can be given that such rental rates or increases in net operating income will be achieved. In addition, the Company expects to incur certain tenant improvement costs and leasing commissions in connection with the releasing of this space.

   The New England Executive Park Portfolio is located in the Northwest submarket of the Greater Boston Suburban Office Market. According to Spaulding & Slye, the entire Greater Boston Suburban Office Market had an overall vacancy rate of 5.5% as of September 30, 1996, while the Northwest submarket had a vacancy rate of 4.3% for the same period. Spaulding & Slye also reports that the Northwest submarket experienced Net Absorption of approximately 600,000 square feet for the first nine months of 1996. The Company believes that the Greater Boston Suburban Office Market possesses attractive market fundamentals, as evidenced by the creation of approximately 20,000 office-using jobs in the Boston metropolitan area during the twelve months ended June 30, 1996, according to the U.S. Bureau of Labor Statistics. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

   Cambridge Office Market

   245 First Street. In October 1996, the Company entered into a contract to acquire 245 First Street located in Cambridge, Massachusetts for aggregate consideration of approximately $45 million in cash, approximately 90% of replacement cost.

   The 245 First Street property contains approximately 263,000 square feet and consists of (i) Riverview I, a six-story office building renovated in 1986 and comprising approximately 109,000 square feet and (ii) Riverview II, an 18-story structure built in 1985 comprising approximately 148,000 square feet. Riverview I and Riverview II are connected by a four-story atrium comprising approximately 6,000 square feet. Major tenants at 245 First Street include Open Market, Inc. (approximately 81,000 square feet) and Softkey International, Inc. (approximately 71,000 square feet). Softkey and certain other tenants sublease their space from Mellon Bank who leases approximately 148,000 square feet of the property. As of September 30, 1996, the occupancy rate for 245 First Street was 100%.

   The 245 First Street property is located in the East Cambridge submarket of the Cambridge Office Market. According to Spaulding & Slye, the Cambridge Office Market had an overall vacancy rate of 1.1% as of September 30, 1996 and experienced Net Absorption of approximately 200,000 square feet for the first nine months of 1996. The East Cambridge submarket had a vacancy rate of 1.2% as of September 30, 1996. For a description of the Cambridge Office Market, see "Properties and Pending Acquisitions."

   West Los Angeles Office Market

   10960 Wilshire Boulevard. In October 1996, the Company entered into a contract to acquire 10960 Wilshire Boulevard located in Westwood, California. The 10960 Wilshire Boulevard acquisition will represent the Company's first strategic acquisition in California. In connection with its continuing analysis of major office markets and investment opportunities, the Company has determined that the Los Angeles metropolitan area possesses attractive market fundamentals, including growth in office-using employment. According to the U.S. Bureau of Labor Statistics, during the twelve months ended June 30, 1996, approximately 51,000 office-using jobs were created in the Los Angeles metropolitan area, primarily in the entertainment, export/import, healthcare, telecommunications and aerospace industries. The Company has further determined that the Westwood submarket of the West Los Angeles Office Market is particularly attractive due to limited prospects for future supply of office space. The Westwood submarket has significant constraints on development including the limitation of new development to 1.5 floor-area-ratio with five-story height limitations. Additionally, limited sites are available for development in the Westwood submarket, and the Company believes that existing rental rates in this market do not currently justify the cost of new construction.

   The Company will acquire 10960 Wilshire Boulevard for aggregate consideration of approximately $133 million in cash, approximately 80% of replacement cost. Following the consummation of the acquisition, the Company intends to invest approximately $1.8 million in capital improvements in the property.

   The 10960 Wilshire Boulevard property was built in 1971 and has undergone approximately $39 million of capital improvements since 1992. The property consists of approximately 544,000 square feet in a 23-story office building. This property is one of the largest buildings in the Westwood submarket of the West Los Angeles Office Market and given the current constraints on development described above, this property cannot be duplicated in its market. The property is located near Interstates 405 and 10 with easy access to other West Los Angeles markets, downtown, the San Fernando Valley and the Los Angeles airport. In addition, the property, which meets current earthquake construction codes, is located in a business district, adjacent to other Class A office buildings, Westwood Village, a retail area, and the UCLA campus. Major tenants in 10960 Wilshire Boulevard include Saban

Entertainment, Inc. (approximately 111,000 square feet), Philips Interactive Media of America, Inc. (approximately 95,000 square feet), BBDO Worldwide, Inc. (approximately 48,000 square feet) and Saltzburg, Ray & Bergman (approximately 31,000 square feet). The Company currently intends to retain the existing property manager of 10960 Wilshire Boulevard following the consummation of the acquisition to facilitate the leasing and management of the property. As of September 30, 1996, the occupancy rate for 10960 Wilshire Boulevard was approximately 89%.

   According to CB Commercial, the entire West Los Angeles Office Market (consisting of approximately 37 million square feet) had an overall vacancy rate of 13.4% as of September 30, 1996, while the Westwood submarket (consisting of approximately 3.2 million square feet) experienced a vacancy rate of 10.3% for the same period. CB Commercial also reports that the Westwood submarket experienced Net Absorption of approximately 70,000 square feet in the first nine months of 1996. For a description of the West Los Angeles Office Market, see "Properties and Pending Acquisitions."

   Based upon recent leasing activity at 10960 Wilshire Boulevard, the Company believes that the existing rental rates at this property are approximately $6 per square foot below current market rates. Approximately 5% of the leases at the 10960 Wilshire Boulevard property expire in 1997 and 1998, and an additional 35% of the leases at the property expire in 1999 through 2001. In addition, approximately 57,000 square feet at the property is currently available for occupancy. The Company expects to incur certain tenant improvement costs and leasing commissions in connection with the releasing of this space. The Company expects that the net operating income generated by the property will increase as current leases are renewed, and new leases are made, at market rates, although no assurances can be made in this regard.

Capitalization Rates

   The following table sets forth the Capitalization Rates for the Rosslyn, Virginia Portfolio and the Pending Acquisitions. The Capitalization Rates are calculated by dividing (a) the expected net operating income (including the effect of any straight-line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of September 30, 1996 by (b) the consideration paid for the property, including any expected capital improvements.
                                Expected                         Expected
      Property/Pending       Net Operating   Consideration    Capitalization
Acquisition                      Income           Paid             Rate
--------------------------- --------------- ---------------  ----------------
                               (millions)      (millions)
Rosslyn, Virginia Portfolio
  (1)                            $11.5           $102.2            11.3%
New England Executive Park
  Portfolio (2)                    8.7             76.5            11.4%
245 First Street                   5.6             45.0            12.4%
10960 Wilshire Boulevard
  (3)                             11.1            134.8             8.2%
  --                             -----           ------            ----
Total/Weighted Average           $36.9           $358.5            10.3%
                                 =====           ======            =====
------------
(1) Net operating income includes approximately $600,000 of straight-line rents and consideration includes approximately $3.1 million of expected non-recurring capital improvements.

(2) Net operating income includes approximately $150,000 of straight-line rents and consideration includes approximately $1.5 million of expected non-recurring capital improvements. The consideration could increase by $17 million in November 1998, as discussed above. Assuming the Company achieves the $2.8 million increase in net operating income discussed above and further assuming the Company becomes obligated to pay the additional $17 million of consideration in November 1998, the Capitalization Rate will increase to 12.3%; however, no assurances can be made in this regard.

(3) Net operating income includes approximately $2.2 million of straight line rents and consideration includes approximately $1.8 million of expected non-recurring capital improvements. As discussed above, the Company expects that net operating income will increase as vacant space is leased and as current leases are renewed, or new leases made, at market rates, however, no assurances can be made in this regard.

Other Developments


   Perimeter Center Portfolio Management. Effective January 1, 1997, the Company, through Beacon Property Management, L.P., will assume all property management and leasing responsibility for its approximately 3.3 million square foot portfolio comprised of 32 buildings located in Perimeter Center (suburban Atlanta), Georgia (the "Perimeter Center Portfolio"). The Company acquired the Perimeter Center Portfolio in February 1996. Since the acquisition, Beacon Property Management, L.P. has managed the Property and Taylor & Mathis, Inc., the manager of the Property prior to the Company's acquisition of it, has acted as submanager.

   Crosby Corporate Center. The Company has substantially completed a $16 million redevelopment of Crosby Corporate Center, repositioning the Property from research/development space to a Class A suburban office park. As of September 30, 1996, Crosby Corporate Center was approximately 88% leased. Additionally, the Company has entered into an agreement to acquire a 29-acre parcel of land adjacent to the Crosby Corporate Center. This parcel has approximately 250,000 square feet of building capacity, and the Company expects that development of a significant portion of the land could commence in early 1997, although no assurances can be made in this regard. The Company believes that demand for office space in the Northwest submarket of the Greater Boston Suburban Office Market (the location of the Crosby Corporate Center) will continue as several major tenants at the Property experience substantial growth. No assurances can be made that such increased demand will occur. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

   Expansion of Board of Directors. Effective January 1, 1997, the Board of Directors of the Company will be expanded from seven to nine members, with Dale F. Frey and Lionel P. Fortin becoming Directors. Mr. Frey is President and Chairman of General Electric Investment Corporation and Vice President of General Electric Company. Mr. Fortin currently serves as Senior Vice President and Chief Operating Officer of the Company.

                                 Risk Factors

   An investment in the Common Stock involves various risks and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to any investment in the Company. Such risks include, among others:


   [bullet] Risks associated with the addition of a substantial number of new properties to the Company's portfolio;


   [bullet] Risks associated with borrowing, such as the possibility that (i) the Company will not have sufficient funds available to make principal payments on outstanding debt; (ii) outstanding indebtedness will be refinanced at higher interest rates or otherwise on terms less favorable to the Company; and (iii) interest rates under the Company's revolving credit facility (the "Credit Facility") will increase, all of which could adversely affect the Company's ability to make expected distributions to stockholders and its ability to qualify as a REIT;

   [bullet] Risks associated with a Debt to Market Capitalization Ratio (as defined herein) upon completion of the Offering and the Pending Acquisitions of approximately 35.8%;


   [bullet] The limited geographic diversification of the Properties and the Company's reliance upon the continued demand for office and other commercial space in the greater Boston, Atlanta and Washington, D.C. metropolitan office properties markets;

   [bullet] Risks associated with the joint ownership of properties through entities in which the Company does not have sole control over the property;

   [bullet] Possible adverse consequences of limiting ownership of Common Stock by a single person to 6.0%, or 9.9% for certain stockholders, of the outstanding Common Stock;

   [bullet] Risks associated with the acquisition, development and construction of office and other commercial properties;

   [bullet] Real estate investment considerations, such as the effect of economic and other conditions in the market area on property cash flows and values, the need to renew leases or relet space upon the expiration of current leases, the ability of a property to generate revenues sufficient to meet debt service payments and other operating expenses, and the illiquidity of real estate investments, all of which may affect the Company's ability to make expected distributions;

   [bullet] Risks associated with investments in mortgage indebtedness, including the risk that a debtor may file for bankruptcy or otherwise be unable to refuse to make payments under the mortgage;

   [bullet] Potential liability of the Company for environmental liabilities either as an owner or as an operator of properties;

   [bullet] Risks associated with ownership of subsidiary corporations, including potential tax liabilities, lack of control over such subsidiaries and possible adverse consequences of REIT status on the business of subsidiaries; and


   [bullet] Possible increases in market interest rates, which lead prospective purchasers of Common Stock to demand a higher anticipated annual yield from future dividends, which in turn may adversely affect the market price of the Common Stock.

                   The Properties and Pending Acquisitions

   Set forth below are summary descriptions of the Properties and the Pending Acquisitions.

                                                                          Percent
                                                             Rentable      Leased
                                                             Area in    at September
 Property/Pending   Year Built/   Ownership     Property      Square        30,
  Acquisition (1)    Renovated   Interest(2)    Location       Feet         1996
------------------ ------------- ------------ ------------- ----------  -------------
Downtown Boston
  Office Market:
75-101 Federal
  Street             1985-1988       51.6%       Boston, MA    812,000        94%
One Post Office
  Square                  1981         50%       Boston, MA    764,129        99%
Center Plaza         1966-1969         (3)       Boston, MA    649,359        92%
150 Federal Street        1988        100%       Boston, MA    530,279        99%
Rowes Wharf               1987         45%       Boston, MA    344,326        98%
Russia Wharf         1978-1982        100%       Boston, MA    314,596       100%
2 Oliver
  Street-147 Milk
  Street             1982-1988        100%       Boston, MA    271,000        92%
175 Federal Street        1977        100%       Boston, MA    203,349        94%
South Station(4)          1988        100%       Boston, MA    148,591       100%
                                                            ----------  -------------
                                                             4,037,629        96%
                                                            ----------  -------------
Greater Boston
  Suburban Office
  Market:
Wellesley Office
  Park(5)            1963-1984        100%    Wellesley, MA    622,862        98%
Crosby Corporate
  Center (6)              1996        100%      Bedford, MA    336,000        88%
Westwood Business
  Centre                  1985        100%     Westwood, MA    160,400       100%
New England
  Executive Park                                Burlington,
  Portfolio (7)      1970-1985        100%               MA    817,013        98%
                                                            ----------  -------------
                                                             1,936,275        96%
                                                            ----------  -------------
Cambridge Office
  Market:
One Canal Park            1987        100%    Cambridge, MA    100,300        94%
Ten Canal Park            1987        100%    Cambridge, MA    110,000        92%
245 First Street
  (8)                1985-1986        100%    Cambridge, MA    263,227       100%
                                                            ----------  -------------
                                                               473,527        97%
                                                            ----------  -------------
North Central
  Atlanta Office
  Market:
Perimeter Center
  Portfolio(9)       1970-1989        100%      Atlanta, GA  3,302,136        98%
                                                            ----------  -------------
Arlington County,
  Virginia Office
  Market:
The Polk and
  Taylor Buildings        1970         10%    Arlington, VA    890,000       100%
1300 North 17th
  Street                  1980        100%      Rosslyn, VA    372,865        97%
1616 North Fort
  Myer Drive              1974        100%      Rosslyn, VA    292,826        97%
                                                            ----------  -------------
                                                             1,555,691        99%
                                                            ----------  -------------
Fairfax County,
  Virginia Office
  Market:
John Marshall I           1981        100%       McLean, VA    261,364       100%
E.J. Randolph             1983        100%       McLean, VA    164,677        80%
Northridge I                                Reston/Herndon,
                          1988        100%               VA    124,319       100%
                                                            ----------  -------------
                                                               550,360        94%
                                                            ----------  -------------
Washington, D.C.
  Office Market:
1333 H Street,                                  Washington,
  N.W.                 1984(10)       100%             D.C.    238,694        90%
                                                            ----------  -------------
Suburban Chicago
  Office Market:
AT&T Plaza                1984        100%    Oak Brook, IL    225,318       100%
Tri-State                                     Lincolnshire,
  International(11)       1986        100%               IL    548,000        70%
                                                            ----------  -------------
                                                               773,318        78%
                                                            ----------  -------------
West Los Angeles
  Office Market:
10960 Wilshire
  Boulevard          1971-1992        100%     Westwood, CA    543,804        89%
                                                            ----------  -------------
Suburban
  Philadelphia
  Office Market:
Westlakes Office
  Park(12)           1988-1990        100%       Berwyn, PA    443,592        95%
                                                            ----------  -------------
    Total/Weighted
  Average
      Properties                                            12,230,982        95%
                                                            ==========  =============
    Total/Weighted
  Average
      Pending
  Acquisitions                                               1,624,044        95%
                                                            ==========  =============
    Total/Weighted
  Average
      Properties
  and Pending
      Acquisitions                                          13,855,026        95%
                                                            ==========  =============

------------


 (1) Pending Acquisitions appear in italics.


 (2) The Company holds a general partner interest in One Post Office Square, a general partner and limited partner interest in Center Plaza and the Polk and Taylor Buildings and an indirect limited partner interest in Rowes Wharf Associates. The Company holds approximately 51.6% of the common stock of BeaMetFed, Inc. ("BeaMetFed"), the entity that holds the fee title to the 75-101 Federal Street Property. The Company owns a 100% fee interest in the remaining Properties, with the exception of South Station, in which the Company holds a ground leasehold interest. Upon the consummation of the Pending Acquisitions, the Company will hold a 100% fee interest in each of the Pending Acquisitions.

 (3) The Company holds a 1% general partner interest, a 75% limited partner interest and an option to purchase the remaining 24% limited partner interest in the partnership that owns the Center Plaza Property.

 (4) The Company owns a ground leasehold interest in the South Station Property which expires in 2024 but may be extended, at the Company's option, for two additional 15-year terms. Fee title to this Property is owned by a unaffiliated third party. This Property was originally built in the early 1900s and was fully rehabilitated in 1988. This Property includes a significant retail component.

 (5) The Wellesley Office Park consists of eight office buildings.

 (6) The Crosby Corporate Center consists of six office buildings.

 (7) The New England Executive Park Portfolio consists of nine of the thirteen office buildings located in the New England Executive Park, the remaining four of which are owner-occupied.

 (8) The 245 First Street property consists of two attached structures connected by a four-story atrium. Riverview I, a six-story office building, was constructed in 1909 and renovated in 1986. Riverview II, an eighteen-story structure with parking on the first nine floors, was constructed in 1985.

 (9) The Perimeter Center Portfolio consists of 32 buildings and six ground leases.

(10) Approximately 205,000 square feet of the 1333 H Street Property was built in 1982. The remaining approximately 34,000 square feet was renovated in 1982.

(11) The Tri-State International complex consists of five office buildings.

(12) The Westlakes Office Park consists of four office buildings.

                                 The Offering

   All of the shares of Common Stock offered hereby are being sold by the Company. None of the Company's stockholders are selling any Common Stock in the Offering.


Common Stock Offered                    6,000,000
Common Stock Outstanding After the      44,335,683
  Offering(1)
Use of Proceeds                         To purchase the Pending Acquisitions,
                                        to repay amounts drawn under the
                                        Credit Facility to purchase the
                                        Rosslyn, Virginia Portfolio and
                                        certain other Properties and/or for
                                        general corporate and working capital
                                        purposes.
NYSE Symbol                             "BCN"


------------

(1) Includes 5,102,428 shares of Common Stock that may be issued upon redemption of Units (which are redeemable by the holders for cash or, at the election of the Company, shares of Common Stock on a one-for-one basis). Excludes 3,764,328 shares of Common Stock reserved for issuance pursuant to the Company's 1994 Stock Option Plan, 1996 Non-Qualified Stock Option Plan, and dividend reinvestment plan.

                                Distributions

   The Company regularly pays quarterly distributions on its Common Stock of $.4625 per share, which, on an annualized basis, is equal to an annual distribution of $1.85 per share of Common Stock. Future distributions by the Company will be at the discretion of the Board of Directors and there can be no assurance that any such distributions will be made by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for Federal income tax purposes generally will be taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the stockholder's basis in its shares of Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares.

                    Summary Selected Financial Information

   The following table sets forth selected financial and operating information on an as adjusted basis for the Company and on a combined historical basis for the Company and The Beacon Group, the predecessor entity to the Company (the "Predecessor"). The consolidated results of operations of the Company for the nine months ended September 30, 1996 and 1995 have been derived from unaudited financial statements. The consolidated results of operations of the Company for the year ended December 31, 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations of the Predecessor for the period January 1, 1994 to May 25, 1994 and the combined historical operating information of the Predecessor for the years ended December 31, 1993, 1992 and 1991 have been derived from the financial statements audited by Coopers & Lybrand L.L.P., independent accountants.

   The unaudited selected pro forma financial and operating information is presented as if the Offering, the acquisition of the Properties acquired since January 1, 1995 and the acquisition of the Pending Acquisitions had occurred as of January 1, 1995, for the condensed consolidated statement of operations. The pro forma financial information is not necessarily indicative of what the results of operations of the Company would have been for the periods indicated, nor does it purport to represent the Company's future results of operations.

                                                      Summary Selected Financial Information
                                                                     Company
                                          --------------------------------------------------------------
                                           Pro Forma
                                          Nine Months  Nine Months  Nine Months
                                             Ended        Ended        Ended
                                           September    September    September              For the Year
                                              30,          30,          30,      Pro Forma     Ended
                                             1996         1996         1995        1995     December 31,
                                          (unaudited)  (unaudited)  (unaudited) (unaudited)     1995
                                         ------------ ------------ ------------ -----------  ------------
                                                 (dollars in thousands, except per share amounts)
OPERATING INFORMATION:
Revenue:
 Rental income                            $   156,944  $    97,308  $    52,281 $   196,023 $    71,050
 Management fees                                2,248        2,248        1,413       2,926       2,203
 Recoveries from tenants                       18,249       11,001        7,297      22,896       9,742
 Mortgage interest income                       4,178        3,567        1,564       5,573       2,546
 Interest and other income                     11,277        7,585        3,965      10,259       5,502
                                         ------------ ------------ ------------ -----------  ------------
   Total revenue                              192,896      121,709       66,520     237,677      91,043
                                         ------------ ------------ ------------ -----------  ------------
Expenses:
Property expenses                              41,239       24,607       13,469      52,105      18,090
Real estate taxes                              18,242       12,491        7,414      22,493      10,217
General and administrative                     14,899       11,963        6,886      16,184       9,755
Mortgage interest expense                      34,503       20,739       11,569      47,888      15,226
Interest--amortization of financing
  costs                                         1,633        1,618          947       1,490       1,370
Depreciation and amortization                  35,228       21,737       12,607      45,418      17,428
                                         ------------ ------------ ------------ -----------  ------------
   Total expenses                             145,744       93,155       52,892     185,577      72,086
                                         ------------ ------------ ------------ -----------  ------------
Income (loss) from operations                  47,152       28,554       13,628      52,100      18,957
                                         ------------ ------------ ------------ -----------  ------------
Construction revenue and other income              --           --           --          --          --
Construction costs and operating
  expenses                                         --           --           --          --          --
                                         ------------ ------------ ------------ -----------  ------------
Income from construction                           --           --           --          --          --
                                         ------------ ------------ ------------ -----------  ------------
Equity (loss) in joint ventures and
  corporations (1)                              2,053        2,053        1,735       4,560       3,222
Minority interest in loss of combined
  partnerships                                     --           --           --          --          --
                                         ------------ ------------ ------------ -----------  ------------
Income (loss) before minority interest
  and extraordinary items                      49,205       30,607       15,363      56,660      22,179
Minority interest in Operating
  Partnerships (2)                             (5,663)      (4,231)      (3,043)     (6,522)     (4,119)
                                         ------------  ----------- ------------ -----------  ----------
Income before extraordinary items              43,542       26,376       12,320      50,138      18,060
                                         ============                           ===========
Extraordinary items, net of minority                        (3,309)          --                      --
                                                       -----------                           ----------
Net income                                             $    23,067  $    12,320             $    18,060
                                                       ===========  ===========              ==========
Net income per share before
  extraordinary items                     $      1.11  $       .99              $      1.28
Net income per share of Common Stock                   $       .86  $       .81             $      1.09
Cash dividends declared per share of
  Common Stock                                         $     1.345  $      1.24             $      1.24
Cash dividends paid per share of Common
  Stock                                                $    1.3025  $      1.22             $      1.64
Weighted average common shares
  outstanding                              39,233,255   26,659,577   15,288,937  39,233,255  16,525,245

                                            Company                      Predecessor
                                          -------------  -------------------------------------------
                                          For the Period For the Period
                                         May 26, 1994 to   January 1,
                                           December 31,      1994 to      Years Ended December 31,
                                                                         ---------------------------
                                               1994       May 25, 1994     1993     1992      1991
                                         --------------- --------------  --------  -------- --------

OPERATING INFORMATION:
Revenue:
 Rental income                             $    25,144       $ 5,776     $14,315   $11,406  $14,850
 Management fees                                    --         1,521       3,533     3,331    2,205
 Recoveries from tenants                         4,488         1,040       2,349     1,989    3,986
 Mortgage interest income                           --            --          --        --       --
 Interest and other income                       2,301           675       2,176     2,003    3,134
                                         --------------- --------------  --------  -------- --------
   Total revenue                                31,933         9,012      22,373    18,729   24,175
                                         --------------- --------------  --------  -------- --------
Expenses:
Property expenses                                7,034         2,086       4,580     4,522    6,390
Real estate taxes                                3,325           595       1,354     1,204    1,162
General and administrative                       3,122         1,399       4,357     4,658    4,528
Mortgage interest expense                        4,992         2,798       7,650     7,203    7,532
Interest--amortization of financing
  costs                                            617           373         192       138      320
Depreciation and amortization                    6,924         2,385       5,577     5,505    4,967
                                         --------------- --------------  --------  -------- --------
   Total expenses                               26,014         9,636      23,710    23,230   24,899
                                         --------------- --------------  --------  -------- --------
Income (loss) from operations                    5,919          (624)     (1,337)   (4,501)    (724)
                                         --------------- --------------  --------  -------- --------
Construction revenue and other income               --        24,238      72,197    52,256   39,749
Construction costs and operating
  expenses                                          --        24,136      71,757    52,120   39,679
                                         --------------- --------------  --------  -------- --------
Income from construction                            --           102         440       136       70
                                         --------------- --------------  --------  -------- --------
Equity (loss) in joint ventures and
  corporations (1)                               1,406           198      (5,953)   (1,544)      84
Minority interest in loss of combined
  partnerships                                      --           931       1,539     2,656    1,087
                                         --------------- --------------  --------  -------- --------
Income (loss) before minority interest
  and extraordinary items                        7,325           607      (5,311)   (3,253)     517
Minority interest in Operating
  Partnerships (2)                              (1,670)           --          --        --       --
                                         --------------- --------------  --------  -------- --------
Income before extraordinary items                5,655           607      (5,311)   (3,253)     517
Extraordinary items, net of minority                --         8,898       1,554        --       --
                                         --------------- --------------  --------  -------- --------
Net income                                 $     5,655       $ 9,505     $(3,757)  $(3,253) $   517
                                         =============== ==============  ========  ======== ========
Net income per share before
  extraordinary items
Net income per share of Common Stock       $      0.48
Cash dividends declared per share of
  Common Stock                             $      0.96
Cash dividends paid per share of Common
  Stock                                    $      0.56
Weighted average common shares
  outstanding                               11,816,380

                                                             Company
                                   -------------------------------------------------------------
                                   Pro Forma
                                  Nine Months  Nine Months  Nine Months
                                     Ended        Ended        Ended
                                   September    September    September             For the Year
                                      30,          30,          30,      Pro Forma     Ended
                                      1996         1996         1995       1995    December 31,
                                  (unaudited)  (unaudited)  (unaudited) (unaudited)    1995
                                  ------------ ------------------------  ---------  ------------
                                                             (dollars in thousands, except per
                                                                       share amounts)
BALANCE SHEET INFORMATION:
Real estate before accumulated
  depreciation                     $1,413,463   $1,061,413    $431,817    $  --      $471,142
Total assets                        1,487,057    1,144,007     507,629        --      534,797
Mortgage debt                         440,526      440,526      89,489        --       70,536
Note Payable, Credit Facility         194,670       18,000      87,000        --      130,500
Total liabilities                     686,956      510,286     209,474        --      239,013
Total equity (deficit)                730,003      563,623     260,679        --      258,822
-------------
(1) Including deductions for:
   Depreciation and
     amortization                  $    2,998   $    2,998    $  1,314    $3,895     $  2,306
   Interest--Amortization of
     financing costs               $      673   $      673    $    630    $  896     $    853
(2) Company share of Operating
    Partnership                         88.49%        86.1%       80.1%    88.49%        81.3%

                                      Company                    Predecessor
                                   -------------  --------------------------------------------
                                  For the Period  For the Period
                                  May 26, 1994 to   January 1,
                                   December 31,      1994 to       Years Ended December 31,
                                                                  ----------------------------
                                       1994        May 25, 1994    1993      1992      1991
                                  --------------- --------------  --------  -------  --------

BALANCE SHEET INFORMATION:
Real estate before accumulated
  depreciation                       $400,419       $  82,198   $  81,220 $  78,580 $  76,489
Total assets                          400,861          77,470      85,497    93,327    84,978
Mortgage debt                          90,936          69,240      87,091    86,610    85,189
Note Payable, Credit Facility         130,300              --          --        --        --
Total liabilities                     261,100         129,836     143,451   142,015   127,283
Total equity (deficit)                102,038         (52,366)    (57,954)  (48,688)  (42,305)
-------------
(1) Including deductions for:
   Depreciation and
     amortization                    $  3,013
   Interest--Amortization of
     financing costs                 $    796
(2) Company share of Operating
    Partnership                          77.2%

                                 RISK FACTORS

   An investment in the Common Stock involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus Supplement before purchasing Common Stock in the Offering.

Risks Associated with the Addition of a Substantial Number of New Properties


   The Company is currently experiencing a period of rapid growth. Since January 1996, the Company has invested approximately $679 million in office properties, increasing its interests in real estate by over 128%. Upon the completion of the Pending Acquisitions, the Company will have invested nearly $1 billion since January 1996, increasing its interests in real estate by over 177%. The Company's ability to manage its growth effectively will require it to apply successfully its experience managing its existing portfolio to new markets and to an increased number of properties. There can be no assurance that the Company will be able to manage these operations effectively.

Real Estate Financing Risks

   Debt Financing and Existing Debt Maturities. The Company intends to finance the acquisition of additional properties through the use of debt and equity financing. The Company is therefore subject to risks normally associated with debt financing, including the possibility that the Company will have insufficient cash flow to meet required principal and interest payments, will be unable to refinance existing indebtedness (which in most cases will not be fully amortized at maturity), or will be unable to secure favorable refinancing terms.

   Currently, the Company's total consolidated debt is approximately $558.3 million, and its total consolidated debt plus its proportionate share of total unconsolidated debt (other than Rowes Wharf) is approximately $651.4 million. The Company (together with an affiliate), and Equitable Life Assurance Society of the United States, on behalf of its Prime Property Fund ("Equitable"), the Company's joint venture partner in Rowes Wharf Associates, each hold one-half of the mortgage debt on the Rowes Wharf Property. See "Properties--Mortgage Indebtedness and Credit Facility." The Company's current consolidated mortgage indebtedness of approximately $440.3 million has maturities ranging from 1996 through 2008 and is secured by Properties. In addition, the Company currently has $118.0 million outstanding under its Credit Facility. The Company's proportionate share of its current total unconsolidated debt (excluding Rowes Wharf) consists of approximately $46.7 million on the One Post Office Square Property (in which the Company has a 50% general partner interest) and approximately $46.4 million on the 75-101 Federal Street Property (in which the Company owns approximately 51.6% of the common stock of a private REIT that owns the Property).

   The Company currently has a policy of incurring debt only if upon such incurrence the Company's Debt to Market Capitalization Ratio (as defined below) would be 50% or less. For purposes of this policy, the Company's Debt to Market Capitalization Ratio is calculated as the Company's proportionate share of total consolidated and unconsolidated debt (excluding Rowes Wharf) as a percentage of the sum of the market value of outstanding shares of stock of the Company and Units plus the Company's proportionate share of total consolidated and unconsolidated debt (excluding Rowes Wharf). As noted, the Company (together with an affiliate) currently holds one-half of the Rowes Wharf mortgage indebtedness. Upon completion of the Offering and the Pending Acquisitions, the Company's Debt to Market Capitalization Ratio will be approximately 35.8%. Although the Company has adopted a Debt to Market Capitalization Ratio policy, the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary in order for the Company to continue to qualify as a REIT.

   The Company anticipates that only a small portion of the principal of the Company's mortgage indebtedness will be repaid prior to maturity. However, if the Company does not have funds sufficient to repay such indebtedness at maturity, the Company may need to refinance indebtedness through additional debt financing or equity offerings. If the Company is unable to refinance this indebtedness on acceptable terms, the Company may be forced to dispose of Properties upon disadvantageous terms, which could result in losses to the Company and adversely affect the amount of cash available for distribution to stockholders. If prevailing interest rates or other factors result in higher interest rates at a time when the Company must refinance its indebtedness, the Company's interest expense would increase, which would adversely affect the Company's results of operations and its ability to pay expected distributions to stockholders. Further, if a Property or Properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the mortgagee could foreclose or otherwise transfer the Property or Properties, with a consequent loss of income and asset value to the Company. Even with respect to nonrecourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including fraud and environmental liabilities. See "Properties--Mortgage Indebtedness and Credit Facility."

   Risk of Variable Interest Rates. Outstanding advances under the Credit Facility bear interest at a variable rate. The Company may incur additional variable rate indebtedness in the future. Accordingly, increases in interest rates could increase the Company's interest expense, which could adversely affect the Company's results of operations and its ability to pay expected distributions to stockholders. An increase in interest expense could also cause the Company to be in default under certain Credit Facility covenants.

Limited Geographic Diversification

   Upon completion of the Pending Acquisitions, approximately 45% and 27% of the Company's proportionate share of the rentable square feet of the Properties will be located in the greater Boston metropolitan area and the north central Atlanta office market, respectively. Consequently, the Company will continue to rely upon the demand for office and other commercial space in the greater Boston and Atlanta metropolitan areas. Although the Boston and Atlanta areas continue to recover from a severe economic downturn in real estate markets that occurred in the late 1980s and early 1990s, there can be no assurance that economic conditions in the Boston and Atlanta areas will continue to improve.

Risks Involved in Joint Ownership of Properties


   The Company holds (i) a 76% general and limited partner interest in the property partnership that owns the Center Plaza Property, (ii) a 50% general partner interest in the property partnership that owns the One Post Office Square Property, (iii) a 90% limited partner interest (through Beacon Property Management Corporation and Beacon Construction Company, Inc.) in Rowes Wharf Limited Partnership (a limited partnership that owns a 50% general partner interest in Rowes Wharf Associates, the entity that owns the hotel space and leases the office and retail space at the Rowes Wharf Property), (iv) a 10% general and limited partner interest in the property partnership that owns the Polk and Taylor Buildings Property, and (v) approximately 51.6% of the common stock of a private REIT that holds a direct fee interest in the 75-101 Federal Street Property. The Company is not in a position to exercise sole decision making authority regarding One Post Office Square, Rowes Wharf, the Polk and Taylor Buildings, or 75-101 Federal Street. However, the Company is responsible for the day-to-day affairs of each of these Properties.

   Joint ownership of Properties may, under certain circumstances, involve risks not otherwise present in wholly-owned properties. Such risks include the possibility that the Company's partners or co-investors might become bankrupt, develop business interests or goals inconsistent with the business interests or goals of the Company, or take action contrary to the instructions or requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. Joint ownership also involves the potential risk of impasse on decisions, such as a sale, because neither the Company nor the partners or co-investors have full control over the entity owning the Property. Consequently, actions by such partners or co-investors might result in subjecting jointly-owned Properties to additional risk.

   The Company will, however, seek to maintain sufficient control of the entities holding jointly-owned Properties to permit the Company's business objectives to be achieved. Any capital contribution by the Company or the Operating Partnership to the property partnerships that own (directly or indirectly) the Rowes Wharf and Center Plaza Properties requires the approval of the Directors of the Company who are neither officers of the Company nor affiliated with The Beacon Companies. The Company's organizational documents do not limit the amount of available funds that may be invested in partnerships, joint ventures, or co-investments.


Possible Adverse Consequences of Limits on Ownership of Common Stock

   In order to maintain its REIT qualification, not more than 50% in value of the outstanding capital stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"). In order to protect the Company against the risk of losing its REIT status due to a concentration of ownership among its stockholders, the Articles of Incorporation of the Company limit ownership of the issued and outstanding Common Stock by any single stockholder to 6.0% of the aggregate value of the Company's shares of capital stock from time to time; provided, however, that entities whose ownership of Common Stock is attributed to the beneficial owners of such entities for purposes of the Five and Fewer Requirement (such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, as amended, partnerships, trusts, and corporations) are limited by the Company's Articles of Incorporation to holding no more than 9.9% of the aggregate value of the Company's shares of Common Stock. The Articles of Incorporation provide that the Board of Directors can waive these ownership limitations if the Board is satisfied, based upon the advice of tax counsel, that ownership in excess of these limits will not jeopardize the Company's status as a REIT, and further, that such waiver would be in the best interest of the Company. A transfer of shares to a person who, as a result of the transfer, would violate the ownership limitations will be void. Shares acquired or transferred in breach of the ownership limitations will be automatically converted into shares not entitled to vote or to participate in dividends or other distributions. In addition, shares acquired or transferred in breach of the ownership limitations may be purchased by the Company for the lesser of the price paid and the average closing price for the ten trading days immediately preceding redemption.

Risks of Acquisition, Development and Construction Activities


   The Company intends to acquire existing office and commercial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. In light of current conditions in the Company's target market areas, the Company anticipates that in the near future additional properties will be added to the Company's portfolio through acquisitions rather than new development and construction. Acquisitions of commercial properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected or that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate.

   The Company also intends to continue the development and construction of office and other commercial properties, in accordance with the Company's development and underwriting policies as opportunities arise in the future. Risks associated with such development and construction activities include the risk that: the Company may abandon development opportunities after expending resources to determine feasibility; construction costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the properties profitable; financing may not be available on favorable terms for development of a property; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. If any of the foregoing occurs, the Company's ability to make expected distributions to stockholders could be adversely affected. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

   The Company anticipates that future development will be financed, in whole or in part, through additional equity offerings or under lines of credit or other forms of secured or unsecured construction financing that will result in the risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms. If a project is unsuccessful, the Company's losses may exceed its investment in the project.


Real Estate Investment Risks

   General Risks. Investments of the Company are subject to the risks incident to the ownership and operation of commercial real estate generally. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Company's Properties do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, the Company's results of operations and ability to make distributions to its stockholders will be adversely affected.

   A commercial property's revenues and value may be adversely affected by a number of factors, including the national, state and local economic climate; real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties; the ability of the owner to provide adequate management, maintenance and insurance; the ability to collect all rent from tenants on a timely basis; the expense of periodically renovating, repairing and reletting spaces; and the increase of operating costs (including real estate taxes and utilities) that may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the property. If a property is mortgaged to secure the payment of indebtedness and if the Company is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.


   Tenant Defaults. Substantially all of the Company's income is derived from rental income from real property. Consequently, the Company's results of operations and ability to make expected distributions to stockholders could be adversely affected if a significant number of tenants at the Properties failed to meet their lease obligations. In the event of a default by a lessee, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. Additionally, as a significant number of the Company's tenants are in the financial services, legal and accounting businesses, the Company's results of operations and ability to make expected distributions to stockholders would be adversely affected if these industries experienced a significant reduction in workforce. At any time, a tenant of the Properties may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash available for distribution by the Company. If a tenant rejects its lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payment or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the Company will not experience significant tenant defaults in the future.

   Ground Leases. Two of the Properties are the subject of long-term ground leases. In the case of the lease on the office and retail portions of the Rowes Wharf Property, the landlord becomes the owner of the portion of the Property subject to the lease at the expiration of the term of the lease or at the earlier termination by reason of a breach of the lease by the tenant. The lease on the Rowes Wharf Property, which expires in 2065, does not contain an extension option but includes an option to purchase. The ground lease on the South Station Property expires in 2024. The landlord becomes the owner of the South Station Property at the expiration of the term of the ground lease or at the earlier termination by reason of a breach of the lease by the tenant. The Company will have the right to extend the lease for two additional 15-year terms, subject to the landlord's right to terminate such additional periods upon two years' notice and payment to the Company of certain termination payments.

   Market Illiquidity. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, provisions of the Code limit the Company's ability to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Stock.

   Operating Risks. The Properties are subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy or rental rates. The Properties are subject to increases in operating expenses such as cleaning, electricity, heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While the Company's tenants are currently obligated to pay these escalating costs, there can be no assurance that tenants will agree to pay such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet such increased expenses without decreasing occupancy rates. While the Company implements cost-saving incentive measures at each of its Properties, if any of the foregoing occurs, the Company's results of operations and its ability to make distributions to stockholders could be adversely affected.

Risk of Investment in Mortgage Debt

   The Company may invest in mortgages that are secured by existing office and commercial properties in circumstances where the Company anticipates that such investments may result in the Company's acquisition of the related properties through foreclosure proceedings or negotiated settlements. In addition to the risks associated with investments in commercial office properties, investments in mortgage indebtedness present the additional risks that the fee owners of such properties may default in payments of interest on a current basis or file for bankruptcy, which may stay the Company's foreclosure of such mortgages and receipt of payments thereunder. Under such circumstances, the Company may not realize its anticipated investment return, and may sustain losses relating to such investments.

Possible Environmental Liabilities


   The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of the Properties, the Company may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with such environmental laws could materially adversely affect the Company's results of operations and financial condition.

   Phase I environmental site assessments ("ESAs") have been conducted at all of the Properties by qualified independent environmental engineers. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Properties may be responsible and to assess the status of environmental regulatory compliance. The ESAs have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse affect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability or concerns. Nevertheless, it is possible that these ESAs did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which the Company is currently unaware.


   The Company has not been notified by any governmental authority, and has no other knowledge of, any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its Properties except as previously disclosed in documents incorporated herein by reference or as noted below.

   New England Executive Park Portfolio. Site assessments at the New England Executive Park Portfolio have identified the presence of trichloroethylene in the groundwater at one monitoring well on the northern perimeter of the property. The groundwater beneath the property flows into an aquifer, which supplies drinking water to the Town of Burlington. The concentrations that have been discovered at the property to date are slightly above the standards established for trichloroethylene in areas contributing to drinking water supplies and, as a result, must be reported to the Massachusetts Department of Environmental Protection (the "DEP"). The owner of the property to the north of the New England Executive Park Portfolio, which is upgradient of the New England Executive Park Portfolio, has filed with the DEP indicating the presence of trichloroethylene in the groundwater of such property. Prior to the Company's acquisition of the property, the present owner of the New England Executive Park Portfolio will file with the DEP to establish the property's "Downgradient Property Status" under applicable regulations, indicating that the property is not a source of the trichloroethylene contamination that has been identified. The DEP has stated that its policy is not to require downgradient property owners to perform remediation under these circumstances. In addition, the Town of Burlington has allocated funds for, and is in the process of constructing, a groundwater treatment facility at its drinking water supply that draws from the subject aquifer. The Company has been advised that such treatment facility has the capacity to treat any contaminants which may be derived from the groundwater passing beneath the New England Executive Park Portfolio. The Town's water treatment facility and the present policy of the DEP with respect to downgradient property owners do not relieve the Company of potential liability for the presence of the identified trichloroethylene, although the Company does not believe that any such liability would have a material adverse effect on the Company.

   245 First Street. Site assessments performed at 245 First Street have identified the presence of oil in one soil sample taken at the property in an amount that slightly exceeds the concentration that requires reporting to the DEP. Based on these site assessments, however, an environmental consultant has advised the Company that applicable regulatory requirements can be satisfied without the need to perform any remediation at the property. As the owner of the property, the Company could be held liable for costs associated with the contamination that has been identified, although the Company does not believe that such costs would have a material adverse effect on the Company.

Risks of Investments in Subsidiaries

   The capital stock of each of Beacon Property Management Corporation, Beacon Construction Company, Inc. and Beacon Design Corporation (collectively, the "Subsidiary Corporations") is divided into two classes: voting and nonvoting common stock. Of the voting common stock, 99% is held by officers and/or directors of such Subsidiary Corporations (each of whom, as of the date of this Prospectus Supplement, is also an officer and/or director of the Company) and 1% is held by the Operating Partnership. Of the nonvoting common stock, 100% is held by the Operating Partnership. Management's 99% voting common stock represents 1% of the economic interests in each of the Subsidiary Corporations. Members of each Subsidiary Corporation's management, as the holders of 99% of the voting common stock, retain the ability to elect the board of directors of each of the Subsidiary Corporations. Although the nonvoting common stock and the voting common stock of each of the Subsidiary Corporations held by the Company represents 99% of the economic interests in such corporations, the Company is not able to elect directors. Its ability to influence the day-to-day decisions affecting these corporations may therefore be limited. As a result, the board of directors and management of each of the Subsidiary Corporations may implement business policies or decisions that would not have been implemented by persons controlled by the Company, and that are adverse to the interests of the Company or that could adversely impact the Company's results of operations. The bylaws of each of the Subsidiary Corporations require that the voting common stock in such Subsidiary Corporation be held by officers of such Subsidiary Corporation at all times and require holders of voting common stock to enter into an agreement to that effect.

Effect of Market Interest Rates on Price of Common Stock

   One of the factors that will influence the market price of the Common Stock in public markets is the annual yield on the price paid for shares of Common Stock from distributions by the Company. An increase in market interest rates may lead prospective purchasers of the Common Stock to demand a higher annual yield from future distributions. Such an increase in the required distributions yield may adversely affect the market price of the Common Stock.

                                 THE COMPANY

General


   The Company is a self-administered and self-managed REIT which owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago and Washington, D.C., as well as commercial real estate development, construction, acquisition, leasing and management businesses. Class A office properties generally are considered to be those that have excellent locations and access, attract high quality tenants, are well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. The Properties comprise approximately 12.2 million rentable square feet in the aggregate and, as of September 30, 1996, were approximately 95% leased with over 900 tenants.

   The Company is currently experiencing a period of rapid growth. Upon completion of the Pending Acquisitions, the Company will have invested nearly
$1 billion in office properties since January 1996, increasing its interests in real estate by over 177%. The Company has entered into contracts to acquire the Pending Acquisitions comprised of eleven office buildings encompassing approximately 1.6 million additional rentable square feet located in suburban Boston; Cambridge, Massachusetts; and suburban Los Angeles, California for aggregate consideration of approximately $270 million. If all of the Pending Acquisitions are consummated, the Company will own or have an interest in 81 income producing commercial properties encompassing approximately 13.8 million rentable square feet, approximately 73% of which will be located in suburban office markets and approximately 27% of which will be located in downtown office markets, primarily in Boston. Assuming the consummation of all of the Pending Acquisitions, the Company will have a total market capitalization of approximately $2.0 billion.

   The Company's executive offices are located at 50 Rowes Wharf in Boston, Massachusetts 02110 and its telephone number at that location is (617) 330-1400.

                             RECENT DEVELOPMENTS

Recent Acquisitions

   Rosslyn, Virginia Portfolio. In October 1996, the Company acquired the Rosslyn, Virginia Portfolio for aggregate consideration of approximately $99 million in cash. The Company intends to invest approximately $3.1 million in capital improvements in the Rosslyn, Virginia Portfolio over the next three years, including upgrades to parking garages and various interior spaces of the Property. The Company estimates that the aggregate purchase price for the Rosslyn, Virginia Portfolio is approximately 70% of replacement cost.

   The Rosslyn, Virginia Portfolio consists of (i) a 19-story office building located at 1300 North 17th Street built in 1980 comprising approximately 373,000 square feet and (ii) a 19-story office building located at 1616 North Ft. Myer Drive built in 1974 comprising approximately 293,000 square feet. Major tenants in the Rosslyn, Virginia Portfolio include the American Red Cross (approximately 75,000 square feet) and Price Waterhouse (approximately 74,000 square feet). The aggregate occupancy rate of the Rosslyn, Virginia Portfolio as of September 30, 1996 was approximately 97%.

   The Rosslyn, Virginia Portfolio is located in the Rosslyn-Ballston Corridor submarket of the Arlington County, Virginia Market. According to Grubb & Ellis, the Arlington County, Virginia Market had an overall vacancy rate of 3.6% as of September 30, 1996, and the Rosslyn-Ballston Corridor submarket had a vacancy rate of 6.0% for the same period. Grubb & Ellis also reports that the Rosslyn-Ballston Corridor submarket experienced Net Absorption of approximately 145,000 square feet for the first nine months of 1996. For a description of the Arlington County, Virginia Market, see "Properties and Pending Acquisitions."

Pending Acquisitions

   The Company has entered into contracts to purchase the Pending Acquisitions for aggregate consideration of approximately $270 million. The Company currently expects to complete the purchase of the Pending Acquisitions during the fourth quarter of 1996. However, the purchase of each of the Pending Acquisitions is subject to various closing conditions, including, but not limited to, satisfactory completion of the

Company's due diligence. Accordingly, no assurances can be made that the Company will acquire any or all of the Pending Acquisitions.

   In addition to the Pending Acquisitions, as part of its ongoing business, the Company continually engages in discussions with public and private real estate entities regarding possible portfolio or single asset acquisitions in various major metropolitan areas. No assurances can be made that the Company will acquire any of the property opportunities currently under review.

   The following describes each of the Pending Acquisitions.

   Greater Boston Suburban Office Market

   New England Executive Park Portfolio. In November 1996, the Company entered into a contract to acquire a portfolio of office properties located in Burlington (suburban Boston), Massachusetts. The New England Executive Park Portfolio consists of nine of the thirteen buildings located in the New England Executive Park; the remaining four are owner-occupied. The purchase price of the New England Executive Park Portfolio is payable in two installments, approximately $75 million will be paid at the closing of the acquisition with an additional $17 million payable on November 30, 1998, contingent upon meeting conditions regarding occupancy or rental income levels at the property in 1998. Assuming the Company becomes obligated to pay the $17 million contingent payment, such payment shall be made, at the seller's option, in either cash or shares of Common Stock. In addition, under limited circumstances, the seller has an option to reacquire the property, if the conditions are not met. The Company estimates that the aggregate purchase price for the New England Executive Park Portfolio, including the $17 million contingent payment, is approximately 60% of replacement cost. Following the consummation of the acquisition, the Company intends to invest approximately $1.5 million in capital improvements in the New England Executive Park Portfolio over the next three years, including roofs and upgrades to mechanical systems.

   The New England Executive Park Portfolio consists of nine office buildings comprising an aggregate of approximately 817,000 square feet. The buildings range in size from approximately 43,000 square feet to approximately 218,000 square feet and were developed between 1970 and 1985. Major tenants in the New England Executive Park Portfolio include the Federal Aviation Administration (approximately 114,000 square feet), Cayenne (approximately 63,000 square feet), Siemens Business Communications Systems, Inc. (approximately 51,000 square feet) and Sun Microsystems, Inc. (approximately 44,000 square feet). The aggregate occupancy rate for the New England Executive Park Portfolio as of September 30, 1996 was approximately 98%.

   Based upon recent leasing activity at the New England Executive Park Portfolio and the Company's knowledge of market conditions, the Company believes that the existing rental rates at the property are approximately $5 to $6 per square foot below current market rates. Approximately 41% of the leases in the New England Executive Park Portfolio expire in 1997, and an additional 18% of the leases at the property expire in 1998. The Company believes that it could experience an increase in net operating income from the New England Executive Park Portfolio of up to approximately $2.8 million if such leases are renewed, or new leases are made, at existing market rates. No assurances can be given that such rental rates or increases in net operating income will be achieved. In addition, the Company expects to incur certain tenant improvement costs and leasing commissions in connection with the releasing of this space.

   The New England Executive Park Portfolio is located in the Northwest submarket of the Greater Boston Suburban Office Market. According to Spaulding & Slye, the entire Greater Boston Suburban Office Market had an overall vacancy rate of 5.5% as of September 30, 1996, while the Northwest submarket had a vacancy rate of 4.3% for the same period. Spaulding & Slye also reports that the Northwest submarket experienced Net Absorption of approximately 600,000 square feet for the first nine months of 1996. The Company believes that the Greater Boston Suburban Office Market possesses attractive market fundamentals, as evidenced by the creation of approximately 20,000 office-using jobs in the Boston metropolitan area during the twelve months ended June 30, 1996, according to the U.S. Bureau of Labor Statistics. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

   Cambridge Office Market

   245 First Street. In October 1996, the Company entered into a contract to acquire 245 First Street located in Cambridge, Massachusetts for aggregate consideration of approximately $45 million in cash, approximately 90% of replacement cost.

   The 245 First Street property contains approximately 263,000 square feet and consists of (i) Riverview I, a six-story office building renovated in 1986 and comprising approximately 109,000 square feet and (ii) Riverview II, an 18-story structure built in 1985 comprising approximately 148,000 square feet. Riverview I and Riverview II are connected by a four-story atrium comprising approximately 6,000 square feet. Major tenants at 245 First Street include Open Market, Inc. (approximately 81,000 square feet) and Softkey International, Inc. (approximately 71,000 square feet). Softkey and certain other tenants sublease their space from Mellon Bank who leases approximately 148,000 square feet of the property. As of September 30, 1996, the occupancy rate for 245 First Street was 100%.

   The 245 First Street property is located in the East Cambridge submarket of the Cambridge Office Market. According to Spaulding & Slye, the Cambridge Office Market had an overall vacancy rate of 1.1% as of September 30, 1996 and experienced Net Absorption of approximately 200,000 square feet for the first nine months of 1996. The East Cambridge submarket had a vacancy rate of 1.2% as of September 30, 1996. For a description of the Cambridge Office Market, see "Properties and Pending Acquisitions."

   West Los Angeles Office Market

   10960 Wilshire Boulevard. In October 1996, the Company entered into a contract to acquire 10960 Wilshire Boulevard located in Westwood, California. The 10960 Wilshire Boulevard acquisition will represent the Company's first strategic acquisition in California. In connection with its continuing analysis of major office markets and investment opportunities, the Company has determined that the Los Angeles metropolitan area possesses attractive market fundamentals, including growth in office-using employment. According to the U.S. Bureau of Labor Statistics, during the twelve months ended June 30, 1996, approximately 51,000 office-using jobs were created in the Los Angeles metropolitan area, primarily in the entertainment, export/import, healthcare, telecommunications and aerospace industries. The Company has further determined that the Westwood submarket of the West Los Angeles Office Market is particularly attractive due to limited prospects for future supply of office space. The Westwood submarket has significant constraints on development including the limitation of new development to 1.5 floor-area-ratio with five-story height limitations. Additionally, limited sites are available for development in the Westwood submarket, and the Company believes that existing rental rates in this market do not currently justify the cost of new construction.

   The Company will acquire 10960 Wilshire Boulevard for aggregate consideration of approximately $133 million in cash, approximately 80% of replacement cost. Following the consummation of the acquisition, the Company intends to invest approximately $1.8 million in capital improvements in the property.

   The 10960 Wilshire Boulevard property was built in 1971 and has undergone approximately $39 million of capital improvements since 1992. The property consists of approximately 544,000 square feet in a 23-story office building. This property is one of the largest buildings in the Westwood submarket of the West Los Angeles Office Market and given the current constraints on development described above, this property cannot be duplicated in its market. The property is located near Interstates 405 and 10 with easy access to other West Los Angeles markets, downtown, the San Fernando Valley and the Los Angeles airport. In addition, the property, which meets current earthquake construction codes, is located in a business district, adjacent to other Class A office buildings, Westwood Village, a retail area, and the UCLA campus. Major tenants in 10960 Wilshire Boulevard include Saban Entertainment, Inc. (approximately 111,000 square feet), Philips Interactive Media of America, Inc. (approximately 95,000 square feet), BBDO Worldwide, Inc. (approximately 48,000 square feet) and Saltzburg, Ray & Bergman (approximately 31,000 square feet). The Company currently intends to retain the existing property manager of 10960 Wilshire Boulevard following the consummation of the acquisition to facilitate the leasing and management of the property. As of September 30, 1996, the occupancy rate for 10960 Wilshire Boulevard was approximately 89%.

   According to CB Commercial, the entire West Los Angeles Office Market (consisting of approximately 37 million square feet) had an overall vacancy rate of 13.4% as of September 30, 1996, while the Westwood submarket (consisting of approximately 3.2 million square feet) experienced a vacancy rate of 10.3% for the same period. CB Commercial also reports that the Westwood submarket experienced Net Absorption of approximately 70,000 square feet in the first nine months of 1996. For a description of the West Los Angeles Office Market, see "Properties and Pending Acquisitions."

   Based upon recent leasing activity at 10960 Wilshire Boulevard, the Company believes that the existing rental rates at this property are approximately $6 per square foot below current market rates. Approximately 5% of the leases at the 10960 Wilshire Boulevard property expire in 1997 and 1998, and an additional 35% of the leases at the property expire in 1999 through 2001. In addition, approximately 57,000 square feet at the property is currently available for occupancy. The Company expects to incur certain tenant improvement costs and leasing commissions in connection with the releasing of this space. The Company expects that the net operating income generated by the property will increase as current leases are renewed, and new leases are made, at market rates, although no assurances can be made in this regard.

Capitalization Rates

   The following table sets forth the Capitalization Rates for the Rosslyn, Virginia Portfolio and the Pending Acquisitions. The Capitalization Rates are calculated by dividing (a) the expected net operating income (including the effect of any straight-line rents) generated by the property based upon annualized revenues from signed leases in place at the property as of September 30, 1996 by (b) the consideration paid for the property, including any expected capital improvements.


                                Expected                         Expected
      Property/Pending       Net Operating   Consideration    Capitalization
Acquisition                      Income           Paid             Rate
--------------------------- --------------- ---------------  ----------------
                               (millions)      (millions)
Rsslyn, Virginia Portfolio
 (1)                             $11.5           $102.2            11.3%
New England Executive Park
  Portfolio (2)                    8.7             76.5            11.4%
245 First Street                   5.6             45.0            12.4%
10960 Wilshire Boulevard
  (3)                             11.1            134.8             8.2%
                                 -----           ------            ----
Total/Weighted Average           $36.9           $358.5            10.3%
                                 =====           ======            ====


------------

(1) Net operating income includes approximately $600,000 of straight-line rents and consideration includes approximately $3.1 million of expected non-recurring capital improvements.

(2) Net operating income includes approximately $150,000 of straight-line rents and consideration includes approximately $1.5 million of expected non-recurring capital improvements. The consideration could increase by $17 million in November 1998, as discussed above. Assuming the Company achieves the $2.8 million increase in net operating income discussed above and further assuming the Company becomes obligated to pay the additional $17 million of consideration in November 1998, the Capitalization Rate will increase to 12.3%; however, no assurances can be made in this regard.

(3) Net operating income includes approximately $2.2 million of straight line rents and consideration includes approximately $1.8 million of expected non-recurring capital improvements. As discussed above, the Company expects that net operating income will increase as vacant space is leased and as current leases are renewed, or new leases made, at market rates, however, no assurances can be made in this regard.

Other Developments

   Perimeter Center Portfolio Management. Effective January 1, 1997, the Company, through Beacon Property Management, L.P., will assume all property management and leasing responsibility for the Perimeter Center Portfolio. The Company acquired the Perimeter Center Portfolio in February 1996. Since the acquisition, Beacon Property Management, L.P. has managed the Property and Taylor & Mathis, Inc., the manager of the Property prior to the Company's acquisition of it, has acted as submanager.

   Crosby Corporate Center. The Company has substantially completed a $16 million redevelopment of Crosby Corporate Center, repositioning the Property from research/development space to a Class A suburban office park. As of September 30, 1996, Crosby Corporate Center was approximately 88% leased. Additionally, the Company has entered into an agreement to acquire a 29-acre parcel of land adjacent to the Crosby Corporate Center. This parcel has approximately 250,000 square feet of building capacity, and the Company expects that development of a significant portion of the land could commence in early 1997, although no assurances can be made in this regard. The Company believes that demand for office space in the Northwest submarket of the Greater Boston Suburban Office Market (the location of the Crosby Corporate Center) will continue as several major tenants at the Property experience substantial growth. No assurances can be made that such increased demand will occur. For a description of the Greater Boston Suburban Office Market, see "Properties and Pending Acquisitions."

   Expansion of Board of Directors. Effective January 1, 1997, the Board of Directors of the Company will be expanded from seven to nine members, with Dale F. Frey and Lionel P. Fortin becoming Directors. Mr. Frey is President and Chairman of General Electric Investment Corporation and Vice President of General Electric Company. Mr. Fortin currently serves as Senior Vice President and Chief Operating Officer of the Company.

Compensation Developments

   In October 1996, the Company adopted the 1996 Non-Qualified Stock Option Plan (the "1996 Plan"), which provides for the granting of options to purchase up to an aggregate of 750,000 shares of Common Stock to all employees other than the senior executive officers of the Company. As part of its analysis of compensation, the Compensation Committee of the Company has determined to grant options to purchase the entire 750,000 shares of Common Stock available under the 1996 Plan during November 1996. Additionally, the Compensation Committee has also determined to grant options to purchase an additional approximately 1,100,000 shares of Common Stock pursuant to the Company's 1994 Stock Option Plan. These additional grants are also expected to occur during November 1996.

                     PROPERTIES AND PENDING ACQUISITIONS


   The Company owns a portfolio of Class A office properties and other commercial properties located in major metropolitan areas, including Boston, Atlanta, Chicago and Washington, D.C. The Properties encompass approximately
12.2 million rentable square feet. Class A office properties generally are considered to have excellent locations and access, attract high quality tenants, be well maintained and professionally managed and achieve among the highest rent, occupancy and tenant retention rates within their markets.



The Downtown Boston Office Market

Market Information


   According to Spaulding & Slye, as of September 1996, there were approximately 48 million square feet of private sector office space in the Downtown Boston Office Market. The following table sets forth the vacancy rates for the Downtown Boston Office Market from 1991 through September 1996.



 Period           Vacancy Rate
 --------------- ---------------
1991                  18.4%
1992                  15.9%
1993                  16.3%
1994                  12.1%
1995                  11.5%
September 1996         6.0%(a)


-------------

(a) For periods prior to 1996, Spaulding & Slye calculated vacancy rate (or available space) as space actively marketed for immediate or future occupancy, including space available for sublet. For periods beginning in 1996, Spaulding & Slye also calculates vacancy rate as space available for immediate occupancy. Under the original definition, the vacancy rate (or available space) in September 1996 would have been 9.6%.

Source: Spaulding & Slye Office Market Reports 1990 through September 1996.


   Spaulding & Slye reports that Net Absorption in 1995 was 400,000 square feet and 1.9 million square feet in 1994. This significant amount of Net Absorption is largely due to growth in the financial services, publishing and legal sections, together with the relocation of certain federal government groups.

Property Descriptions

   The following chart describes each of the Company's Properties located in the Downtown Boston Office Market.

                    Year Built/   Rentable Area    No. of    Company's %
Property             Renovated    in Square Feet  Stories     Ownership       Parking
------------------ ------------- ---------------  --------- -------------  ---------------
75-101 Federal
  Street             1985-1988        812,000        (a)          (b)     (c)
One Post Office
  Square                  1981        764,129        41           50%(d)  375-car garage
Center Plaza         1966-1969        649,359         9           (e)     575-car garage
150 Federal Street        1988        530,279        28          100%     285-car garage
Rowes Wharf               1987        344,326        15           (f)     550-car garage
Russia Wharf         1978-1982        314,596        (g)         100%     146 spaces
2 Oliver
  Street-147 Milk
  Street             1982-1988        271,000        (h)         100%     None
175 Federal Street        1977        203,349        17          100%     None
South Station             1988        148,591         5           (i)     (j)
                                 ---------------
    Total                           4,037,629
                                 ===============

------------

(a) 75 Federal Street is a 21-story building and 101 Federal Street is a 31-story building.

(b) The Company holds approximately 51.6% of the common stock of BeaMetFed, Inc., a private REIT that holds the fee title to 75-101 Federal Street.

(c) 101 Federal Street has a 195-car garage.

(d) One Post Office Square is owned by a joint venture between Equitable and the Company. The Company has a 50% interest in and is the managing venturer of this joint venture.

(e) The Company holds a 1% general partner interest, a 75% limited partner interest and an option to purchase the remaining 24% limited partner interest in the partnership that owns the Center Plaza Property.


(f) The Company holds a 90% limited partner interest in Rowes Wharf Limited Partnership ("RWLP"). RWLP and Equitable each hold a 50% general partner interest in Rowes Wharf Associates ("RWA"), the partnership that owns the hotel space and leases the office and retail space at the Rowes Wharf Property. Through its interest in RWLP, the Company owns a 45% indirect limited partner interest in RWA. The general partner of RWLP, has the authority to mortgage or sell all of RWLP's interest in Rowes Wharf without the Company's consent.

(g) Russia Wharf is a complex of three seven-story buildings.

(h) 2 Oliver Street is an 11-story building and 147 Milk Street is a 10-story building.

(i) The Company owns 100% of a ground leasehold in this Property.

(j) A 600-car garage is under construction by the Massachusetts Bay Transportation Authority.



Base Rents and Net Effective Rents

   The following charts set forth the average annual Base Rent (as defined below) and the average annual Net Effective Rent (as defined below) per square foot for each of the Company's Properties in the Downtown Boston Office Market. Base Rent is gross rent excluding payments by tenants on account of real estate tax and operating expense escalation. Net Effective Rent is Base Rent adjusted on a straight-line basis for contractual rent step-ups and free rent periods, plus tenant payments on account of real estate tax and operating expense escalation, less total operating expenses and real estate taxes.

                                    Average Annual Base Rents
                    ----------------------------------------------------------
                                                                      As of
Property             1991      1992      1993     1994      1995     9/30/96
------------------  --------  -------- --------  --------  ------   ---------
                                        (per square foot)
175 Federal Street  $12.98    $14.81    $17.79   $21.15    $23.82    $24.73
One Post Office
  Square             24.78     22.41     21.85    22.99     23.55     24.02
South Station        28.94     28.51     28.51    27.24     28.26     28.70
Center Plaza         21.27     19.65     21.40    22.98     22.95     22.44
Rowes Wharf          36.06     30.87     30.04    30.39     30.87     30.42
150 Federal Street   25.58     21.20     23.88    24.25     24.67     24.98
Russia Wharf(a)         --        --        --       --     12.53     13.77
75-101 Federal
  Street(a)             --        --        --       --     28.00     29.76
2 Oliver Street(a)      --        --        --       --     16.46     16.63
                    --------  -------- --------  --------  ------    ------
    Weighted
  Average           $25.04    $22.38    $23.30   $24.34    $23.75    $24.52
                    ========  ======== ========  ========  ======    ======

------------

(a) Russia Wharf, 75-101 Federal Street and 2 Oliver Street were acquired by the Company subsequent to its initial public offering in May 1994 (the "Initial Offering") and, consequently, information prior to the date of acquisition is unavailable.

                               Average Annual Net Effective Rents
                    ----------------------------------------------------------
                                                                      As of
Property             1991      1992      1993     1994      1995     9/30/96
------------------  --------  -------- --------  --------  ------   ---------
                                        (per square foot)
175 Federal Street  $  9.88   $12.40    $13.03   $13.97    $15.40    $16.42
One Post Office
  Square             17.87     14.47     14.32    15.01     15.03     15.00
South Station        17.24     14.56     15.87    18.16     20.05     20.75
Center Plaza          3.80      5.61      9.79    13.27     13.18     12.40
Rowes Wharf          22.15     14.26     15.45    17.65     18.22     17.94
150 Federal Street   20.17     17.51     19.99    20.95     21.14     21.23
Russia Wharf(a)         --        --        --       --      7.86      7.88
75-101 Federal
  Street(a)             --        --        --       --     19.10     19.36
2 Oliver Street(a)      --        --        --       --     11.53     11.62
                    --------  -------- --------  --------  ------    ------
    Weighted
  Average           $15.20    $13.16    $14.77   $16.22    $15.78    $16.04
                    ========  ======== ========  ========  ======    ======

------------
(a) Russia Wharf, 75-101 Federal Street and 2 Oliver Street were acquired by the Company subsequent to the Initial Offering and, consequently, information prior to the date of acquisition is unavailable.

Occupancy Rates

   The following chart sets forth the occupancy rate, expressed as a percentage, for each of the Company's Properties in the Downtown Boston Office Market.

                                        Occupancy Rate
                   ---------------------------------------------------------
                                                                    As of
Property             1991     1992      1993     1994     1995     9/30/96
------------------  -------- -------- --------  -------- -------- ----------
175 Federal Street    94%      100%     100%      94%       84%       94%
One Post Office
  Square              95%       93%      95%      97%       99%       99%
South Station         94%       96%      98%     100%      100%      100%
Center Plaza          71%       73%      76%      84%       91%       92%
Rowes Wharf           96%       91%      92%      96%       98%       98%
150 Federal Street    68%       98%      99%      98%       99%       99%
Russia Wharf(a)       --        --       --       --        94%      100%
75-101 Federal
  Street(a)           --        --       --       --        93%       94%
2 Oliver Street(a)    --        --       --       --        93%       92%
                    -------- -------- --------  -------- -------- ----------
    Weighted
  Average             84%       90%      91%      94%       95%       96%
                    ======== ======== ========  ======== ======== ==========

------------

(a) Russia Wharf, 75-101 Federal Street and 2 Oliver Street were acquired by the Company subsequent to the Initial Offering and, consequently, information prior to the date of acquisition is unavailable.

Lease Expirations

   The following table sets forth lease expirations (in square feet) for each of the Company's Properties in the Downtown Boston Office Market.

                                      Lease Expirations--Downtown Boston Office Market
                             --------------------------------------------------------------------
                                                10/1/96
                                                  to
Property                                       12/31/96       1997         1998          1999
---------------------------                  ------------ ------------ ------------  ------------
175 Federal Street          square feet (a)        6,009        3,610         4,775               0
                            % sq. ft. (b)            3.0%         1.8%          2.3%            0.0%
                            annual rent (c)   $  117,783   $   91,728   $   201,745     $         0
                            psf (d)           $    19.60   $    25.41   $     42.25(f)  $      0.00
                            tenants (e)                2            1             1               0
Center Plaza                square feet (a)        8,222       78,990        87,916          36,643
                            % sq. ft. (b)            1.3%        12.2%         13.5%            5.6%
                            annual rent (c)   $  124,885   $2,071,608   $ 1,988,577     $   780,423
                            psf (d)           $    15.19   $    26.23   $     22.62     $     21.30
                            tenants (e)                5            8             7               9
One Post Office Square      square feet (a)       23,424       38,051        32,702          32,302
                            % sq. ft. (b)            3.1%         5.0%          4.3%            4.2%
                            annual rent (c)   $  776,983   $1,119,515   $   878,171     $   928,409
                            psf (d)           $    33.17   $    29.42   $     26.85     $     28.74
                            tenants (e)                2            8             6              11
South Station (g)           square feet (a)          410        1,086        11,541           1,401
                            % sq. ft. (b)            0.3%         0.7%          7.8%            0.9%
                            annual rent (c)   $   72,623   $  113,935   $ 1,065,930     $   391,925
                            psf (d)           $   177.13   $   104.91   $     92.36     $    279.75
                            tenants (e)                3            2             2               4
Rowes Wharf                 square feet (a)        3,029       66,191       121,332          39,102
                            % sq. ft. (b)            0.9%        19.2%         35.2%           11.4%
                            annual rent (c)   $   73,641   $1,719,194   $ 4,215,221     $ 1,224,229
                            psf (d)           $    24.31   $    25.97   $     34.74     $     31.31
                            tenants (e)                1            5             9               7
150 Federal Street          square feet (a)        6,084       12,458         2,855          77,355
                            % sq. ft. (b)            1.1%         2.3%          0.5%           14.6%
                            annual rent (c)   $  152,118   $  279,204   $    98,214     $ 1,172,307
                            psf (d)           $    25.00   $    22.41   $     34.40     $     15.15
                            tenants (e)                3            2             2               2
Russia Wharf                square feet (a)        6,106       60,773        34,028          65,854
                            % sq. ft. (b)            2.0%        19.5%         10.9%           21.2%
                            annual rent (c)   $   83,330   $  847,496   $   534,727     $   993,244
                            psf (d)           $    13.65   $    13.95   $     15.71     $     15.08
                            tenants (e)                1           13             7               6
75 Federal Street           square feet (a)       33,447        3,567        43,757          53,476
                            % sq. ft. (b)           13.2%         1.4%         17.3%           21.1%
                            annual rent (c)   $  833,181   $   66,780   $ 1,139,304     $ 1,659,858
                            psf (d)           $    24.91   $    18.72   $     26.04     $     31.04
                            tenants (e)                6            1            11               7
101 Federal Street          square feet (a)       10,292       74,217       116,792         100,831
                            % sq. ft. (b)            1.8%        13.3%         20.9%           18.0%
                            annual rent (c)   $  203,047   $2,007,590   $ 4,028,823     $ 3,723,712
                            psf (d)           $    19.73   $    27.05   $     34.50     $     36.93
                            tenants (e)                1            5             8               9
2 Oliver Street             square feet (a)       18,631       36,851        15,287          37,802
                            % sq. ft. (b)            6.9%        13.7%          5.7%           14.0%
                            annual rent (c)   $  339,100   $  602,347   $   292,758     $   626,542
                            psf (d)           $    18.20   $    16.35   $     19.15     $     16.57
                            tenants (e)                3           10             8               9
                                             ------------ ------------ ------------     ------------
TOTAL                       square feet (a)      115,654      375,794       470,985         444,766
                            % sq. ft. (b)            2.9%         9.3%         11.7%           11.0%
                            annual rent (c)   $2,776,691   $8,919,397   $14,443,471     $11,500,649
                            psf (d)           $    24.01   $    23.73   $     30.67     $     25.86
                            tenants (e)               27           55            61              64

                                                                                               2005 &
Property                        2000        2001         2002         2003         2004        beyond
--------------------------- ----------- ------------ ------------ ------------ ------------  ------------
175 Federal Street               33,484       25,294       66,306           0        6,793        45,482
                                   16.5%        12.4%        32.6%        0.0%         3.3%         22.4%
                             $  803,228  $   659,961  $ 2,242,683  $        0   $  176,618   $ 1,426,193
                             $    23.99  $     26.09  $     33.82  $     0.00   $    26.00   $     31.36
                                      8            4            2           0            1             1
Center Plaza                     96,244       50,791       15,656     128,201       40,035        57,235
                                   14.8%         7.8%         2.4%       19.7%         6.2%          8.8%
                             $2,341,012  $ 1,291,605  $   506,492  $3,531,104   $1,108,376   $ 1,584,854
                             $    24.32  $     25.43  $     32.35  $    27.54   $    27.69   $     27.69
                                     12            8            4           2            4             6
One Post Office Square           33,536      425,162            0       8,673            0       164,434
                                    4.4%        55.6%         0.0%        1.1%         0.0%         21.5%
                             $1,001,692  $12,467,208  $         0  $  314,917   $        0   $ 4,372,464
                             $    29.87  $     29.32  $      0.00  $    36.31   $     0.00   $     26.59
                                      6            4            0           1            0             2
South Station (g)                 2,373          105      125,999         500        2,410           725
                                    1.6%         0.1%        84.8%        0.3%         1.6%          0.5%
                             $  325,685  $    20,721  $ 4,326,715  $   81,980   $  429,037   $   100,050
                             $   137.25  $    197.34  $     34.34  $   163.96   $   178.02   $    138.00
                                      5            1            5           1            3             1
Rowes Wharf                      15,569       10,356       75,362           0        5,280             0
                                    4.5%         3.0%        21.9%        0.0%         1.5%          0.0%
                             $  513,086  $   308,983  $ 2,983,590  $        0   $  116,096   $         0
                             $    32.96  $     29.84  $     39.59  $     0.00   $    21.99   $      0.00
                                      4            2            2           0            1             0
150 Federal Street               44,562       11,119      183,239           0            0       186,437
                                    8.4%         2.1%        34.6%        0.0%         0.0%         35.2%
                             $1,505,946  $   282,846  $ 5,143,936  $        0   $        0   $ 7,317,652
                             $    33.79  $     25.44  $     28.07  $     0.00   $     0.00   $     39.25
                                      7            2            3           0            0             1
Russia Wharf                     84,205       14,895        7,590       5,782        1,835        30,773
                                   27.1%         4.8%         2.4%        1.9%         0.6%          9.9%
                             $1,326,625  $   259,034  $   121,440  $  103,498   $   27,905   $   566,128
                             $    15.75  $     17.39  $     16.00  $    17.90   $    15.21   $     18.40
                                      9            4            1           1            2             1
75 Federal Street                39,339       20,603            0      22,630            0             0
                                   15.5%         8.1%         0.0%        8.9%         0.0%          0.0%
                             $  895,715  $   394,592  $         0  $  623,270   $        0   $         0
                             $    22.77  $     19.15  $      0.00  $    27.54   $     0.00   $      0.00
                                      5            3            0           2            0             0
101 Federal Street                6,475      112,763       19,310           0       77,794        31,394
                                    1.2%        20.1%         3.4%        0.0%        13.9%          5.6%
                             $  198,808  $ 5,084,995  $   473,925  $        0   $1,989,684   $   942,527
                             $    30.70  $     45.09  $     24.54  $     0.00   $    25.58   $     30.02
                                      3            4            1           0            1             2
2 Oliver Street                  50,960       12,946        1,750       6,155            0        68,205
                                   18.9%         4.8%         0.6%        2.3%         0.0%         25.3%
                             $1,012,749  $   240,736  $    32,375  $  104,635   $        0   $ 2,138,679
                             $    19.87  $     18.60  $     18.50  $    17.00   $     0.00   $     31.36
                                     10            4            1           1            0             2
                            ----------- ------------ ------------ ------------ ------------  ------------
TOTAL                           406,747      684,034      495,212     171,941      134,147       584,685
                                   10.1%        17.0%        12.3%        4.3%         3.3%         14.5%
                             $9,924,545  $21,010,682  $15,831,158  $4,759,403   $3,847,716   $18,448,547
                             $    24.40  $     30.72  $     31.97  $    27.68   $    28.68   $     31.55
                                     69           36           19           8           12            16

------------
(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1995 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose lease will expire

(f) Lease expirations reflect retail tenants only for 1998.

(g) Lease expirations reflect retail tenants only for 1996 through 2001 and 2003 and beyond.

The Greater Boston Suburban Office Market

Market Information


   As of September 1996, there were approximately 45.1 million square feet of private sector office space in the Greater Boston Suburban Office Market. Of the ten Properties located in the Greater Boston Suburban Office Market, eight are located in the Route 128/Mass. Pike submarket, one (Westwood Business Centre) is located in the South submarket and one (Crosby Corporate Center) is located in the Northwest submarket. The New England Executive Park Portfolio, a Pending Acquisition, is located in the Northwest submarket. The following tables set forth the vacancy rates for the Route 128/Mass. Pike, South, and Northwest submarkets from December 1991 through September 1996.



        Route 128/
   Mass. Pike Submarket        South Submarket        Northwest Submarket
-------------------------  ----------------------- ------------------------
   Date     Vacancy Rate    Date    Vacancy Rate     Date    Vacancy Rate
--------- ---------------  ------- ---------------  ------- ---------------
12/91           18.5%       12/91       17.4%       12/91        23.1%
12/92           18.5%       12/92       13.5%       12/92        21.7%
12/93           11.6%       12/93       12.3%       12/93        18.0%
12/94           10.6%       12/94        9.4%       12/94        16.2%
12/95            9.6%       12/95        9.2%       12/95        13.7%
9/96             2.0%(a)     9/96        6.4%(a)     9/96         4.3%(a)

------------


(a) For periods prior to 1996, Spaulding & Slye calculated vacancy rate (or available space) as space actively marketed for immediate or future occupancy, including space available for sublet. For periods beginning in 1996, Spaulding & Slye also calculates vacancy rate as space available for immediate occupancy. Under the original definition, the vacancy rate (or available space) in September 1996 in the Route 128/Mass. Pike, South and Northwest Submarkets would have been 4.3%, 9.0% and 5.1%, respectively.

Source: Spaulding & Slye Office Market Reports 1990 through September 1996.

   Spaulding & Slye reports that Net Absorption for the Route 128/Mass. Pike submarket was 100,000 square feet in both 1995 and 1994. For the South submarket, Spaulding & Slye reports that Net Absorption was 100,000 square feet in 1995 and 300,000 square feet in 1994. In the Northwest submarket, Spaulding & Slye reports Net Absorption for 1995 and 1994 of 300,000 square feet and 100,000 square feet, respectively.

Property and Pending Acquisition Descriptions

   The following chart describes the Company's Properties located in the Greater Boston Suburban Office Market. The Company owns a 100% fee interest in each Property located in the Greater Boston Suburban Office Market. Following completion of the Pending Acquisitions, the Company will own a 100% fee interest in each building in the New England Executive Park Portfolio, subject to an option to purchase Building Seventeen by the tenant of the property.

                                       Year Built/   Rentable Area    No. of
Property                                Renovated   in Square Feet   Stories
 ------------------------------------------------- ---------------  ----------
Wellesley Office Park:
 65 William Street, Building One          1963            29,502         3
 60 William Street, Building Two          1966            49,826         4
 55 William Street, Building Three        1968            52,636         4
 40 William Street, Building Four         1970            71,904         4
 20 William Street, Building Five         1973           129,000         4
 45 William Street, Building Six          1976           155,718         4
 80 William Street, Building Seven        1984            71,324         4
 100 William Street, Building Eight       1968            62,952         3
Crosby Corporate Center                   1996           336,000        (a)
Westwood Business Centre                  1985           160,400         3
                                                   ---------------
    Total Properties                                   1,119,262
                                                   ===============

                                       Year Built/   Rentable Area     No. of
Pending Acquisition                     Renovated    in Square Feet   Stories
 ------------------------------------------------- ----------------  ----------
New England Executive Park
  Portfolio:
 Building One                             1979           79,942          3
 Building Three                           1970           64,569          2
 Building Six                             1980          101,641          4
 Building Eight                           1982          218,761          6
 Building Twelve                          1970           94,860          4
 Building Fifteen                         1976           43,267          2
 Building Sixteen                         1978           59,541          3
 Building Seventeen                       1979           56,503          3
 Building Twenty Four                     1985           97,929          4
                                                   ----------------
    Total Pending Acquisition                           817,013
                                                   ================

------------

(a) Crosby Corporate Center is a six building complex with one and two story buildings.

Base Rents and Net Effective Rents


   The following charts set forth the average annual Base Rents and the average annual Net Effective Rents per square foot for each of the Company's Properties located in the Greater Boston Suburban Office Market. As of September 30, 1996, the average Base Rent per square foot and average Net Effective Rent per square foot at the New England Executive Park Portfolio were $18.45 and $11.48, respectively.



                                                            Average Annual Base Rents
                                          -------------------------------------------------------------
                                                                                               As of
Property                                    1991     1992      1993       1994      1995      9/30/96
----------------------------------------  --------  --------  ------    --------  -------- -----------
Wellesley Office Park:
   65 William Street, Building One         $18.98   $21.45    $20.97     $22.00    $22.60     $23.78
  60 William Street, Building Two           26.24    22.04     16.62      19.26     19.39      20.59
  55 William Street, Building Three         21.82    25.41     23.25      22.06     22.03      22.70
  40 William Street, Building Four          20.20    23.33     22.89      22.28     23.08      24.35
  20 William Street, Building Five          23.20    22.52     21.20      21.90     22.96      24.06
  45 William Street, Building Six           17.03    15.65     15.46      16.52     16.28      22.82
  80 William Street, Building Seven         38.37    37.71     37.34      25.00(a)  25.00      25.00
  100 William Street, Building Eight(b)        --       --        --         --     23.00      28.50(c)
Crosby Corporate Center(b)                     --       --        --         --        --      13.17
Westwood Business Centre(b)                    --       --        --         --     18.46      19.46
                                          --------  --------  ------    --------  -------- -----------
    Weighted Average                       $22.99   $22.96    $21.63     $21.03    $20.50     $20.08
                                          ========  ========  ======    ========  ======== ===========

------------

(a) This reduction in Base Rent is attributable to the execution of a new lease with the tenant occupying this Property for an 11-year term commencing January 1, 1994.

(b) The 100 William Street Property and Westwood Business Centre were acquired by the Company subsequent to the Initial Offering and, consequently, information prior to the date of acquisition is unavailable. The Crosby Corporate Center was redeveloped by the Company from research/development space to Class A office space and, consequently, historical information prior to such redevelopment is not comparable.


(c) Property under lease which anticipates the tenant taking occupancy of the premises in early 1997.

                                                       Average Annual Net Effective Rents
                                          ------------------------------------------------------------
                                                                                              As of
Property                                    1991     1992      1993       1994      1995     9/30/96
----------------------------------------  --------  --------  -------  ---------  -------- ----------
Wellesley Office Park:
  65 William Street, Building One          $10.17   $12.40    $12.70     $13.19    $14.02     $16.08
  60 William Street, Building Two           12.69    13.30      9.36      11.26     11.58      12.97
  55 William Street, Building Three         12.90    16.36     14.86      13.86     13.92      14.85
  40 William Street, Building Four          11.47    13.18     16.17      14.07     14.77      16.38
  20 William Street, Building Five          12.45    12.38     11.92      13.04     14.11      15.37
  45 William Street, Building Six           10.95     9.06      9.07      10.84     12.65      15.49
  80 William Street, Building Seven         31.02    31.10     31.35      21.38(a)  19.47      20.38
  100 William Street, Building Eight(b)        --       --        --         --     15.50      20.50
Crosby Corporate Center(b)                     --       --        --         --        --       9.74
Westwood Business Centre(b)                    --       --        --         --     11.41      11.40
                                          --------  --------  -------  ---------   -------  ----------
    Weighted Average                       $14.28   $14.55    $14.23     $13.57    $13.66     $13.70
                                          ========  ========  =======  =========   =======  ==========

------------

(a) This reduction in Net Effective Rent is attributable to the execution of a new lease with the tenant occupying this Property for an 11-year term commencing January 1, 1994.

(b) The 100 William Street Property and Westwood Business Centre were acquired by the Company subsequent to the Initial Offering and, consequently, information prior to the date of acquisition is unavailable. The Crosby Corporate Center was redeveloped by the Company from research/development space to Class A office space and, consequently, historical information prior to such redevelopment is not comparable.

Occupancy Rates


   The following chart sets forth the occupancy rate, expressed as a percentage, for each of the Company's Properties located in the Greater Boston Suburban Office Market. As of September 30, 1996, the occupancy rate for the New England Executive Park Portfolio was 98%.



                                                                     Occupancy Rate
                                               ------------------------------------------------------------
                                                                                                  As of
Property                                        1991      1992     1993      1994      1995      9/30/96
 --------------------------------------------  -------- --------  --------  -------- --------  ------------
Wellesley Office Park:
   65 William Street, Building One               97%      100%      100%      94%      100%        100%
  60 William Street, Building Two                98%       96%      100%     100%       98%         93%
  55 William Street, Building Three             100%       91%       96%     100%      100%        100%
  40 William Street, Building Four              100%       97%      100%     100%       93%         90%
  20 William Street, Building Five               95%       95%       97%      97%       97%         98%
  45 William Street, Building Six                97%       91%       90%      99%       98%        100%
  80 William Street, Building Seven             100%      100%      100%     100%      100%        100%
  100 William Street, Building Eight(a)          --        --        --       --       100%        100%
Crosby Corporate Center(a)                       --        --        --       --        --          88%
Westwood Business Centre(a)                      --        --        --       --        99%        100%
                                               -------- --------  --------  -------- --------  ------------
    Weighted Average                             98%       95%       97%      99%       98%         95%
                                               ======== ========  ========  ======== ========  ============

------------


(a) The 100 William Street Property and Westwood Business Centre were acquired by the Company subsequent to the Initial Offering and, consequently, information prior to the date of acquisition is unavailable. The Crosby Corporate Center was redeveloped by the Company from research/development space to Class A office space and, consequently, historical information prior to such development is not comparable.

Lease Expirations


   The following table sets forth lease expirations (in square feet) for each of the Company's Properties in the Greater Boston Suburban Office Market and for the New England Executive Park Portfolio.

                                              Lease Expirations--Greater Boston Suburban Office
                                                                   Market
                                            ---------------------------------------------------
                                               10/1/96
                                                 to
Property                                      12/31/96       1997         1998         1999
--------------------------- --------------- ------------ ------------ ------------  ------------
65 William Street           square feet(a)       4,357         3,504        1,103        3,456
Building One                % sq. ft.(b)          14.8%         11.9%         3.7%        11.7%
                            annual rent(c)    $ 95,854    $   87,377   $   23,449   $   84,216
                            psf(d)            $  22.00    $    24.94   $    21.26   $    24.37
                            tenants(e)               1             5            1            2
60 William Street           square feet(a)           0             0       18,457        2,348
Building Two                % sq. ft.(b)           0.0%          0.0%        34.8%         4.4%
                            annual rent(c)    $      0    $        0   $  357,117   $   54,021
                            psf(d)            $   0.00    $     0.00   $    19.35   $    23.01
                            tenants(e)               0             0            3            1
55 William Street           square feet(a)       3,952        18,020       10,413        2,394
Building Three              % sq. ft.(b)           7.2%         32.7%        18.9%         4.3%
                            annual rent(c)    $ 79,040    $  420,336   $  229,612   $   61,636
                            psf(d)            $  20.00    $    23.33   $    22.05   $    25.75
                            tenants(e)               3             3            2            2
40 William Street           square feet            659        25,469            0        2,453
Building Four               % sq. ft.(b)           0.9%         34.3%         0.0%         3.3%
                            annual rent(c)    $ 10,544    $  580,355   $        0   $   67,458
                            psf(d)            $  16.00    $    22.79   $     0.00   $    27.50
                            tenants(e)               3             2            0            2
20 William Street           square feet          2,282        17,517       31,500       11,946
Building Five               % sq. ft.(b)           1.8%         13.6%        24.4%         9.3%
                            annual rent(c)    $ 52,486    $  396,432   $  733,206   $  285,151
                            psf(d)            $  23.00    $    22.63   $    23.28   $    23.87
                            tenants(e)               2             8           11            4
45 William Street           square feet(a)           0        13,200            0            0
Building Six                % sq. ft.(b)           0.0%          8.3%         0.0%         0.0%
                            annual rent(c)    $      0    $  271,443   $        0   $        0
                            psf(d)            $   0.00    $    20.56   $     0.00   $     0.00
                            tenants(e)               0             1            0            0
80 William Street           square feet(a)           0             0            0            0
Building Seven              % sq. ft.(b)           0.0%          0.0%         0.0%         0.0%
                            annual rent(c)    $      0    $        0   $        0   $        0
                            psf(d)            $   0.00    $     0.00   $     0.00   $     0.00
                            tenants(e)               0             0            0            0
100 William Street          square feet(a)           0             0            0            0
Building Eight              % sq. ft.(b)           0.0%          0.0%         0.0%         0.0%
                            annual rent(c)    $      0    $        0   $        0   $        0
                            psf(d)            $   0.00    $     0.00   $     0.00   $     0.00
                            tenants(e)               0             0            0            0
Westwood Business Centre    square feet(a)       1,350        27,323        3,500       21,468
                            % sq. ft.(b)           0.8%         17.0%         2.2%        13.4%
                            annual rent(c)    $ 28,306    $  622,816   $   67,453   $  442,027
                            psf(d)            $  20.97    $    22.79   $    19.27   $    20.59
                            tenants(e)               1             3            1            6
Crosby Corporate Center     square feet(a)           0             0            0       40,500
                            % sq. ft(b)            0.0%          0.0%         0.0%        12.1%
                            annual rent(c)    $      0    $        0   $        0   $  416,287
                            psf(d)            $   0.00    $     0.00   $     0.00   $    10.28
                            tenants(e)               0             0            0            1
                                            ------------ ------------ ------------  ------------
TOTAL PROPERTIES            square feet(a)      12,600       105,033       64,973       84,565
                            % sq. ft.(b)           1.1%          9.3%         5.8%         7.5%
                            annual rent(c)    $266,230    $2,378,759   $1,410,837   $1,410,796
                            psf(d)            $  21.13    $    22.65   $    21.71   $    16.68
                            tenants(e)              10            22           18           18
Pending Acquisitions
---------------------------
New England Executive       square feet(a)      10,831       336,702      144,725       93,227
Park Portfolio              % sq. ft.(b)           1.3%         41.2%        17.7%        11.4%
                            annual rent(c)    $235,500    $6,188,372   $2,861,261   $1,880,761
                            psf(d)            $  21.74    $    18.38   $    19.77   $    20.17
                            tenants(e)               1            29           17           12


                                                                                              2005 and
Property                        2000        2001         2002         2003         2004        beyond
--------------------------- ----------- ------------ ------------ ------------ ------------  ------------
65 William Street                 3,429       8,603        5,473           0             0           661
Building One                       11.6%       29.2%        18.6%        0.0%          0.0%          2.2%
                             $   88,047  $  221,762   $  135,323    $      0    $        0   $    16,856
                             $    25.68  $    25.78   $    24.73    $   0.00    $     0.00   $     25.50
                                      2           2            3           0             0             1
60 William Street                23,207       5,939            0           0             0             0
Building Two                       43.7%       11.2%         0.0%        0.0%          0.0%          0.0%
                             $  502,736  $  156,227   $        0    $      0    $        0   $         0
                             $    21.66  $    26.31   $     0.00    $   0.00    $     0.00   $      0.00
                                      3           2            0           0             0             0
55 William Street                     0       7,857            0           0        12,470             0
Building Three                      0.0%       14.3%         0.0%        0.0%         22.6%          0.0%
                             $        0  $  215,446   $        0    $      0    $  294,761   $         0
                             $     0.00  $    27.42   $     0.00    $   0.00    $    23.64   $      0.00
                                      0           1            0           0             1             0
40 William Street                     0      10,529       27,975           0             0             0
Building Four                       0.0%       14.2%        37.7%        0.0%          0.0%          0.0%
                             $        0  $  273,769   $  733,322    $      0    $        0   $         0
                             $     0.00  $    26.00   $    26.21    $   0.00    $     0.00   $      0.00
                                      0           2            1           0             0             0
20 William Street                32,647       5,272       25,484           0             0             0
Building Five                      25.3%        4.1%        19.8%        0.0%          0.0%          0.0%
                             $  830,062  $  137,712   $  673,894    $      0    $        0   $         0
                             $    25.43  $    26.12   $    26.44    $   0.00    $     0.00   $      0.00
                                      8           3            3           0             0             0
45 William Street                     0           0            0      15,001        21,700       109,016
Building Six                        0.0%        0.0%         0.0%        9.6%         13.7%         68.8%
                             $        0  $        0   $        0    $397,527    $  526,324   $ 2,993,765
                             $     0.00  $     0.00   $     0.00    $  26.50    $    24.25   $     27.46
                                      0           0            0           1             1             2
80 William Street                     0           0            0           0             0        71,324
Building Seven                      0.0%        0.0%         0.0%        0.0%          0.0%        100.0%
                             $        0  $        0   $        0    $      0    $        0   $ 2,190,897
                             $     0.00  $     0.00   $     0.00    $   0.00    $     0.00   $     30.72
                                      0           0            0           0             0             1
100 William Street                    0           0            0           0             0        62,952
Building Eight                      0.0%        0.0%         0.0%        0.0%          0.0%        100.0%
                             $        0  $        0   $        0    $      0    $        0   $ 1,794,132
                             $     0.00  $     0.00   $     0.00    $   0.00    $     0.00   $     28.50
                                      0           0            0           0             0             1
Westwood Business Centre         10,075      33,841            0           0        62,972             0
                                    6.3%       21.1%         0.0%        0.0%         39.3%          0.0%
                             $  206,112  $  964,300   $        0    $      0    $1,230,571   $         0
                             $    20.46  $    28.50   $     0.00    $   0.00    $    19.54   $      0.00
                                      3           1            0           0             1             0
Crosby Corporate Center               0           0            0           0             0       255,914
                                    0.0%        0.0%         0.0%        0.0%          0.0%         76.2%
                             $        0  $        0   $        0    $      0    $        0   $ 4,238,553
                             $     0.00  $     0.00   $     0.00    $   0.00    $     0.00   $     16.56
                                      0           0            0           0             0             4
                            ----------- ------------ ------------ ------------ ------------  ------------
TOTAL PROPERTIES                 69,358      72,041       58,932      15,001        97,142       499,867
                                    6.1%        6.4%         5.2%        1.3%          8.6%         44.2%
                             $1,626,957  $1,969,217   $1,542,539    $397,527    $2,051,656   $11,234,203
                             $    23.46  $    27.33   $    26.17    $  26.50    $    21.12   $     22.47
                                     16          11            7           1             3             9
Pending Acquisitions
---------------------------
New England Executive           117,608      78,395            0      17,931           258             0
Park Portfolio                     14.4%        9.6%         0.0%        2.2%          0.0%          0.0%
                             $2,399,214  $1,700,187   $        0    $379,176    $    8,772   $         0
                             $    20.40  $    21.69   $     0.00    $  21.15    $    34.00   $      0.00
                                     13          16            0           1             1             0

------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases


(c) Annualized base rental income represented by such leases in the year of expiration plus 1995 tenant payments (1996 tenant payments for New England Executive Park Portfolio) on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.


(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Cambridge Office Market


   As of September 1996, there were approximately 9.6 million square feet of office space in the Cambridge Office Market. The entire Cambridge Office Market had a vacancy rate of 1.1% as of September 1996 and the East Cambridge submarket had a vacancy rate of 1.2% for the same period. Spaulding & Slye reports Net Absorption in the Cambridge Office Market of approximately 210,000 square feet in 1995 and 100,000 square feet in 1994.

   One Canal Park and Ten Canal Park, as well as 245 First Street, a Pending Acquisition, are located in the East Cambridge submarket. The average Base Rent rate per square foot and the average annual Net Effective Rent per square foot for One Canal Park, Ten Canal Park and 245 First Street were $21.13 and $13.69, $19.80 and $12.45, and $21.58 and $17.46, respectively, as of September 30, 1996.

   One Canal Park. One Canal Park is a four-story, 100,300 rentable square foot office building located in the East Cambridge submarket. Construction was completed in 1987. The Company owns a 100% fee interest in this Property. As of September 30, 1996, One Canal Park was 94% leased.

   Ten Canal Park. Ten Canal Park is a six-story, 110,000 rentable square foot office building located in the East Cambridge submarket. Construction was completed in 1987. The Company owns a 100% fee interest in this Property. As of September 30, 1996, Ten Canal Park was approximately 92% leased.

   245 First Street. 245 First Street contains approximately 263,000 square feet and consists of (i) Riverview I, a six-story office building renovated in 1986 and comprising approximately 109,000 square feet and (ii) Riverview II, an 18-story structure built in 1985 comprising approximately 148,000 square feet. Riverview I and Riverview II are connected by a four-story atrium comprising approximately 6,000 square feet. 245 First Street is located in the East Cambridge submarket. The Company has contracted to acquire a 100% fee interest in this property. As of September 30, 1996, 245 First Street was 100% leased.

   The following table sets forth lease expirations (in square feet) for each of the Company's Properties in the Cambridge Office Market and for 245 First Street.

                                                  Lease Expirations--Cambridge Office Market
                                             ---------------------------------------------------
                                                10/1/96
                                                  to
Property                                       12/31/96       1997         1998          1999
--------------------------- ---------------- ------------ ------------ ------------  ------------
One Canal Park              square feet (a)          0            0         3,499        1,411
                            % sq. ft. (b)         0.00%        0.00%          3.5%         1.4%
                            annual rent (c)      $   0        $   0      $122,937      $29,968
                            psf (d)              $0.00        $0.00      $  35.13      $ 21.24
                            tenants (e)              0            0             1            1
Ten Canal Park              square feet (a)          0            0             0            0
                            % sq. ft. (b)          0.0%         0.0%          0.0%         0.0%
                            annual rent (c)      $   0        $   0      $      0      $     0
                            psf (d)              $0.00        $0.00      $   0.00      $  0.00
                            tenants (e)              0            0             0            0
                                             ------------ ------------ ------------  ------------
TOTAL PROPERTIES            square feet (a)          0            0         3,499        1,411
                            % sq. ft. (b)          0.0%         0.0%          1.7%         0.7%
                            annual rent (c)      $   0        $   0      $122,937      $29,968
                            psf (d)              $0.00        $0.00      $  35.13      $ 21.24
                            tenants (e)              0            0             1            1
Pending Acquisitions
---------------------------
245 First Street            square feet (a)          0            0             0            0
                            % sq. ft. (b)          0.0%         0.0%          0.0%         0.0%
                            annual rent (c)      $   0        $   0      $      0      $     0
                            psf (d)              $0.00        $0.00      $   0.00      $  0.00
                            tenants (e)              0            0             0            0

                                                                                             2005 and
Property                       2000        2001         2002         2003         2004        beyond
---------------------------  --------- ------------ ------------ ------------ ------------  ------------
One Canal Park                      0       87,244            0           0          0             0
                                  0.0%        87.0%         0.0%        0.0%       0.0%          0.0%
                              $     0   $1,929,276   $        0    $      0      $   0         $   0
                              $  0.00   $    22.11   $     0.00    $   0.00      $0.00         $0.00
                                    0            2            0           0          0             0
Ten Canal Park                      0            0      101,909           0          0             0
                                  0.0%         0.0%        91.9%        0.0%       0.0%          0.0%
                              $     0   $        0   $2,367,346    $      0      $   0         $   0
                              $  0.00   $     0.00   $    23.23    $   0.00      $0.00         $0.00
                                    0            0            1           0          0             0
                             --------- ------------ ------------ ------------ ------------  ------------
TOTAL PROPERTIES                    0       87,244      101,909           0          0             0
                                  0.0%        41.3%        48.3%        0.0%       0.0%          0.0%
                              $     0   $1,929,276   $2,367,346    $      0      $   0         $   0
                              $  0.00   $    22.11   $    23.23    $   0.00      $0.00         $0.00
                                    0            2            1           0          0             0
Pending Acquisitions
---------------------------
245 First Street                6,320      228,720            0      28,000          0             0
                                  2.4%        87.0%         0.0%       10.6%       0.0%          0.0%
                              $83,269   $6,130,514   $        0    $709,712      $   0         $   0
                              $ 13.18   $    26.80   $     0.00    $  25.35      $0.00         $0.00
                                    1            2            0           1          0             0


------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases


(c) Annualized base rental income represented by such leases in the year of expiration plus 1995 tenant payments (1996 tenant payments in the case of 245 First Street) on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.


(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The North Central Atlanta Office Market

Market Information


   According to Jamison Research, Inc., as of August 1996 there were approximately 89.8 million square feet of office space in the Atlanta Office Market. The North Central submarket, the location of the Perimeter Center Portfolio, had approximately 18.7 million square feet of office space. The following table sets forth the vacancy rates and Net Absorption for the North Central Atlanta Office Market from 1991 through August 1996.



 Period                 Vacancy Rate         Net Absorption
--------------------- ---------------  ----------------------------
                                      (in millions of square feet)
1991                        19.6%                   .6
1992                        16.8%                   .5
1993                        11.7%                  1.0
1994                         8.7%                   .6
1995                         6.0%                   .7
January--August 1996         5.0%                   .2

------------


Sources: CB/Torto Wheaton 1991 through 1994; Jamison Research 1995 and 1996.



Property Descriptions

   The following is a description of the buildings located in the Perimeter Center Portfolio. The Company owns a 100% fee interest in each of the Properties in the Perimeter Center Portfolio.

                                        Year Built/   Rentable Area
Property                                 Renovated    in Square Feet
-------------------------------------- -------------  ---------------
North Terraces                              1984          492,845
South Terraces                              1986          494,513
8,10,12,14,16 Perimeter Center East         1970           64,998
20,22,24,26 Perimeter Center East           1973           69,727
28,30,32 Perimeter Center East              1974          104,816
41 Perimeter Center East                    1974           92,021
47 Perimeter Center East                    1974           92,021
50 Perimeter Center East                    1981            6,300
53 Perimeter Center East                    1972           90,505
56 Perimeter Center East                    1977           93,625
64 Perimeter Center East                    1971          183,037
64A Perimeter Center East                   1985          372,498
70,72,74,76 Perimeter Center East           1972           61,932
125 Perimeter Center West                   1972          223,059
219 Perimeter Center Parkway                1979          127,697
223 Perimeter Center Parkway                1978          127,823
245 Perimeter Center Parkway                1981          229,217
301 Perimeter Center North                  1982          151,416
303 Perimeter Center North                  1989          162,256
Park Place Shopping Center                  1979           61,830
                                                      ---------------
    Total                                               3,302,136
                                                      ===============

Base Rents and Historic Net Rents

   The following charts show the average annual Base Rent and the average annual Historic Net Rent (as defined below) per square foot for each of the Properties in the Perimeter Center Portfolio. Historic Net Rent is Base Rent plus tenant payments on account of real estate tax and operating expense escalation, less total operating expenses and real estate taxes.

                                                        Average Annual Base Rents
                                        ----------------------------------------------------------
                                                                                          As of
Property                                  1991     1992      1993      1994     1995     9/30/96
--------------------------------------  --------  -------- --------  --------  ------   ---------
                                                            (per square foot)
North Terraces                           $16.89   $15.55    $17.94    $17.87   $18.06     $19.71
South Terraces                            19.87    18.78     17.08     18.59    20.70      20.27
8,10,12,14,16 Perimeter Center East       12.29    14.32     13.51     13.91    11.63      14.22
20,22,24,26 Perimeter Center East         12.62    13.48     12.92     11.75    13.11      14.65
28,30,32 Perimeter Center East            13.52    13.01     10.34     10.42    12.52      13.35
41 Perimeter Center East                  13.09    14.45     14.76     14.29    13.70      15.05
47 Perimeter Center East                  16.13    16.13     15.84     14.94    15.39      14.92
50 Perimeter Center East                   6.08     6.00      6.19      6.27     6.37       6.62
53 Perimeter Center East                   8.72    13.44     13.57     13.62    15.02      15.82
56 Perimeter Center East                  11.90    11.76     11.27     11.23    11.77      11.62
64 Perimeter Center East                   5.34     5.34      5.34      5.34     5.34       5.34
64A Perimeter Center East                 18.71    19.01     19.31     19.62    19.91      20.06
70,72,74,76 Perimeter Center East         14.89    13.74     13.90     14.76    16.02      15.41
125 Perimeter Center West                  4.10     4.10      4.10      4.10     4.11       4.10
219 Perimeter Center Parkway              14.18    11.79     14.89     16.88    15.62      15.50
223 Perimeter Center Parkway              13.75     6.76      8.08      8.62    11.33      11.25
245 Perimeter Center Parkway              15.26    15.80     15.99     16.17    16.36      17.81
301 Perimeter Center North                15.41    17.17     17.17     17.73    17.80      18.47
303 Perimeter Center North                16.96    21.06     19.70     20.44    21.06      20.76
Park Place Shopping Center                17.80    18.86     19.78     19.32    25.53      16.20
                                        --------  -------- --------  --------  --------  -------
    Weighted Average                     $14.81   $14.57    $14.81    $15.18   $15.89     $16.17
                                        ========  ======== ========  ========  ========  =======

                                                    Average Annual Historic Net Rents
                                         --------------------------------------------------------
                                                                                        As of
Property                                 1991(a) 1992(a)  1993(a)   1994(a)  1995(a)  9/30/96(b)
---------------------------------------  -------  ------- --------  --------  ------  ----------
                                                            (per square foot)
North Terraces                           $ 9.59   $ 8.67   $10.70   $10.52    $ 9.38    $13.50
South Terraces                            13.61    12.28     9.17    11.40     12.83     13.39
8,10,12,14,16 Perimeter Center East        5.60     7.17     6.09     5.03      4.47      9.04
20,22,24,26 Perimeter Center East          6.35     6.86     6.12     5.15      4.72      9.21
28,30,32 Perimeter Center East             7.08     6.78     2.63     4.31      5.66      8.61
41 Perimeter Center East                   5.97     7.63     6.55     6.16      5.59      9.46
47 Perimeter Center East                   9.71     8.85     9.09     7.61      7.28      9.47
50 Perimeter Center East                   6.08     6.00     6.19     6.27      6.37      6.62
53 Perimeter Center East                   1.72     7.07     7.88     7.45      8.26     10.76
56 Perimeter Center East                   8.03     8.03     7.16     7.57      6.65      7.83
64 Perimeter Center East                   2.83     3.33     3.29     3.24      3.20      2.98
64A Perimeter Center East                 14.69    15.75    15.59    15.80     15.09     17.32
70,72,74,76 Perimeter Center East          8.04     6.95     7.13     7.48      8.05     10.53
125 Perimeter Center West                  3.41     3.56     3.33     3.31      3.04      3.16
219 Perimeter Center Parkway               7.55     5.79     7.68    10.32      8.91     10.13
223 Perimeter Center Parkway               6.35     0.73     1.63     1.92      3.71     11.08
245 Perimeter Center Parkway              10.38     8.83     8.48     8.21      8.45     11.50
301 Perimeter Center North                 8.97    11.09     9.91    10.58      9.85     11.82
303 Perimeter Center North                10.60    15.45    13.32    13.55     13.33     14.19
Park Place Shopping Center                11.31    12.29    13.38    12.60     16.50     12.93
                                         -------  ------- --------  --------  -------  --------
    Weighted Average                     $ 9.41   $ 9.26   $ 8.92   $ 9.28    $ 9.28    $11.35
                                         =======  ======= ========  ========  =======  ========

------------

(a) Calculated as Historic Net Rent

(b) Calculated as Net Effective Rent

Occupancy Rates


   The following chart sets forth the occupancy rate, expressed as a percentage, for each of the Properties located in the Perimeter Center Portfolio.



                                                                   Occupancy Rate
                                            ------------------------------------------------------------
                                                                                               As of
Property                                      1991     1992      1993      1994     1995      9/30/96
 ------------------------------------------ --------  --------  -------- --------  --------  ------------
North Terraces                                 86%       92%       96%      96%       84%        95%
South Terraces                                 90%       84%       88%      92%       96%        98%
8,10,12,14,16 Perimeter Center East            70%       69%       61%      60%       69%        90%
20,22,24,26 Perimeter Center East              84%       87%       91%      85%       78%        96%
28,30,32 Perimeter Center East                 70%       65%       61%      83%       85%        93%
41 Perimeter Center East                       77%       78%       58%      61%       71%       100%
47 Perimeter Center East                       79%       75%       79%      87%       77%        87%
50 Perimeter Center East                      100%      100%      100%     100%      100%       100%
53 Perimeter Center East                       61%       70%       88%      88%       83%        89%
56 Perimeter Center East                      100%      100%       93%      93%       93%        99%
64 Perimeter Center East                      100%      100%      100%     100%      100%       100%
64A Perimeter Center East                     100%      100%      100%     100%      100%       100%
70,72,74,76 Perimeter Center East              82%       89%       91%      89%       86%        94%
125 Perimeter Center West                     100%      100%      100%     100%      100%       100%
219 Perimeter Center Parkway                   73%       82%       64%      85%       99%       100%
223 Perimeter Center Parkway                   67%      100%      100%     100%      100%       100%
245 Perimeter Center Parkway                  100%      100%      100%     100%      100%       100%
301 Perimeter Center North                     99%      100%      100%     100%      100%       100%
303 Perimeter Center North                    100%       99%      100%     100%      100%       100%
Park Place Shopping Center                     91%       98%      100%      98%       91%       100%
                                            --------  --------  -------- --------  --------  ------------
    Weighted Average                           89%       91%       92%      94%       93%        98%
                                            ========  ========  ======== ========  ========  ============

Lease Expirations

   The following table sets forth lease expirations (in square feet) for the Company's Properties in the Perimeter Center Portfolio. This table does not contain information relating to certain ground leases in the Perimeter Center Portfolio.


                                                     Lease Expirations--Perimeter Center Portfolio
                                                  ---------------------------------------------------
                                                    10/1/96
                                                       to
Property                                            12/31/96       1997         1998         1999
---------------------------  -------------------- ------------ ------------ ------------  ------------
North Terraces              square feet (a)            33,447       32,602       16,484       79,666
                            % sq. ft. (b)                 6.8%         6.6%         3.3%        16.2%
                            annual rent (c)        $  686,451   $  646,238   $  310,257   $1,539,051
                            annual rent psf (d)    $    20.52   $    19.82   $    18.82   $    19.32
                            tenants (e)                    12            8            6            7
South Terraces              square feet (a)            34,797      191,213      112,745       96,857
                            % sq. ft. (b)                 7.0%        38.7%        22.8%        19.6%
                            annual rent (c)        $  737,093   $4,438,045   $2,102,510   $1,922,539
                            annual rent psf (d)    $    21.18   $    23.21   $    18.65   $    19.85
                            tenants (e)                     6           17           21           20
8,10,12,14,16 Perimeter     square feet (a)             1,814       18,567        1,441        7,196
 Center East                % sq. ft. (b)                 2.8%        28.6%         2.2%        11.1%
                            annual rent (c)        $   24,377   $  266,551   $   15,592   $  118,838
                            annual rent psf (d)    $    13.44   $    14.36   $    10.82   $    16.51
                            tenants (e)                     2            8            2            4
20,22,24,26 Perimeter       square feet (a)             9,434        5,185       18,792       11,010
 Center East                % sq. ft. (b)                13.5%         7.4%        27.0%        15.8%
                            annual rent (c)        $  121,373   $   75,682   $  264,081   $  178,040
                            annual rent ps (d)     $    12.87   $    14.60   $    14.05   $    16.17
                            tenants (e)                     5            5            5            4
28,30,32 Perimeter          square feet (a)                 0        3,788       87,871        2,363
 Center East                % sq. ft. (b)                 0.0%         3.6%        83.6%         2.2%
                            annual rent (c)        $        0   $   49,883   $1,230,390   $   34,500
                            annual rent psf (d)    $     0.00   $    13.17   $    14.00   $    14.60
                            tenants (e)                     0            3            5            1
41 Perimeter Center East    square feet (a)             1,876            0       32,308       33,520
                            % sq. ft. (b)                 2.0%         0.0%        35.1%        36.4%
                            annual rent (c)        $    7,035   $        0   $  498,448   $  523,872
                            annual rent psf (d)    $     3.75   $     0.00   $    15.43   $    15.63
                            tenants (e)                     1            0            2            5
47 Perimeter Center East    square feet (a)                 0        2,756       16,354       14,871
                            % sq. ft. (b)                 0.0%         3.0%        17.8%        16.2%
                            annual rent (c)        $        0   $   51,592   $  249,373   $  225,204
                            annual rent psf (d)    $     0.00   $    18.72   $    15.25   $    15.14
                            tenants (e)                     0            1            6            2
50 Perimeter Center East    square feet (a)                 0            0        6,300            0
                            % sq. ft. (b)                 0.0%         0.0%       100.0%         0.0%
                            annual rent (c)        $        0   $        0   $   61,677   $        0
                            annual rent psf (d)    $     0.00   $     0.00   $     9.79   $     0.00
                            tenants (e)                     0            0            1            0
53 Perimeter Center East    square feet (a)             8,017       44,064        4,024       20,446
                            % sq. ft. (b)                 8.9%        48.7%         4.4%        22.6%
                            annual rent (c)        $  147,753   $  718,706   $   63,458   $  321,531
                            annual rent psf (d)    $    18.43   $    16.31   $    15.77   $    15.73
                            tenants (e)                     1            3            1            2
56 Perimeter Center East    square feet (a)            86,679            0            0            0
                            % sq. ft. (b)                92.6%         0.0%         0.0%         0.0%
                            annual rent (c)        $1,218,229   $        0   $        0   $        0
                            annual rent psf (d)    $    14.05   $     0.00   $     0.00   $     0.00
                            tenants (e)                     2            0            0            0
64 Perimeter Center East    square feet (a)                 0            0            0            0
                            % sq. ft. (b)                 0.0%         0.0%         0.0%         0.0%
                            annual rent (c)        $        0   $        0   $        0   $        0
                            annual rent psf (d)    $     0.00   $     0.00   $     0.00   $     0.00
                            tenants (e)                     0            0            0            0
64A Perimeter Center East   square feet (a)                 0            0            0            0
                            % sq. ft. (b)                 0.0%         0.0%         0.0%         0.0%
                            annual rent (c)        $        0   $        0   $        0   $        0
                            annual rent psf (d)    $     0.00   $     0.00   $     0.00   $     0.00
                            tenants (e)                     0            0            0            0
70,72,74,76 Perimeter       square feet (a)                 0       11,960        1,830       16,423
 Center East                % sq. ft. (b)                 0.0%        19.3%         3.0%        26.5%
                            annual rent (c)        $        0   $  184,181   $   23,098   $  304,919
                            annual rent psf (d)    $      0.0   $    15.40   $    12.62   $    18.57
                            tenants (e)                     0            5            2            2
(Notes on following page)

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------  ------------
North Terraces                  178,167      103,674      19,687            0           0          2,718
                                   36.1%        21.0%        4.0%         0.0%        0.0%           0.6%
                             $3,635,253   $2,924,126    $467,493      $     0       $   0     $        0
                             $    20.40   $    28.21    $  23.75      $  0.00       $0.00     $     0.00
                                     11            8           2            0           0              1
South Terraces                   42,798        6,397           0            0           0              0
                                    8.7%         1.3%        0.0%         0.0%        0.0%           0.0%
                             $  959,854   $  167,518    $      0      $     0       $   0     $        0
                             $    22.43   $    26.19    $   0.00      $  0.00       $0.00     $     0.00
                                      2            2           0            0           0              0
8,10,12,14,16 Perimeter           5,169       24,537           0            0           0              0
 Center East                        8.0%        37.8%        0.0%         0.0%        0.0%           0.0%
                             $   92,473   $  368,373    $      0      $     0       $   0     $        0
                             $    17.89   $    15.01    $   0.00      $  0.00       $0.00     $     0.00
                                      1            3           0            0           0              0
20,22,24,26 Perimeter            21,059        1,236           0            0           0              0
 Center East                       30.2%         1.8%        0.0%         0.0%        0.0%           0.0%
                             $  351,994   $   24,596    $      0      $     0       $   0     $        0
                             $    16.71   $    19.90    $   0.00      $  0.00       $0.00     $     0.00
                                      1            1           0            0           0              0
28,30,32 Perimeter                4,152            0           0            0           0              0
 Center East                        4.0%         0.0%        0.0%         0.0%        0.0%           0.0%
                             $   67,300   $        0    $      0      $     0       $   0     $        0
                             $    16.21   $     0.00    $   0.00      $  0.00       $0.00     $     0.00
                                      2            0           0            0           0              0
41 Perimeter Center East         13,463       10,826           0            0           0              0
                                   14.6%        11.8%        0.0%         0.0%        0.0%           0.0%
                             $  237,377   $  192,330    $      0      $     0       $   0     $        0
                             $    17.63   $    17.77    $   0.00      $  0.00       $0.00     $     0.00
                                      2            1           0            0           0              0
47 Perimeter Center East         41,904        2,330           0        1,577           0              0
                                   45.5%         2.5%        0.0%         1.7%        0.0%           0.0%
                             $  677,354   $   49,559    $      0      $31,808       $   0     $        0
                             $    16.16   $    21.27    $   0.00      $ 20.17       $0.00     $     0.00
                                      6            1           0            1           0              0
50 Perimeter Center East              0            0           0            0           0              0
                                    0.0%         0.0%        0.0%         0.0%        0.0%           0.0%
                             $        0   $        0    $      0      $     0       $   0     $        0
                             $     0.00   $     0.00    $   0.00      $  0.00       $0.00     $     0.00
                                      0            0           0            0           0              0
53 Perimeter Center East              0        3,586           0            0           0              0
                                    0.0%         4.0%        0.0%         0.0%        0.0%           0.0%
                             $        0   $   72,365    $      0      $     0       $   0     $        0
                             $     0.00   $    20.18    $   0.00      $  0.00       $0.00     $     0.00
                                      0            1           0            0           0              0
56 Perimeter Center East          5,742            0           0            0           0              0
                                    6.1%         0.0%        0.0%         0.0%        0.0%           0.0%
                             $  117,768   $        0    $      0      $     0       $   0     $        0
                             $    20.51   $     0.00    $   0.00      $  0.00       $0.00     $     0.00
                                      1            0           0            0           0              0
64 Perimeter Center East              0      183,037           0            0           0              0
                                    0.0%       100.0%        0.0%         0.0%        0.0%           0.0%
                             $        0   $1,746,388    $      0      $     0       $   0     $        0
                             $     0.00   $     9.54    $   0.00      $  0.00       $0.00     $     0.00
                                      0            1           0            0           0              0
64A Perimeter Center East             0            0           0            0           0        372,498
                                    0.0%         0.0%        0.0%         0.0%        0.0%         100.0%
                             $        0   $        0    $      0      $     0       $   0     $9,166,954
                             $     0.00   $     0.00    $   0.00      $  0.00       $0.00     $    24.61
                                      0            0           0            0           0              1
70,72,74,76 Perimeter            17,738       10,251           0            0           0              0
 Center East                       28.6%        16.6%        0.0%         0.0%        0.0%           0.0%
                             $  318,410   $  180,539    $      0      $     0       $   0     $        0
                             $    17.95   $    17.61    $   0.00      $  0.00       $0.00     $     0.00
                                      2            2           0            0           0              0
(Notes on following page)


                                                     Lease Expirations--Perimeter Center Portfolio
                                                                      (continued)
                                                  ---------------------------------------------------
                                                    10/1/96
                                                       to
Property                                            12/31/96       1997         1998         1999
---------------------------  -------------------- ------------ ------------ ------------  ------------
125 Perimeter Center        square feet (a)                 0            0            0            0
 West (f)                   % sq. ft. (b)                 0.0%         0.0%         0.0%         0.0%
                            annual rent (c)        $        0   $        0   $        0  $         0
                            annual rent psf (d)    $     0.00   $     0.00   $     0.00  $      0.00
                            tenants (e)                     0            0            0            0
219 Perimeter Center        square feet (a)             7,845        3,886       70,379       26,574
 Parkway                    % sq. ft. (b)                 6.1%         3.0%        55.1%        20.8%
                            annual rent (c)        $  133,261   $   72,163   $1,119,870  $   409,172
                            annual rent psf (d)    $    16.99   $    18.57   $    15.91  $     15.40
                            tenants (e)                     2            1            3            1
223 Perimeter Center        square feet (a)                 0            0            0            0
 Parkway                    % sq. ft. (b)                 0.0%         0.0%         0.0%         0.0%
                            annual rent (c)        $        0   $        0   $        0  $         0
                            annual rent psf (d)    $     0.00   $     0.00   $     0.00  $      0.00
                            tenants (e)                     0            0            0            0
245 Perimeter Center        square feet (a)                 0            0            0            0
 Parkway                    % sq. ft. (b)                 0.0%         0.0%         0.0%         0.0%
                            annual rent (c)        $        0   $        0   $        0  $         0
                            annual rent psf (d)    $     0.00   $     0.00   $     0.00  $      0.00
                            tenants (e)                     0            0            0            0
301 Perimeter Center        square feet (a)                 0            0            0      151,416
 North                      % sq. ft. (b)                 0.0%         0.0%         0.0%       100.0%
                            annual rent (c)        $        0   $        0   $        0  $ 2,677,440
                            annual rent psf (d)    $     0.00   $     0.00   $     0.00  $     17.68
                            tenants (e)                     0            0            0            1
303 Perimeter Center        square feet (a)                 0            0            0      162,256
 North                      % sq. ft. (b)                 0.0%         0.0%         0.0%       100.0%
                            annual rent (c)        $        0   $        0   $        0  $ 3,592,679
                            annual rent psf (d)    $     0.00   $     0.00   $     0.00  $     22.14
                            tenants (e)                     0            0            0            2
Park Place Shopping Center  square feet (a)                 0        2,489        5,955       16,920
                            % sq. ft. (b)                 0.0%         4.0%         9.6%        27.4%
                            annual rent (c)        $        0   $   47,191   $  107,728  $   290,423
                            annual rent psf (d)    $     0.00   $    18.96   $    18.09  $     17.16
                            tenants (e)                     0            1            4            4
                             -------------------- ------------ ------------ ------------  ------------
TOTAL                       square feet (a)           183,909      316,510      374,483      639,518
                            % sq. ft. (b)                 5.6%         9.6%        11.3%        19.4%
                            annual rent (c)        $3,075,571   $6,550,234   $6,046,482  $12,138,208
                            annual rent psf (d)    $    16.72   $    20.70   $    16.15  $     18.98
                            tenants (e)                    31           52           58           55

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------  ------------
125 Perimeter Center                  0             0          0            0       223,059            0
 West (f)                           0.0%          0.0%       0.0%         0.0%        100.0%         0.0%
                             $        0   $         0   $      0      $     0    $1,001,603   $        0
                             $     0.00   $      0.00   $   0.00      $  0.00    $     4.49   $     0.00
                                      0             0          0            0             1            0
219 Perimeter Center              3,375        15,202          0            0             0            0
 Parkway                            2.6%         11.9%       0.0%         0.0%          0.0%         0.0%
                             $   50,558   $   286,986   $      0      $     0    $        0   $        0
                             $    14.98   $     18.88   $   0.00      $  0.00    $     0.00   $     0.00
                                      1             1          0            0             0            0
223 Perimeter Center                  0       127,823          0            0             0            0
 Parkway                            0.0%        100.0%       0.0%         0.0%          0.0%         0.0%
                             $        0   $ 2,428,637   $      0      $     0    $        0   $        0
                             $     0.00   $     19.00   $   0.00      $  0.00    $     0.00   $     0.00
                                      0             1          0            0             0            0
245 Perimeter Center                  0       229,217          0            0             0            0
 Parkway                            0.0%        100.0%       0.0%         0.0%          0.0%         0.0%
                             $        0   $ 4,286,082   $      0      $     0    $        0   $        0
                             $     0.00   $     18.70   $   0.00      $  0.00    $     0.00   $     0.00
                                      0             1          0            0             0            0
301 Perimeter Center                  0             0          0            0             0            0
 North                              0.0%          0.0%       0.0%         0.0%          0.0%         0.0%
                             $        0   $         0   $      0      $     0    $        0   $        0
                             $     0.00   $      0.00   $   0.00      $  0.00    $     0.00   $     0.00
                                      0             0          0            0             0            0
303 Perimeter Center                  0             0          0            0             0            0
 North                              0.0%          0.0%       0.0%         0.0%          0.0%         0.0%
                             $        0   $         0   $      0      $     0    $        0   $        0
                             $     0.00   $      0.00   $   0.00      $  0.00    $     0.00   $     0.00
                                      0             0          0            0             0            0
Park Place Shopping Center       15,101         9,591          0            0             0       11,774
                                   24.4%         15.5%       0.0%         0.0%          0.0%        19.0%
                             $  312,274   $   203,795   $      0      $     0    $        0   $  239,393
                             $    20.68   $     21.25   $   0.00      $  0.00    $     0.00   $    20.33
                                      4             2          0            0             0            2
                            ------------ ------------ ------------ ------------ ------------  ------------
TOTAL                           348,668       727,707     19,687        1,577       223,059      386,990
                                   10.6%         22.0%       0.6%         0.0%          6.8%        11.7%
                             $6,820,615   $12,931,293   $467,493      $31,808    $1,001,603   $9,406,347
                             $    19.56   $     17.77   $  23.75      $ 20.17    $     4.49   $    24.31
                                     33            25          2            1             1            4

------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1995 tenant payments on account of real estate and operating escalations, except leases with CPI increases in lieu of expense recoveries

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

(f) 125 Perimeter Center is reflected as a 2004 expiration; although the lease expires in 1999, the tenant has an option to extend for five years in 1999 at a rental rate that is significantly below market

The Arlington County, Virginia Market


   As of September 1996 there were approximately 27.7 million square feet of office space in the Arlington County, Virginia Market. According to Grubb & Ellis, the Arlington County, Virginia Market had an overall vacancy rate of 3.6% as of September 1996. The Crystal City submarket (location of the Polk and Taylor Buildings), with approximately 11.3 million square feet, had a vacancy rate of 0.3% in September 1996. The Rosslyn-Ballston Corridor (location of the Rosslyn, Virginia Portfolio), with approximately 15.1 million square feet, had a vacancy rate of approximately 6.0% in September 1996.

   The following chart describes each of the Company's Properties located in the Arlington County, Virginia Market.


                                  Year Built/   Rentable Area    No. of    Company's %
            Property               Renovated   in Square Feet   Stories     Ownership        Parking
 ------------------------------- ------------- ---------------  ----------------------  -----------------
Polk and Taylor Buildings(a)         1970           890,000        12           10%(b) 1,182-car garage
1300 North 17th Street               1980           373,000        19          100%      667-car garage
1616 North Ft. Myer Drive            1974           293,000        19          100%     627-car garage
                                               ---------------
  Total                                           1,556,000
                                               ===============


------------

(a) The Polk and Taylor Buildings are comprised of two buildings commonly known as the James K. Polk Building (National Center 2) and the Zachary Taylor Building (National Center 3), numbered 2521 and 2531 Jefferson Davis Highway, respectively.

(b) The Company holds a 10% general and limited partner interest in the partnership that owns the Property.

   The following chart sets forth average annual Base Rents per square foot, average annual Net Effective Rents per square foot, and the occupancy rate expressed as a percentage, as of September 30, 1996, for each Property located in the Arlington County, Virginia Market.


                                                   Average
                               Average Annual    Annual Net     Occupancy
          Property               Base Rent     Effective Rent     Rate
 --------------------------------------------  --------------- -----------
Polk and Taylor Buildings          $23.77          $19.23          100%
1300 North 17th Street              23.36           17.02           97%
1616 North Ft. Myer Drive           22.68           15.12           97%
                             ----------------  --------------- -----------
  Total/Weighted Average           $23.46          $17.93           99%
                             ================  =============== ===========


   The following table sets forth lease expirations (in square feet) for each of the Company's Properties in the Arlington County Virginia Market.


                                                 Lease Expirations--Arlington County, Virginia
                                                                    Market
                                             ---------------------------------------------------
                                                10/1/96
                                                  to
Property                                       12/31/96       1997         1998          1999
--------------------------- ---------------- ------------ ------------ ------------  ------------
Polk & Taylor               square feet (a)           0        890,000          0             0
                            % sq. ft. (b)          0.00%         100.0%       0.0%          0.0%
                            annual rent (c)    $      0    $17,119,116   $      0      $      0
                            psf (d)            $   0.00    $     19.23   $   0.00      $   0.00
                            tenants (e)               0              6          0             0
1300 N 17th Street          square feet (a)      18,171         25,164     21,284         5,672
                            % sq. ft (b)            4.9%           6.7%       5.7%          1.5%
                            annual rent (c)    $396,551    $   611,459   $558,004      $133,571
                            psf (d)            $  21.82    $     24.30   $  26.22      $  23.55
                            tenants (e)               2              3          4             2
1616 North Ft Myer          square feet (a)         889          6,587      4,626             0
                            % sq. ft (b)            0.3%           2.2%       1.6%          0.0%
                            annual rent (c)    $ 19,946    $   156,710   $ 94,917      $      0
                            psf (d)            $  22.44    $     23.79   $  20.52      $   0.00
                            tenants (e)               2              2          1             0
TOTAL                       square feet (a)      19,060        921,751     25,910         5,672
                            % sq. ft (b)            1.2%          59.3%       1.7%          0.4%
                            annual rent (c)    $416,497    $17,887,284   $652,921      $133,571
                            psf (d)            $  21.85    $     19.41   $  25.20      $  23.55
                            tenants (e)               4             11          5             2

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------ -------------
       Polk & Taylor              0            0            0            0            0            0
                                    0.0%         0.0%         0.0%         0.0%        0.0%          0.0%
                             $        0   $        0   $        0   $        0    $      0    $        0
                             $     0.00   $     0.00   $     0.00   $     0.00    $   0.00    $     0.00
                                      0            0            0            0           0             0
1300 N 17th Street               97,639       57,389       40,157       40,252      22,470        33,192
                                   26.2%        15.4%        10.8%        10.8%        6.0%          8.9%
                             $2,731,996   $1,385,957   $1,023,077   $1,090,746    $656,940    $1,011,342
                             $    27.98   $    24.15   $    25.48   $    27.10    $  29.24    $    30.47
                                      6            3            3            2           1             2
1616 North Ft Myer               39,855       86,631       12,208       43,882       6,324        82,035
                                   13.6%        29.6%         4.2%        15.0%        2.2%         28.0%
                             $  588,674   $2,306,508   $  324,352   $1,108,034    $166,950    $2,186,591
                             $    14.77   $    26.62   $    26.57   $    25.25    $  26.40    $    26.65
                                      4            2            1            2           1             3
TOTAL                           137,494      144,020       52,365       84,134      28,794       115,227
                                    8.8%         9.3%         3.4%         5.4%        1.9%          7.4%
                             $3,320,670   $3,692,465   $1,347,429   $2,198,780    $823,890    $3,197,932
                             $    24.15   $    25.64   $    25.73   $    26.13    $  28.61    $    27.75
                                     10            5            4            4           2             5


------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Fairfax County, Virginia Market


   As of September 1996, there were approximately 62.4 million square feet of office space in the Fairfax County, Virginia Market, 21.0 million square feet of which are located in the Tysons Corner submarket and 13 million square feet of which are located in the Reston/Herndon submarket. According to Grubb & Ellis, the Fairfax County, Virginia Market had an overall vacancy rate of 6.7% as of September 1996 and the submarkets of Tysons Corner and Reston/Herndon each had vacancy rates of 5.9% as of such time. Grubb & Ellis also reports that Tysons Corner and Reston/Herndon submarkets experienced Net Absorption of 1,277,000 square feet and 400,000 square feet, respectively, for the nine months ended September 30, 1996. The following chart describes each of the Company's Properties located in the Fairfax County, Virginia Market.


                   Year Built/   Rentable Area     No. of    Company's %
    Property        Renovated    in Square Feet   Stories     Ownership
 ---------------- ------------- ----------------  --------- -------------
John Marshall I       1981          261,364          11          100%
E.J. Randolph         1983          164,677          11          100%
Northridge I          1988          124,319           6          100%
                                ----------------
  Total                             550,360
                                ================


   The following chart sets forth average annual Base Rents per square foot, average annual Net Effective Rents per square foot, and the occupancy rate, expressed as a percentage, as of September 30, 1996, for each Property located in the Fairfax County, Virginia Market.


                                                  Average
                              Average Annual    Annual Net     Occupancy
          Property              Base Rent     Effective Rent     Rate
 ------------------------------------------- ---------------  -----------
John Marshall I                   $17.50          $15.85          100%
E.J. Randolph                      20.83           15.83           80%
Northridge I                       25.49           19.34          100%
                                  ------          ------          ----
    Total/Weighted Average        $20.30          $16.63           94%
                                  ======          ======          ====

   The following table sets forth lease expirations (in square feet) for each of the Properties in the Fairfax County, Virginia Market.

                                             Lease Expirations--Fairfax County, Virginia Market
                                            ---------------------------------------------------
                                               10/1/96
                                                 to
Property                                      12/31/96       1997         1998         1999
---------------------------                 ------------ ------------ ------------  ------------
John Marshall I             square feet(a)           0            0           0             0
                            % sq. ft.(b)           0.0%         0.0%        0.0%          0.0%
                            annual rent(c)    $      0      $     0       $   0       $     0
                            psf(d)            $   0.00      $  0.00       $0.00       $  0.00
                            tenants(e)               0            0           0             0
E.J. Randolph               square feet(a)       9,208        2,576           0         1,801
                            % sq. ft.(b)           5.6%         1.6%        0.0%          1.1%
                            annual rent(c)    $221,424      $71,876       $   0       $65,606
                            psf(d)            $  24.05      $ 27.90       $0.00       $ 36.43
                            tenants(e)               1            2           0             3
Northridge I                square feet(a)           0            0           0             0
                            % sq. ft.(b)           0.0%         0.0%        0.0%          0.0%
                            annual rent(c)    $      0      $     0       $   0       $     0
                            psf(d)            $   0.00      $  0.00       $0.00       $  0.00
                            tenants(e)               0            0           0             0
                                            ------------ ------------ ------------  ------------
TOTAL
  FAIRFAX                   square feet(a)       9,208        2,576           0         1,801
                            % sq. ft.(b)           1.7%         0.5%        0.0%          0.3%
                            annual rent(c)    $221,424      $71,876       $   0       $65,606
                            psf(d)            $  24.05      $ 27.90       $0.00       $ 36.43
                            tenants(e)               1            2           0             3

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------  ------------
John Marshall I                       0       2,788            0           0              0      258,576
                                    0.0%        1.1%         0.0%        0.0%           0.0%        98.9%
                             $        0    $ 92,639     $      0       $   0     $        0   $6,660,918
                             $     0.00    $  33.23     $   0.00       $0.00     $     0.00   $    25.76
                                      0           1            0           0              0            1
E.J. Randolph                     8,091      20,714        8,014           0         82,149            0
                                    4.9%       12.6%         4.9%        0.0%          49.9%         0.0%
                             $  213,406    $547,586     $179,113       $   0     $1,967,927   $        0
                             $    26.38    $  26.44     $  22.35       $0.00     $    23.96   $     0.00
                                      2           2            1           0              4            0
Northridge I                    124,319           0            0           0              0            0
                                  100.0%        0.0%         0.0%        0.0%           0.0%         0.0%
                             $3,346,079    $      0     $      0       $   0     $        0   $        0
                             $    26.92    $   0.00     $   0.00       $0.00     $     0.00   $     0.00
                                      1           0            0           0              0            0
                            ------------ ------------ ------------ ------------ ------------  ------------
TOTAL
  FAIRFAX                       132,410      23,502        8,014           0         82,149      258,576
                                   24.1%        4.3%         1.5%        0.0%          14.9%        47.0%
                             $3,559,484    $640,225     $179,113       $   0     $1,967,927   $6,660,918
                             $    26.88    $  27.24     $  22.35       $0.00     $    23.96   $    25.76
                                      3           3            1           0              4            1


------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases


(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet


(e) The number of tenants whose leases will expire

Washington, D.C. Office Market

   As of March 1996, there were approximately 95.9 million square feet of office space in the Washington, D.C. Office Market, approximately 28 million of which is located in the East End submarket. 1333 H Street, N.W. is located in the East End submarket. According to Grubb & Ellis, the Washington, D.C. Office Market had an overall vacancy rate of 10.2% as of March 1996, while the East End submarket experienced a vacancy rate of 10.1% as of such time.

   1333 H Street, N.W. 1333 H Street, N.W. is an 11-story office property comprising approximately 239,000 square feet, approximately 205,000 of which was built in 1982. The Company owns a 100% fee interest in the Property.

   As of September 30, 1996, the average annual Base Rent per square foot and average annual Net Effective Rent per square foot for the 1333 H Street, N.W. Property were $26.58 and $19.68, respectively. As of September 30, 1996, the Property was approximately 90% leased.

   The following table sets forth lease expirations (in square feet) for 1333 H Street.


                                              Lease Expirations--Washington, D.C. Office Market
                                            ---------------------------------------------------
                                               10/1/96
                                                 to
Property                                      12/31/96       1997         1998         1999
---------------------------                 ------------ ------------ ------------  ------------
1333 H Street, N.W.         square feet(a)      17,632        2,223        4,045           0
                            % sq. ft.(b)           7.4%         0.9%         1.7%        0.0%
                            annual rent(c)    $393,047     $109,788     $112,722       $   0
                            psf(d)            $  22.29     $  49.39     $  27.87       $0.00
                            tenants(e)               4            1            3           0

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------  ------------
1333 H Street, N.W.              8,835        2,945        57,041      14,708           0        108,536
                                   3.7%         1.2%         23.9%        6.2%        0.0%          45.5%
                              $246,683      $77,836    $1,758,913    $461,684       $   0     $3,707,067
                              $  27.92      $ 26.43    $    30.84    $  31.39       $0.00     $    34.16
                                     3            1             1           1           0              2

------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases


(c) Annualized expiring base rental income represented by such leases in the year of expiration plus 1996 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.


(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire


Suburban Chicago Office Market

   As of September 1996, there were approximately 60.3 million square feet of office space in the Suburban Chicago Office Market, approximately 20.8 million of which is located in the East-West Corridor submarket and approximately 12.5 million of which is located in the North Suburban submarket. The AT&T Plaza building is located in East-West Corridor submarket and the Tri-State International property is located in the North Suburban submarket. According to Grubb & Ellis the Suburban Chicago Office Market had an overall vacancy rate of 11.2% as of September 1996, while the East-West Corridor submarket and North Suburban submarket had vacancy rates of 9.8% (9.5% for Class A office properties) and 11.2% (7.9% for Class A office properties), respectively, for the same period. Grubb & Ellis also reports that the East-West Corridor and North Suburban submarkets experienced Net Absorption of 1,130,000 square feet and 610,000 square feet, respectively, for the first nine months of 1996.

   The following chart describes each of the Company's Properties located in the Suburban Chicago Office Market.



                         Year Built/    Rentable Area    No. of    Company's %
         Property         Renovated    in Square Feet    Stories    Ownership
----------------------- ------------- ----------------  ---------  ------------
AT&T Plaza                   1984          225,318          8          100%
Tri-State International      1986          548,000         (a)         100%
                                        ----------------
  Total                                    773,318
                                        ================


------------

(a) The Tri-State International complex consists of five buildings.

   The following chart sets forth average annual Base Rents per square foot, average annual Net Effective Rents per square foot, and the occupancy rate expressed as a percentage, as of September 30, 1996, for each Property in the Suburban Chicago Office Market.



                                                   Average
                               Average Annual    Annual Net     Occupancy
Property                         Base Rent     Effective Rent     Rate
 --------------------------------------------  --------------- -----------
AT&T Plaza                         $20.70          $14.15          100%
Tri-State International             23.13           16.77           70%
                                   ------          ------          ----
    Total Weighted Average         $22.43          $16.00           78%
                                   ======          ======          ====

                                               Lease Expirations--Suburban Chicago Office Market
                                             ---------------------------------------------------
                                                10/1/96
                                                  to
Property                                       12/31/96       1997         1998          1999
---------------------------                  ------------ ------------ ------------  ------------
AT&T Plaza                  square feet (a)       5,144        10,313       39,525        29,539
                            % sq. ft (b)            2.3%          4.6%        17.5%         13.1%
                            annual rent (c)    $119,789    $  200,629   $  814,860    $  669,941
                            psf (d)            $  23.29    $    19.45   $    20.62    $    22.68
                            tenants (e)               2             4            6             2
Tri-State International     square feet (a)      24,239       116,169       17,436        60,002
                            % sq. ft. (b)           4.4%         21.2%         3.2%         10.9%
                            annual rent (c)    $503,150    $2,693,452   $  361,023    $1,578,120
                            psf (d)            $  20.76    $    23.19   $    20.71    $    26.30
                            tenants (e)               3             8            2             5
                                             ------------ ------------ ------------  ------------
TOTAL                       square feet (a)      29,383       126,482       56,961        89,541
                            % sq. ft. (b)           3.8%         16.4%         7.4%         11.6%
                            annual rent (c)    $622,939    $2,894,080   $1,175,883    $2,248,062
                            psf (d)            $  21.20    $    22.88   $    20.64    $    25.11
                            tenants (e)               5            12            8             7

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------  ------------
AT&T Plaza                       79,574            0      12,288       38,249        8,165        2,521
                                   35.3%         0.0%        5.5%        17.0%         3.6%         1.1%
                             $1,758,066   $        0    $282,240     $994,404     $197,014     $      0
                             $    22.09   $     0.00    $  22.97     $  26.00     $  24.13     $   0.00
                                      4            0           2            3            1            1
Tri-State International          24,018       85,722         776            0       27,491       26,578
                                    4.4%        15.6%        0.1%         0.0%         5.0%         4.9%
                             $  548,544   $2,253,911    $ 11,578     $      0     $721,639     $736,211
                             $    22.84   $    26.29    $  14.92     $   0.00     $  26.25     $  27.70
                                      3            9           1            0            1            1
                            ------------ ------------ ------------ ------------ ------------  ------------
TOTAL                           103,592       85,722      13,064       38,249       35,656       29,099
                                   13.4%        11.1%        1.7%         4.9%         4.6%         3.8%
                             $2,306,609   $2,253,911    $293,818     $994,404     $918,652     $736,211
                             $    22.27        26.29    $  22.49     $  26.00     $  25.76     $  25.30
                                      7            9           3            3            2            2

------------


(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire

The Suburban Philadelphia Office Market

   As of June 1996 there were approximately 35.2 million square feet of office space in the Suburban Philadelphia Office Market. According to Grubb & Ellis, the entire Suburban Philadelphia Office Market had a vacancy rate of 12.9% in June 1996.


   One, Two, Three and Five Westlakes Drive are located in the Suburban Philadelphia Office Market. The average Base Rent per square foot and the average annual Net Effective Rent per square foot for the four Properties were $20.47 and $15.84, respectively, as of September 30, 1996.

   Westlakes Office Park. Each building in the Westlakes Office Park is a three-story office building. These buildings were constructed between 1988 and 1990. Collectively, these buildings contain an aggregate of approximately 444,000 square feet. As of September 30, 1996, these buildings were approximately 95% leased.


   The following table sets forth lease expirations (in square feet) for each of the Company's Properties in the Suburban Philadelphia Office Market.

                                               Lease Expirations--Suburban Philadelphia Office
                                                                   Market
                                            ---------------------------------------------------
                                               10/1/96
                                                 to
Property                                      12/31/96       1997         1998         1999
---------------------------                 ------------ ------------ ------------  ------------
One Westlakes Drive         square feet(a)       9,639       20,616       19,329        14,685
                            % sq. ft.(b)           7.0%        15.0%        14.1%         10.7%
                            annual rent(c)    $212,906     $457,260     $391,845    $  226,298
                            psf(d)            $  22.09     $  22.18     $  20.27    $    15.41
                            tenants(e)               4            4            3             3
Two Westlakes Drive         square feet(a)         912        6,668        5,394        11,827
                            % sq. ft.(b)           0.7%         5.2%         4.2%          9.2%
                            annual rent(c)    $  6,840     $139,471     $110,218    $  249,071
                            psf(d)            $   7.50     $  20.92     $  20.43    $    21.06
                            tenants(e)               1            1            2             2
Three Westlakes Drive       square feet(a)           0            0            0             0
                            % sq. ft.(b)           0.0%         0.0%         0.0%          0.0%
                            annual rent(c)    $      0     $      0     $      0    $        0
                            psf(d)            $   0.00     $   0.00     $   0.00    $     0.00
                            tenants(e)               0            0            0             0
Five Westlakes Drive        square feet(a)      11,803            0            0        27,480
                            % sq. ft.(b)          19.7%         0.0%         0.0%         45.8%
                            annual rent(c)    $348,267     $      0     $      0    $  667,864
                            psf(d)            $  29.51     $   0.00     $   0.00    $    24.30
                            tenants(e)               2            0            0             2
                                            ------------ ------------ ------------  ------------
TOTAL                       square feet(a)      22,354       27,284       24,723        53,992
                            % sq. ft.(b)           5.0%         6.1%         5.6%         12.2%
                            annual rent(c)    $568,012     $596,732     $502,062    $1,143,233
                            psf(d)            $  25.41     $  21.87     $  20.31    $    21.17
                            tenants(e)               7            5            5             7

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------  ------------
One Westlakes Drive              13,839      13,114       14,538             0          0        18,439
                                   10.1%        9.6%        10.6%          0.0%       0.0%          3.5%
                             $  293,492    $291,294     $312,760    $        0      $   0      $442,536
                             $    21.21    $  22.21     $  21.51    $     0.00      $0.00      $  24.00
                                      3           3            1             0          0             1
Two Westlakes Drive              35,447           0            0        44,846          0        22,413
                                   27.5%        0.0%         0.0%         34.8%       0.0%         17.4%
                             $  778,427    $      0     $      0    $  986,612      $   0      $411,319
                             $    21.96    $   0.00     $   0.00    $    22.00      $0.00      $  18.35
                                      2           0            0             2          0             2
Three Westlakes Drive           115,057           0            0             0          0             0
                                   97.5%        0.0%         0.0%          0.0%       0.0%          0.0%
                             $2,845,884    $      0     $      0    $        0      $   0      $      0
                             $    24.73    $   0.00     $   0.00    $     0.00      $0.00      $   0.00
                                      2           0            0             0          0             0
Five Westlakes Drive             12,928       1,000            0         2,746          0             0
                                   21.5%        1.7%         0.0%          4.6%       0.0%          0.0%
                             $  303,630    $ 23,350     $      0    $   60,412      $   0      $      0
                             $    23.49    $  23.35     $   0.00    $    22.00      $0.00      $   0.00
                                      2           1            0             1          0             0
                            ------------ ------------ ------------ ------------ ------------  ------------
TOTAL                           177,271      14,114       14,538        47,592          0        40,852
                                   39.9%        3.2%         3.3%         10.7%       0.0%          9.2%
                             $4,221,433    $314,644     $312,760    $1,047,024      $   0      $853,855
                             $    23.81    $  22.29     $  21.51    $    22.00      $0.00      $  20.90
                                      9           4            1             3          0             3

------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized base rental income represented by such leases in the year of expiration plus 1995 tenant payments on account of real estate tax and operating expense escalations, except leases with CPI increases in lieu of expense recoveries.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose leases will expire


The West Los Angeles Office Market

   As of September 1996, there were approximately 37 million square feet of office space in the West Los Angeles Office Market. The Westwood submarket, the location of 10960 Wilshire Boulevard, had approximately 3.2 million square feet of office space. According to CB Commercial, the West Los Angeles Office Market had an overall vacancy rate of 13.4% as of September 30, 1996, and the Westwood submarket had a vacancy rate of 10.3% at such time.

   10960 Wilshire Boulevard. 10960 Wilshire Boulevard consists of approximately 544,000 square feet in a 23-story office building. The property was built in 1971 and has undergone approximately $39 million of capital improvements since 1992.

   As of September 30, 1996, the average annual Base Rent per square foot and average annual Net Effective Rent per square foot for 10960 Wilshire Boulevard were $24.00 and $18.53, respectively. As of September 30, 1996 the property was approximately 89% leased.

   The following table sets forth lease expirations (in square feet) for 10960 Wilshire Boulevard.

                                                           Lease Expiration Summary
                                             ---------------------------------------------------
                                                10/1/96
                                                  to
Property                                       12/31/96       1997         1998          1999
---------------------------                  ------------ ------------ ------------  ------------
10960 Wilshire Boulevard    square feet (a)          0        23,922        3,030         9,126
                            % sq. ft (b)           0.0%          4.4%         0.6%          1.7%
                            annual rent (c)      $   0      $585,840      $88,608      $262,561
                            psf (d)              $0.00      $  24.49      $ 29.24      $  28.77
                            tenants (e)              0             1            1             3

                                                                                               2005 and
Property                        2000         2001         2002         2003         2004        beyond
--------------------------- ------------ ------------ ------------ ------------ ------------  ------------
10960 Wilshire Boulevard        162,021      20,761        52,382       34,801      10,658       167,586
                                   29.8%        3.8%          9.6%         6.4%        2.0%         30.8%
                             $4,561,300    $598,825    $1,809,183   $1,134,632    $350,807    $5,664,221
                             $    28.15    $  28.84    $    34.54   $    32.60    $  32.91    $    33.80
                                     14           3             3            3           1             4

------------

(a) Total area in square feet covered by such leases

(b) Percentage of total square feet represented by such leases

(c) Annualized expiring base rental income represented by such leases plus 1996 tenant payments on account of real estate tax and operating expense escalations.

(d) Calculated as annual rent divided by square feet

(e) The number of tenants whose lease will expire

Historical Non-Incremental Revenue-Generating Capital Expenditures and Tenant Improvement Costs


   The following tables set forth annual and per square foot recurring, non-incremental revenue-generating capital expenditures and non-incremental revenue-generating tenant improvement costs to retain revenues attributable to existing leased space (including leasing commissions and rent concessions) for the period 1991 through 1995. The tables provide total capital expenditures and non-incremental revenue-generating tenant improvement costs for the Properties, without regard to the Company's proportionate ownership interest in each Property, and the Company's proportionate share of total capital expenditures and tenant improvement costs based on its ownership interest in the Properties with respect to which such expenditures and costs were incurred. All capital expenditures presented for the Properties are non-incremental revenue-generating. As noted, revenue-generating tenant improvement costs are excluded from the table set forth immediately below. Such costs generally relate to vacant space, unless a prior tenant was paying rent while such space was being improved for a future tenant, in which case the costs to improve such space were considered non-incremental revenue-generating and, therefore, included in the table. The historical capital expenditures and tenant improvement costs set forth below are not necessarily indicative of future recurring, non-incremental revenue-generating capital expenditures or non-incremental revenue-generating tenant improvement costs.


              Properties (excluding Perimeter Center Portfolio)

                                                                                                 1991-1995
                                       1991(a)   1992(a)  1993(a)     1994(a)       1995(a)      Average(a)
                                       --------  -------- -------- ------------ --------------- -----------
                                               (dollars in thousands, except per square foot data)
Capital Expenditures
Properties Total
  Annual                               $  917    $  702    $  226    $1,001(b)    $3,309(b)(c)   $1,231
  Per square foot                      $  0.31   $  0.23   $  0.08   $    0.24    $ 0.50         $ 0.27
 Company's Proportionate Share
  Annual                               $  730    $  551    $  193    $    609(b)  $  2,174(b)(c) $  851
  Per square foot                      $  0.35   $  0.26   $  0.09   $    0.15    $   0.44       $ 0.26
Non-incremental Revenue-Generating
 Tenant Improvement Costs
 Properties Total
  Annual                               $4,229    $2,650    $2,077    $  4,289(c)  $  7,369       $4,123
  Per square foot improved             $13.09    $  7.38   $10.43    $  10.24     $  10.13       $10.25
  Per square foot total                $  1.41   $  0.88   $  0.69   $    1.02    $   1.10       $ 1.02
 Company's Proportionate Share
  Annual                               $2,737    $2,167    $1,806    $  3,280(c)  $  7,040       $3,406
  Per square foot improved             $13.14    $  8.86   $11.78    $    9.71    $  10.60       $10.82
  Per square foot total                $  1.30   $  1.03   $  0.86   $    1.15    $   1.43       $ 1.15



-------------


(a) Information regarding the Properties acquired in the Initial Offering is presented for all periods. Information regarding Properties acquired subsequent to the Initial Offering is presented from the date of acquisition. Accordingly, information regarding Properties acquired during 1996 is excluded.

(b) Excludes cost incurred in connection with the redevelopment of the Center Plaza Property of $1.4 million and $0.86 million, or $1.1 million and $0.86 million for the Company's proportionate share of such expenditures for the years 1994 and 1995, respectively. A portion of these capital expenditures are incremental revenue-generating expenditures.

(c) Includes $1.8 million and $0.2 million tenant improvement costs for the years 1994 and 1995, respectively, for renewal of an existing 20-year tenant, for an additional 15 years, representing approximately 25% of the 175 Federal Street Property. This amount was funded from escrow reserves established by Beacon prior to the Initial Offering. The Company's proportionate share is $1.1 million and $0.2 million. Also includes $0.9 million and $1.0 million of tenant improvement costs for the years 1994 and 1995, respectively, for renewal of an existing 10-year tenant, for an additional 11 years, occupying 100% of the 80 William Street Property. This amount was funded from reserves set up at the closing of the Initial Offering.

                          Perimeter Center Portfolio

                                                                                        1991-1995
                                        1991      1992      1993     1994      1995      Average
                                       --------  -------- --------  --------  -------------------
                                          (dollars in thousands, except per square foot data)
Capital Expenditures
 Annual                                $  928    $1,729    $1,499   $1,419    $  969     $1,309
 Per square foot                       $ 0.28    $ 0.52    $ 0.45   $ 0.43    $ 0.29     $ 0.39
Non-incremental Revenue-Generating
Tenant Improvement Costs(a)
 Annual                                $4,431    $1,093    $1,854   $1,943    $2,736     $2,411
 Per square foot improved              $ 9.72    $ 8.58    $ 7.05   $ 6.27    $ 5.86     $ 7.50
 Per square foot total                 $ 1.34    $ 0.33    $ 0.56   $ 0.59    $ 0.83     $ 0.73

------------


(a) Costs are presented in the year in which the related lease was signed.

Historical Incremental Revenue-Generating Tenant Improvement Costs

   The following tables set forth annual and per square foot incremental revenue-generating tenant improvement costs (including lease commissions and rent concessions) for the period 1991 through 1995. The Company does not have any historical incremental revenue-generating capital expenditures. The foregoing tables provide all remaining tenant improvement costs not included in the tables set forth above for the Properties (excluding Crosby Corporate Center redevelopment costs), without regard to the Company's proportionate ownership interest in each Property, and provide the Company's proportionate share of such tenant improvement costs based on its ownership interest in the Properties with respect to which such costs were incurred. Incremental revenue-generating tenant improvement costs generally relate to vacant non-revenue generating space. The historical incremental revenue-generating tenant improvement costs set forth below are not necessarily indicative of future incremental revenue-generating tenant improvement costs.



              Properties (excluding Perimeter Center Portfolio)

                                                                                           1991-1995
                                    1991(a)    1992(a)      1993(a)    1994(a)   1995(a)  Average(a)
                                    -------------------- ------------  --------  -------- -----------
                                          (dollars in thousands, except per square foot data)
Incremental Revenue-Generating
 Tenant Improvement Costs
  Properties Total
   Annual                           $1,693      $3,055(b)   $7,438(c)   $6,141   $8,027     $5,271
   Per square foot improved         $13.90      $22.55      $29.90      $26.92   $29.56     $24.57
   Per square foot total            $ 0.56      $ 1.02      $ 2.47      $ 1.47   $ 1.20     $ 1.34
  Company's Proportionate Share
   Annual                           $1,176      $2,134      $5,221      $4,051   $7,283     $3,973
   Per square foot improved         $14.70      $24.55      $31.26      $25.77   $30.24     $25.30
   Per square foot total            $ 0.56      $ 1.01      $ 2.47      $ 1.43   $ 1.48     $ 1.39

------------


(a) Information regarding the Properties acquired in the Initial Offering is presented for all periods. Information regarding Properties acquired subsequent to the Initial Offering is presented from the date of acquisition. Accordingly, information regarding Properties acquired during 1996 is excluded.


(b) This amount includes approximately $1.75 million of tenant improvement costs relating to a six-year leasehold of approximately 5% of the total rentable square footage of the Center Plaza Property.

(c) This amount includes approximately $4.34 million of tenant improvement costs relating to a 10-year leasehold and an 11-year leasehold aggregating 19% of the total rentable square footage of the Center Plaza Property.

                          Perimeter Center Portfolio

                                                                                  1991-1995
                                   1991      1992     1993      1994      1995     Average
                                  -------- --------  --------  -------- -------- -----------
                                     (dollars in thousands, except per square foot data)
Incremental Revenue-Generating
 Tenant Improvement Costs(a)
  Annual                          $4,126    $1,256   $2,247    $2,085    $2,600     $ 2,463
  Per square foot improved        $18.31    $17.02   $15.12    $16.54    $16.09     $ 16.62
  Per square foot total           $ 1.25    $ 0.38   $ 0.68    $ 0.63    $ 0.79     $  0.75

------------

(a) Costs are presented in the year in which the related lease was signed.

Mortgage Indebtedness and Credit Facility


   The Company's total outstanding consolidated mortgage debt and its proportionate share of the total outstanding unconsolidated mortgage debt on the Properties (excluding Rowes Wharf) was approximately $533.4 million at November 1, 1996. Additionally, at November 1, 1996, the Company had approximately $118.0 million outstanding under the Credit Facility. The following table sets forth certain information regarding the consolidated and unconsolidated mortgage debt obligations of the Company, including mortgage obligations relating to specific Properties, and the Credit Facility. All of the mortgage debt is nonrecourse to the Company. The following table also sets forth certain information regarding the mortgage debt to be assumed by the Company in connection with the Pending Acquisitions.


                               Principal   Company's
                                 Amount     Portion
                                 (as of        of       Interest     Maturity          Prepayment
           Property             11/1/96)   Principal      Rate         Date            Provisions
----------------------------- ----------- ------------  -----------------------  -----------------------
                                                     (dollar amounts in millions)
Mortgage Indebtedness:
Consolidated Properties
150 Federal Street               $ 57.0      $ 57.0       6.67%      11/1/98(a)  Prepayable subject to
                                                                                 conditions(b)
175 Federal Street                 13.0        13.0       8.00%       7/1/98(c)  Prepayable subject to
                                                                                 conditions(d)
Wellesley Office Park              55.0        55.0       7.23%       2/1/03(e)  Prepayable subject to
                                                                                 conditions(f)
Center Plaza                       60.0        60.0       7.23%       3/1/03(g)  Prepayable subject to
                                                                                 conditions(h)
Perimeter Center Portfolio        218.0       218.0       7.08%       4/1/06(i)  Prepayable subject to
                                                                                 conditions(j)
John Marshall I                    20.9        20.9       8.38%        12/1/08   Prepayable subject to
                                                                                 conditions(k)
Northridge I                       16.4        16.4       7.28%     12/14/96(l)  Prepayable subject to
                              ----------- ------------                           conditions(m)

 Total Consolidated              $440.3      $440.3
  Properties
                              ----------- ------------
Unconsolidated Properties
  with respect to which the
  Company is a general
  partner or shareholder
One Post Office Square(n)        $ 68.0      $ 34.0       7.00%       8/1/00(o)  Prepayable subject to
                                                                                 conditions(p)
One Post Office Square(n)          25.3        12.7       8.25%       8/1/00(q)  Prepayable subject to
                                                                                 conditions(r)
75-101 Federal Street(s)           90.0        46.4       7.61%      10/1/02(t)  Prepayable subject to
                              ----------- ------------                           conditions(u)

 Total Unconsolidated             183.3        93.1
  Properties
                              ----------- ------------
 Total Mortgage Debt             $623.6      $533.4
                              =========== ============
Credit Facility:
 Various Properties(v)           $118.0      $118.0         (w)        6/27/99   Prepayable at any
                              =========== ============                           time without penalty



------------

(a) The estimated balance due on maturity is approximately $56.1 million.

(b) Prepayable subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance. Prepayable at par from and after April 1, 1998.

(c) The estimated balance due on maturity is approximately $12.5 million.

(d) Prepayable subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 1.50%, but in no event less than 1% of the then balance. Prepayable at par from and after March 1, 1998.

(e) The estimated balance due on maturity is approximately $51.9 million.

(f) Prepayable after August 1, 1999 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after October 1, 2002.

(g) The estimated balance due on maturity is approximately $56.7 million.

(h) Prepayable after September 1, 1999 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after November 1, 2002.

(i) The estimated balance due on maturity is approximately $183.8 million.

(j) Closed to prepayment during the first two years of the loan, prepayable in years three through ten subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%, and prepayable at par during the last 90 days of the loan.

(k) Mandatory annual prepayments and additional prepayments subject to payments of 5% of the amount prepaid before November 1, 1999, decreasing by 0.5% each subsequent year through September 1, 2008, after which no premium is due upon prepayment.

(l) The estimated balance due on maturity is approximately $16.4 million.

(m) Prepayable subject to a payment equal to the greater of 1% of the outstanding principal balance or an amount based on U.S. Treasury notes having a term closest to the date of maturity.

(n) The Company owns a 50% general partner interest in the partnership that owns One Post Office Square. Consequently, the Company's portion of the debt on the One Post Office Square Property is 50% of the principal amount.

(o) The Company's share of the estimated balance due on maturity is approximately $31.9 million.

(p) Prepayable after August 31, 1997 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after February 1, 2000.

(q) The Company's share of the estimated balance due on maturity is approximately $11.2 million.

(r) Prepayable subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 1.50%. Prepayable at par from and after May 1, 2000.

(s) The Company owns an approximate 51.6% equity interest in the private REIT that owns 75-101 Federal Street. Consequently, the Company's portion of the debt on the 75-101 Federal Street property is approximately 51.6% of the principal amount.

(t) The Company's share of the estimated balance due on maturity is approximately $44.0 million.

(u) Prepayable after January 1, 1999 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity plus 0.50%. Prepayable at par from and after June 1, 2002.

(v) The Credit Facility is secured by cross-collateralized mortgages and assignments of rents on the Crosby Corporate Center, a portion of 150 Federal Street, One Canal Park, Westwood Business Centre, Westlakes Office Park, 2 Oliver Street, Ten Canal Park, Russia Wharf, AT&T Plaza, Tri-State International office park, 1333 H Street, N.W., the E.J. Randolph building, 1300 North 17th Street and 1616 North Ft. Myer.

(w) Outstanding balances under the Credit Facility generally bear interest, at the Company's option, at either (i) the higher of (x) Bank of Boston's base interest rate and (y) 1/2% above the overnight federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points.

   The Company owns a 45% indirect limited partner interest in Rowes Wharf Associates, the partnership that owns the hotel space and leases the office and retail space at Rowes Wharf. The Company (together with an affiliate) and Equitable each own one-half of the first mortgage debt on the Rowes Wharf Property. The Company has no obligation to fund principal or interest payments with respect to the unconsolidated debt of Rowes Wharf Associates or to fund operating or other deficits with respect to Rowes Wharf Associates. As of November 1, 1996, the aggregate outstanding principal amount of Rowes Wharf Associates' first mortgage debt, which consists of two tiers of debt, equals approximately $201.2 million. The first-tier debt is equal to approximately $126.0 million, currently bears interest at a rate of 8.71% per annum and matures in April 1999. Pursuant to its terms, the first-tier debt may be prepaid at any time and principal repayment may be extended for up to three years, provided that a 1.1 interest coverage is achieved at that time. Rowes Wharf Associates currently maintains a significant cash account to fund any shortfalls on this debt. The second-tier debt is equal to approximately $75.2 million, currently bears interest at the lesser of 6.0% or 50.0% of cash flow after interest payments have been made in respect of the first-tier debt and matures in April 2002. The second-tier debt may be prepaid in full with 50% of the net proceeds from certain sales or refinancings of Rowes Wharf Associates' debt, regardless of the amount of such proceeds, or at maturity based on the appraised value of the Property.

                               USE OF PROCEEDS


   The net cash proceeds to the Company from the sale of the Common Stock offered hereby, after deduction of estimated expenses of the Offering, are estimated to be approximately $166.4 million (approximately $191.3 million if the Underwriters' over-allotment option is exercised in full).

   The Company intends to apply the net proceeds of the Offering to purchase the Pending Acquisitions (or repay amounts drawn under the Credit Facility to acquire the Pending Acquisitions), to repay amounts drawn under the Credit Facility in connection with the purchase of the Rosslyn, Virginia Portfolio and certain other Properties, and/or for general corporate and working capital purposes. All outstanding borrowings under the Credit Facility mature in June 1999 and generally bear interest, at the Company's option, at either
(i) the higher of (x) Bank of Boston's base interest rate and (y) one-half of one percent (1/2%) above the overnight federal funds effective rate or (ii) the Eurodollar rate plus 175 basis points. No prepayment penalties are required in connection with the repayment of the Credit Facility. Pending application of the net proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities.

             PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY


   The Company's Common Stock trades on the NYSE under the symbol "BCN." On October 30, 1996, the reported closing sale price per share of Common Stock on the NYSE was $29-1/2 and there were approximately 375 holders of record of the Company's Common Stock. The following table sets forth the quarterly high and low closing sales prices per share of the Common Stock reported on the NYSE and the distributions paid by the Company with respect to each such period.



       Quarter Ended           High        Low      Distributions
--------------------------- ---------- ----------  ----------------
June 30, 1994 (from May 20,
  1994)                         $181/4     $171/8       $  .16(a)
September 30, 1994              $191/2     $173/4       $  .40
December 31, 1994               $19        $17          $  .40
March 31, 1995                  $20        $171/2       $  .40
June 30, 1995                   $211/8     $191/4       $  .42
September 30, 1995              $213/4     $197/8       $  .42
December 31, 1995               $23        $201/8       $  .42
March 31, 1996                  $265/8     $225/8       $  .42
June 30, 1996                   $261/4     $241/2       $.4625
September 30, 1996              $29        $243/4       $.4625(b)
December 31, 1996 (through
  October 30, 1996)             $31        $291/2

------------


(a) The Company paid a distribution of $.16 per share of Common Stock on August 25, 1994, for the period May 26, 1994 (the closing of the Initial Offering) through June 30, 1994, which would be equivalent to a quarterly distribution of $.40 and an annual distribution of $1.60 per share of Common Stock.
(b) To be paid November 22, 1996 to stockholders of record as of November 8, 1996. Accordingly, purchasers of Common Stock in the Offering will not receive the third quarter 1996 dividend in respect of the shares of Common Stock offered hereby.

   The Company pays a quarterly distribution on its Common Stock of $.4625 per share, which on an annualized basis, is equal to an annual distribution of $1.85 per share of Common Stock. Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the Company's financial condition, its capital requirements, the annual distribution requirements under the REIT provisions of the United States Code and such other factors as the Board of Directors deems relevant. There can be no assurance that any such distributions will be made by the Company.


   Distributions by the Company to the extent of its current and accumulated earnings and profits for Federal income tax purposes generally will be taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the stockholder's basis in its shares of Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares.

   The Company has adopted a dividend reinvestment program under which holders of Common Stock may elect automatically to reinvest dividends in additional Common Stock. The Company may, from time to time, repurchase Common Stock in the open market for purposes of fulfilling its obligations under this dividend reinvestment program or may elect to issue additional Common Stock.

Historical Total Return


   An investor who purchased Common Stock in the Company's Initial Offering on May 24, 1994, who reinvested all dividends paid in additional shares of Common Stock, and who held such shares through the close of business on October 30, 1996 would have had a cumulative pretax total return of 107.1% or an annual compounded pretax return of 34.7% based upon the closing price of the Common Stock on October 30, 1996. Past performance, however, is not necessarily indicative of the results that will be obtained in the future from an investment in the Common Stock, and no assurance can be given that an investor in this Offering will achieve similar results.

                                CAPITALIZATION


   The following table sets forth the capitalization of the Company on an historical basis as of September 30, 1996, and for the Company as adjusted to give effect to the issuance of the shares of Common Stock in the Offering and the application of the net proceeds from the Offering as if the Offering and the acquisitions of the Pending Acquisitions had occurred on September 30, 1996. See "Use of Proceeds." The information set forth in the table should be read in conjunction with the summary and selected financial information presented elsewhere in this Prospectus Supplement and the Consolidated Financial Statements and notes thereto incorporated by reference into the accompanying Prospectus.


                                               Historical   As Adjusted (1)
                                              ------------- ---------------
                                                     (in thousands)
DEBT:
 Credit Facility                               $   18,000     $  194,670
 Mortgage Notes Payable                           440,526        440,526
                                              ------------- ---------------
    Total Debt                                    458,526        635,196
                                              ------------- ---------------
MINORITY INTEREST:                                 70,098         70,098
                                              ------------- ---------------
STOCKHOLDERS EQUITY:
 Common Stock, $.01 par value; 175,000,000
   shares authorized; 33,233,255 (historical)
   shares issued and outstanding (39,233,255
   shares on an as adjusted basis) (1)                332            392
 Additional paid-in capital                       584,626        750,946
 Cumulative net income                             46,782         46,782
 Cumulative dividends                             (68,117)       (68,117)
                                              ------------- ---------------
    Total stockholder's equity                    563,623        730,003
                                              ------------- ---------------
    Total capitalization                       $1,092,247     $1,435,297
                                              ============= ===============

------------


(1) Does not include Common Stock reserved for issuance upon (i) possible redemption of 5,102,428 Units and (ii) exercise of 1,072,110 options granted pursuant to the 1994 Stock Option Plan. A total of 3,764,328 shares of Common Stock are reserved for issuance under the 1994 Stock Option Plan, the 1996 Plan and dividend reinvestment plan.

                        SELECTED FINANCIAL INFORMATION


   The following table sets forth selected financial and operating information on an as adjusted basis for the Company and on a combined historical basis for the Company and the Predecessor. The consolidated results of operations of the Company for the nine months ended September 30, 1996 and 1995 have been derived from unaudited financial statements. The consolidated results of operations of the Company for the year ended December 31, 1995 and for the period May 26, 1994 to December 31, 1994, the combined results of operations of the Predecessor for the period January 1, 1994 to May 25, 1994 and the combined historical operating information of the Predecessor for the years ended December 31, 1993, 1992 and 1991 have been derived from the financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect to the years 1995, 1994 and 1993 is incorporated by reference into the accompanying Prospectus.

   The unaudited selected pro forma financial and operating information is presented as if the Offering, the acquisition of the Properties acquired since January 1, 1995, the acquisition of the Pending Acquisitions had occurred as of January 1, 1995, for the condensed consolidated statement of operations. The pro forma financial information is not necessarily indicative of what the results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.

                                                          Selected Financial Information
                                                                     Company
                                          --------------------------------------------------------------
                                           Pro Forma
                                          Nine Months  Nine Months  Nine Months
                                             Ended        Ended        Ended
                                           September    September    September              For the Year
                                              30,          30,          30,      Pro Forma     Ended
                                             1996         1996         1995        1995     December 31,
                                          (unaudited)  (unaudited)  (unaudited) (unaudited)     1995
                                         ------------ ------------ ------------ -----------  ------------
                                                                     (dollars in thousands, except per
                                                                               share amounts)
OPERATING INFORMATION:
Revenue:
 Rental income                            $   156,944  $    97,308  $    52,281 $   196,023 $    71,050
 Management fees                                2,248        2,248        1,413       2,926       2,203
 Recoveries from tenants                       18,249       11,001        7,297      22,896       9,742
 Mortgage interest income                       4,178        3,567        1,564       5,573       2,546
 Interest and other income                     11,277        7,585        3,965      10,259       5,502
                                         ------------ ------------ ------------ -----------  ------------
   Total revenue                              192,896      121,709       66,520     237,677      91,043
                                         ------------ ------------ ------------ -----------  ------------
Expenses:
Property expenses                              41,239       24,607       13,469      52,105      18,090
Real estate taxes                              18,242       12,491        7,414      22,493      10,217
General and administrative                     14,899       11,963        6,886      16,184       9,755
Mortgage interest expense                      34,503       20,739       11,569      47,888      15,226
Interest--amortization of financing
  costs                                         1,633        1,618          947       1,490       1,370
Depreciation and amortization                  35,228       21,737       12,607      45,418      17,428
                                         ------------ ------------ ------------ -----------  ------------
   Total expenses                             145,744       93,155       52,892     185,577      72,086
                                         ------------ ------------ ------------ -----------  ------------
Income (loss) from operations                  47,152       28,554       13,628      52,100      18,957
                                         ------------ ------------ ------------ -----------  ------------
Construction revenue and other income              --           --           --          --          --
Construction costs and operating
  expenses                                         --           --           --          --          --
                                         ------------ ------------ ------------ -----------  ------------
Income from construction                           --           --           --          --          --
                                         ------------ ------------ ------------ -----------  ------------
Equity (loss) in joint ventures and
  corporations (1)                              2,053        2,053        1,735       4,560       3,222
Minority interest in loss of combined
  partnerships                                     --           --           --          --          --
                                         ------------ ------------ ------------ -----------  ------------
Income (loss) before minority interest
  and extraordinary items                      49,205       30,607       15,363      56,660      22,179
Minority interest in Operating
  Partnerships (2)                             (5,663)      (4,231)      (3,043)     (6,522)     (4,119)
                                         ------------ ------------ ------------ -----------  ----------
Income before extraordinary items              43,542       26,376       12,320      50,138      18,060
                                         ============                           ============
Extraordinary items, net of minority                        (3,309)          --                      --
                                                       ----------- ------------              ----------
Net income                                             $    23,067  $    12,320             $    18,060
                                                       =========== ============              ==========
Net income per share before
  extraordinary items                     $      1.11  $       .99  $           $      1.28
Net income per share of Common Stock                   $       .86  $       .81             $      1.09
Cash dividends declared per share of
  Common Stock                                         $     1.345  $      1.24             $      1.24
Cash dividends paid per share of Common
  Stock                                                $    1.3025  $      1.22             $      1.64
Weighted average common shares
  outstanding                              39,233,255   26,659,577   15,288,937  39,233,255  16,525,245

                                              Company                  Predecessor
                                          -------------- -------------------------------------------
                                          For the Period For the Period
                                         May 26, 1994 to   January 1,
                                           December 31,      1994 to      Years Ended December 31,
                                                                         ---------------------------
                                               1994       May 25, 1994     1993     1992      1991
                                         --------------- --------------  --------  -------- --------

OPERATING INFORMATION:
Revenue:
 Rental income                             $    25,144       $ 5,776     $14,315   $11,406  $14,850
 Management fees                                    --         1,521       3,533     3,331    2,205
 Recoveries from tenants                         4,488         1,040       2,349     1,989    3,986
 Mortgage interest income                           --            --          --        --       --
 Interest and other income                       2,301           675       2,176     2,003    3,134
                                         --------------- --------------  --------  -------- --------
   Total revenue                                31,933         9,012      22,373    18,729   24,175
                                         --------------- --------------  --------  -------- --------
Expenses:
Property expenses                                7,034         2,086       4,580     4,522    6,390
Real estate taxes                                3,325           595       1,354     1,204    1,162
General and administrative                       3,122         1,399       4,357     4,658    4,528
Mortgage interest expense                        4,992         2,798       7,650     7,203    7,532
Interest--amortization of financing
  costs                                            617           373         192       138      320
Depreciation and amortization                    6,924         2,385       5,577     5,505    4,967
                                         --------------- --------------  --------  -------- --------
   Total expenses                               26,014         9,636      23,710    23,230   24,899
                                         --------------- --------------  --------  -------- --------
Income (loss) from operations                    5,919          (624)     (1,337)   (4,501)    (724)
                                         --------------- --------------  --------  -------- --------
Construction revenue and other income               --        24,238      72,197    52,256   39,749
Construction costs and operating
  expenses                                          --        24,136      71,757    52,120   39,679
                                         --------------- --------------  --------  -------- --------
Income from construction                            --           102         440       136       70
                                         --------------- --------------  --------  -------- --------
Equity (loss) in joint ventures and
  corporations (1)                               1,406           198      (5,953)   (1,544)      84
Minority interest in loss of combined
  partnerships                                      --           931       1,539     2,656    1,087
                                         --------------- --------------  --------  -------- --------
Income (loss) before minority interest
  and extraordinary items                        7,325           607      (5,311)   (3,253)     517
Minority interest in Operating
  Partnerships (2)                              (1,670)           --          --        --       --
                                         --------------- --------------  --------  -------- --------
Income before extraordinary items                5,655           607      (5,311)   (3,253)     517
Extraordinary items, net of minority                --         8,898       1,554        --       --
                                         --------------- --------------  --------  -------- --------
Net income                                 $     5,655       $ 9,505     $(3,757)  $(3,253) $   517
                                         =============== ==============  ========  ======== ========
Net income per share before
  extraordinary items
Net income per share of Common Stock       $      0.48
Cash dividends declared per share of
  Common Stock                             $      0.96
Cash dividends paid per share of Common
  Stock                                    $      0.56
Weighted average common shares
  outstanding                               11,816,380

                                                  Selected Financial Information
                                                             Company
                                   -------------------------------------------------------------
                                   Pro Forma
                                  Nine Months  Nine Months  Nine Months
                                     Ended        Ended        Ended
                                   September    September    September             For the Year
                                      30,          30,          30,      Pro Forma     Ended
                                      1996         1996         1995       1995    December 31,
                                  (unaudited)  (unaudited)  (unaudited) (unaudited)    1995
                                  ------------ ------------------------  ---------  ------------
                                                             (dollars in thousands, except per
                                                                       share amounts)
BALANCE SHEET INFORMATION:
Real estate before accumulated
  depreciation                     $1,413,463   $1,061,413    $431,817    $  --      $471,142
Total assets                        1,487,057    1,144,007     507,629        --      534,797
Mortgage debt                         440,526      440,526      89,489        --       70,536
Note Payable, Credit Facility         194,670       18,000      87,000        --      130,500
Total liabilities                     686,956      510,286     209,474        --      239,013
Total equity (deficit)                730,003      563,623     260,679        --      258,822
-------------
(1) Including deductions for:
   Depreciation and
     amortization                  $    2,998   $    2,998    $  1,314    $3,895     $  2,306
   Interest--Amortization of
     financing costs               $      673   $      673    $    630    $  896     $    853
(2) Company share of Operating
    Partnership                         88.49%        86.1%       80.1%    88.49%        81.3%

                                     Company                       Predecessor
                                  --------------  --------------------------------------------
                                  For the Period  For the Period
                                  May 26, 1994 to   January 1,
                                   December 31,      1994 to       Years Ended December 31,
                                                                  ----------------------------
                                       1994        May 25, 1994    1993      1992      1991
                                  --------------- --------------  --------  -------  --------

BALANCE SHEET INFORMATION:
Real estate before accumulated
  depreciation                       $400,419        $ 82,198   $  81,220 $  78,580 $  76,489
Total assets                          400,861          77,470      85,497    93,327    84,978
Mortgage debt                          90,936          69,240      87,091    86,610    85,189
Note Payable, Credit Facility         130,300              --          --        --        --
Total liabilities                     261,100         129,836     143,451   142,015   127,283
Total equity (deficit)                102,038         (52,366)    (57,954)  (48,688)  (42,305)
-------------
(1) Including deductions for:
   Depreciation and
     amortization                    $  3,013
   Interest--Amortization of
     financing costs                 $    796
(2) Company share of Operating
    Partnership                          77.2%

                                  MANAGEMENT

Officers and Directors

   The persons who are officers and Directors of the Company and their respective positions are as follows:

        Name          Age                Position and Offices Held
 -------------------  ----------------------------------------------------------
Officers:
Alan M. Leventhal      44  President, Chief Executive Officer and Director
Lionel P. Fortin       53  Senior Vice President and Chief Operating Officer
                           (current); Executive Vice President, Chief
                           Operating Officer and Director (effective
                           January 1, 1997)
Douglas S. Mitchell    54  Senior Vice President--Leasing/Management and
                           Development
Robert J. Perriello    53  Senior Vice President and Chief Financial Officer
James M. Becker        54  Senior Vice President--Design & Construction
Donald B. Brooks       54  Senior Vice President and Chief Executive, Beacon
                           Properties Southeast
Charles H. Cremens     42  Senior Vice President and Chief Investment
                           Officer
Carol G. Judson        44  Senior Vice President, Corporate Development
Nancy J. Broderick     39  Vice President and Treasurer
Steven D. Fessler      36  Vice President, Asset Management
Claude B. Hoopes       46  Vice President, Leasing
Henry Irwig            52  Vice President, Commercial Properties
G. Douglas Lanois      35  Controller
Erin R. O'Boyle        36  Vice President, Acquisitions
Randy J. Parker        38  Vice President, Investor Relations
James J. Whalen        33  Vice President, Information Systems
Directors:
Edwin N. Sidman        53  Chairman of the Board and Director
Norman B. Leventhal    79  Director
Graham O. Harrison     71  Director
William F. McCall,     60  Director
  Jr
Steven Shulman         54  Director
Scott M. Sperling      37  Director
Dale F. Frey           64  Director (effective January 1, 1997)

   The following are biographical summaries of the experience of the officers and Directors of the Company:

   Mr. Alan Leventhal serves as President, Chief Executive Officer and a Director of the Company. Mr. Leventhal joined Beacon in 1976 after receiving a degree in economics from Northwestern University in 1974 and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College in 1976. Mr. Leventhal is a trustee of the Beth Israel Corporation, trustee of Boston University, trustee of the New England Aquarium Corporation and a member of the Visiting Committee of the College of Arts and Sciences at Northwestern University. He is also a member of the Board of Overseers of WGBH and the Museum of Science. Mr. Leventhal is the son of Norman B. Leventhal and the brother-in-law of Edwin N. Sidman.


   Mr. Fortin serves as Senior Vice President and Chief Operating Officer of the Company. From May 1994 through February 1995, Mr. Fortin served as Chief Financial Officer of the Company. Effective January 1, 1997, Mr. Fortin will serve as Executive Vice President, Chief Operating Officer and Director of the Company. Before joining Beacon in 1973, Mr. Fortin was an Audit Supervisor with Laventhol & Horwath. Mr. Fortin graduated from Bentley College in 1968 and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

   Mr. Mitchell serves as the Senior Vice President-Leasing/Management and Development of the Company and as President of the Management Company. In these capacities, Mr. Mitchell is responsible for the overall leasing activities, property management and development activity of the Company. He joined Beacon in 1961. He graduated from the Wentworth Institute in 1962 and is a member of the Greater Boston Real Estate Board. Mr. Mitchell is also a licensed real estate broker in Massachusetts and New York.

   Mr. Perriello serves as Senior Vice President and Chief Financial Officer of the Company. He joined Beacon in 1970. During his career at Beacon, Mr. Perriello has been responsible for many aspects of commercial development, including the debt and equity financing of Beacon's Properties. Prior to joining Beacon, he was a consulting engineer with Frederick R. Harris, Inc. in New York City and served as an officer in the U.S. Army Corps of Engineers. Mr. Perriello holds a Bachelor's degree in Civil Engineering from Rensselaer Polytechnic Institute and a Master's of Business Administration from Harvard Business School. His professional affiliations include membership in the Urban Land Institute.

   Mr. Becker serves as Senior Vice President-Design & Construction of the Company. He joined Beacon in 1980. He is also President of Beacon Construction Company. At the Company he is responsible for design, construction management and general construction operations. Mr. Becker received both a Bachelor's and a Master's degree from Cornell University and a Doctorate in structural engineering from the University of California, Berkeley. He is a registered professional engineer in Massachusetts, President of the Associated General Contractors of Massachusetts and Chairman of the Engineering Center Educational Trust.


   Mr. Brooks serves as Senior Vice President of the Company and Chief Executive, Beacon Properties Southeast. He joined the Company in June 1996. Prior to joining the Company, Mr. Brooks was a private investor, consultant and real estate advisor in the Atlanta area. He was President and Chief Operating Officer of The Landmarks Group in Atlanta from 1974 to 1986, responsible for the development of over 3 million square feet of office space in 30 buildings. Mr. Brooks holds a law degree and Bachelor's degree in Accounting from Duke University.


   Mr. Cremens serves as the Senior Vice President and Chief Investment Officer of the Company. He joined the Company in February 1996. Prior to joining the Company, Mr. Cremens served as President/Real Estate Investments with Aetna Life & Casualty Company and as Managing Director/Senior Officer Restructured Real Estate/OREO Departments at Bank of Boston. At the Company, Mr. Cremens is responsible for establishing and implementing a long-term acquisition and portfolio strategy for the Company. Mr. Cremens holds a Bachelor's degree from Williams College.

   Ms. Judson serves as the Senior Vice President, Corporate Development of the Company. In this capacity, Ms. Judson is responsible for the Company's corporate development, human resources and administration. Before joining Beacon in 1980, Ms. Judson was Managing Director of the Brook House, a luxury apartment complex in Brookline, Massachusetts. Ms. Judson received her Bachelor of Science degree in mathematics and psychology from Curry College. She is a member of the Northeast Human Resources Association and the American Management Association.


   Ms. Broderick serves as Vice President and Treasurer of the Company. In this capacity, Ms. Broderick is responsible for all financial operations of the Company including administration of the Credit Facility. Ms. Broderick joined Beacon in 1983. Ms. Broderick holds a Bachelor of Science degree in Accounting from Stonehill College and a Master of Science degree in Taxation from Bentley College. She is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Public Accountants.

   Mr. Fessler serves as Vice President, Asset Management of the Company. In this capacity, Mr. Fessler has overall responsibility for the asset management of the Company's property portfolio. Mr. Fessler previously served the Company as Senior Development Manager and Vice President, Development. Prior to joining the Company, Mr. Fessler served as a Senior Investment Manager with Copley Real Estate Advisors. Mr. Fessler holds Bachelor's and Master's degrees from Stanford University. He serves on the Board of Directors of the Massachusetts chapter of the National Association of Industrial and Office Properties.


   Mr. Hoopes serves as Vice President, Leasing of the Company. In this capacity, Mr. Hoopes has responsibility for the overall leasing strategy and leasing performance of the Company's portfolio, as well as overseeing the leasing of the three million square feet of space managed and leased for third party institutional clients. Mr. Hoopes was previously a senior officer of The Landmarks Group, a major Atlanta developer, where he was responsible for six million square feet of leasing including an office park adjacent to the Perimeter Center Portfolio. Mr. Hoopes is a graduate of Princeton University.

   Mr. Irwig serves as Vice President, Commercial Properties of the Company. In this capacity, Mr. Irwig is responsible for the management of the Company's property portfolio and integrating third-party and acquisition properties into the Company's portfolio. Mr. Irwig joined Beacon in 1985 and since that time has held various positions in other divisions of the Company relating to the assessment, repositioning, design, construction and management of commercial and institutional buildings. Mr. Irwig received his Bachelor of Architecture degree and his Ph.D. from the University of Witwatersrand.


   Mr. Lanois serves as Controller of the Company. In this capacity, Mr. Lanois is responsible for financial reporting, budgeting and forecasting financial performance of the Company. Before joining Beacon in 1992, Mr. Lanois was the Manager of the Real Estate Advisory Service Group with Laventhol & Horwath and an Asset Manager with Aldrich, Eastman & Waltch. Mr. Lanois received his B.B.A. in Accounting and a B.S. in Hotel, Restaurant and Travel Administration from the University of Massachusetts, Amherst. He is a certified public accountant and serves on committees for the Greater Boston Real Estate Board and the Real Estate Finance Association.


   Ms. O'Boyle serves as Vice President, Acquisitions of the Company. In this capacity, Ms. O'Boyle manages the search and negotiations for ownership opportunities. Ms. O'Boyle previously served the Company as Vice President, Asset Management. Ms. O'Boyle received her Bachelor of Science in structural engineering from the University of Delaware and her Master of Science in real estate development from the MIT Center for Real Estate Development. Ms. O'Boyle is the past chair of the Alumni Association for the MIT Center for Real Estate and is current President of the New England Women in Real Estate (NEWIRE).

   Mr. Parker serves as Vice President, Investor Relations of the Company. He joined the Company in July 1996. Prior to joining the Company, Mr. Parker was Senior Vice President and Portfolio Manager of Aldrich, Eastman & Waltch in Boston, responsible for the management of over $400 million of investment portfolios on behalf of institutional clients. Mr. Parker holds a Master of Business Administration from The Wharton School, University of Pennsylvania and a Bachelor of Architecture degree from the University of Kentucky.

   Mr. Whalen serves as Vice President, Information Systems of the Company. In this capacity, Mr. Whalen is responsible for overseeing the maintenance and support of corporate information systems, including an extensive internal computer network allowing efficient communications with the Properties. Mr. Whalen is a graduate of the University of Notre Dame and the recipient of the New York City Urban Fellowship.

   Mr. Sidman serves as the Chairman of the Board and a Director of the Company. He is currently the Managing Partner of The Beacon Companies. Prior to joining Beacon in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston. Mr. Sidman graduated from the University of Michigan and holds a law degree from Harvard University. Mr. Sidman's professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman's civic commitment includes being a past Chairman of the Combined Jewish Philanthropies of Greater Boston, a member of the Board of Trustees of Duke University, a member of the Board of Directors and Executive Committee for the United Way of Massachusetts Bay, a member of the Executive Committee of the Artery Business Committee and a member of the Board of The Friends of Post Office Square. Mr. Sidman is the son-in-law of Norman B. Leventhal and the brother-in-law of Alan M. Leventhal.

   Mr. Norman Leventhal serves as a Director of the Company. He is the co-founder and Chairman of Beacon. Mr. Leventhal is a graduate of the Boston Latin School and the Massachusetts Institute of Technology. At the Massachusetts Institute of Technology, he is a Life Member Emeritus of the Corporation and has served MIT in many capacities including as a Member of the Executive Committee, Member of the Investment Committee, and Chairman of the Corporation Visiting Committee for The School of Architecture and Planning. Mr. Leventhal is also an Honorary Life Member of the Board of Overseers of The Museum of Fine Arts and has been a Member of the Board of Trustees of The Museum of Science. Among other civic contributions, Mr. Leventhal has served as Chairman of The Artery Business Committee, is Chairman of The Friends of Post Office Square and is Chairman of the Trust for City Hall Plaza. Mr. Leventhal also serves as Director of Doubletree Corporation and Picower Institute for Medical Research. Mr. Leventhal is the father of Alan M. Leventhal and the father-in-law of Edwin N. Sidman.

   Mr. Harrison serves as a Director of the Company. Mr. Harrison has served as Vice President and Chief Investment Officer of Howard Hughes Medical Institute ("Hughes") in Bethesda, Maryland from 1985 to 1994. Mr. Harrison retired as President of the U.S. Steel Pension Fund in June 1985, after thirty years of service, to take on the portfolio startup at Hughes. He also served as a Director of General Re Corporation in Stamford, Connecticut. Mr. Harrison serves as a trustee of Property Capital Trust in Boston, a member of the Investment Advisory Committee of the New York State Common Retirement Fund, Warburg Pincus Investors, European Strategic Investors (London), Emerging World Investors L.P. and Desai Capital Management; Vice-Chairman of the Advisory Committee of Butler Capital, Chairman of the Swarthmore College Investment Committee, and member of Advisory Council--The Trust for Public Land. Mr. Harrison is a graduate of Swarthmore College and of Harvard Business School, and is a retired U.S. Air Force officer.

   Mr. McCall serves as a Director of the Company. Mr. McCall has served as Chairman of McCall & Almy, Inc., Boston, Massachusetts, since 1989. Mr. McCall was a founder of Leggat McCall & Werner in 1965 and served as Chairman and Chief Executive Officer of Leggat McCall/Grubb & Ellis through 1989. Mr. McCall is currently a director of Citizens Bank of Massachusetts, Jobs for Massachusetts and the Massachusetts Business Development Corporation. Mr. McCall is also a trustee of the Urban Land Institute and a member of the American Society of Real Estate Counselors. Mr. McCall is a graduate of The College of the Holy Cross.


   Mr. Shulman serves as a Director of the Company. Since 1984, Mr. Shulman has been active in investment banking through his wholly owned company The Hampton Group. Currently, Mr. Shulman is a major shareholder and director in a diversified group of companies including Wilshire Restaurant Group, Inc., where he previously served as Chairman; Ermanco Incorporated; Holiday Farms Limited; and Corinthian Directory, Inc. Mr. Shulman also previously served as a director of Robertson-Ceco Corporation and Pullman, both NYSE companies. Mr. Shulman is a graduate of Stevens Institute of Technology where he received a Bachelor's degree in Mechanical Engineering and a Master's degree in Industrial Management. Mr. Shulman serves as Vice Chairman on the Board of Stevens Institute of Technology.

   Mr. Sperling serves as a Director of the Company. Mr. Sperling joined Thomas H. Lee Co., a Boston-based investment firm, as a general partner in September 1994. Previously, Mr. Sperling served as Managing Partner and Vice Chairman of the Aeneas Group, Inc./Harvard Management Company from 1984 through 1994. Mr. Sperling has been the founder and/or lead investor of numerous companies and has led the acquisition or turnaround of companies in a wide variety of industries. He is currently a director of Livent, PriCellular Corporation, Softkey International, KAI, Inc. and several private firms. He received a Master's of Business Administration from the Harvard Business School and received his undergraduate degree from Purdue University. Mr. Sperling is a member of the Corporation of the Brigham and Women's Hospital and a director of the American Technion Society.


   Mr. Frey will serve as a Director of the Company beginning on January 1, 1997. Mr. Frey is President and Chairman of the Board of Directors of General Electric Investment Corporation, a position he has held since July 1984. Mr. Frey is also Vice President of General Electric Company, a position he has held since June 1980. Mr. Frey serves as a trustee of General Electric Pension Trust. Mr. Frey also serves on the Board of Directors of General Electric Financial Services, Inc.; General Electric Capital Corporation; Rhone-Poulenc Rorer; USF&G Corporation; Praxais, Inc.; Doubletree Hotels Corporation and the Cancer Research Fund of the Damon-Runyon-Walter Winchell Foundation. Mr. Frey is also a Trustee of Franklin and Marshall College. Mr. Frey is also a member of the Forstmann Little & Company and the Warburg Pincus advisory committees; and the Investment Advisory Committee of the New York State Common Retirement Fund. Mr. Frey is also a member of the Financial Executives Institute. Mr. Frey is a graduate of Franklin and Marshall College and received a Master of Business Administration in Economics and Accounting from New York University.

                                 UNDERWRITING

   Subject to the terms and conditions in the terms agreement and related underwriting agreement (collectively, the "Underwriting Agreement") among the Company and each of the underwriters named below (the "Underwriters"), the Company has agreed to sell to each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., PaineWebber Incorporated and Raymond James & Associates, Inc. are acting as representatives (the "Representatives"), and each of the Underwriters has severally agreed to purchase from the Company the respective number of shares of Common Stock set forth opposite their respective names.

                                                                Number
                                                                  of
Underwriter                                                     Shares
                                                              -------------
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
Dean Witter Reynolds Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
PaineWebber Incorporated
Raymond James & Associates, Inc.

                                                              -------------
     Total                                                     6,000,000
                                                              =============

   In the Underwriting Agreement, the several Underwriters have agreed, respectively, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the shares of Common Stock being sold pursuant to the Underwriting Agreement if any of such shares of Common Stock are purchased. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased.


   The Representatives have advised the Company that the Underwriters propose initially to offer the Common Stock to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to
certain dealers at such price less a concession not in excess of $   per
share. The Underwriters may allow, and such dealers may reallow, a discount
not in excess of $   per share on sales to certain other dealers. After the
initial public offering, the public offering price, concession and discount may be changed.

   The Company has granted to the Underwriters an option, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to 900,000 additional shares of Common Stock to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus Supplement. If the Underwriters exercise this option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the shares of Common Stock initially offered hereby.


   In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   The Company and the Operating Partnership have agreed that for a period of 90 days from the date of this Prospectus Supplement they will not, subject to certain exceptions, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or Units or any security convertible into or exercisable for shares of Common Stock or Units.

   The Common Stock is listed on the NYSE under the symbol "BCN."

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, a limited liability partnership including professional corporations, as corporate, securities, real estate and tax counsel to the Company, and by Goulston & Storrs, P.C., Boston, Massachusetts, as real estate counsel to the Company. Gilbert G. Menna, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is an assistant secretary of the Company and owns 1,000 shares of the Company's Common Stock. Certain legal matters related to the Offering will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. Brown & Wood LLP will rely on Goodwin, Procter & Hoar LLP, as to certain matters of Maryland law.

PROSPECTUS

                        Beacon Properties Corporation

                                 $500,000,000
                                 Common Stock

                                  -------------

   Beacon Properties Corporation ("Beacon" or the "Company") may offer from time to time shares of its common stock, $.01 par value per share ("Common Stock"), with an aggregate public offering price of up to $500,000,000 in amounts, at prices and on terms to be determined at the time of offering. The Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

   The specific terms of the Common Stock for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Common Stock, in each case as may be consistent with the Company's Articles of Incorporation, as then in effect, or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."

   The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Common Stock covered by such Prospectus Supplement.

   The Common Stock may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Common Stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Common Stock may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Common Stock.

                                -------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                -------------


               The date of this Prospectus is November 1, 1996.

                            AVAILABLE INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "SEC" or "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


   The Company files information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web Site is (http://www.sec.gov).


   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-K for the year ended
December 31, 1995, filed with the Commission pursuant to the Exchange Act.


   2. The Company's Current Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996, filed with the Commission pursuant to the Exchange Act.

   3. The Company's Current Reports on Form 8-K, dated January 5, 1996, February 20, 1996, July 23, 1996, and October 18, 1996, each filed with the Commission pursuant to the Exchange Act, including all amendments thereto.


   4. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.

   All other documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock are to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written requests should be mailed to Kathleen M. McCarthy, Beacon Properties Corporation, 50 Rowes Wharf, Boston, Massachusetts 02110. Telephone requests may be directed to (617) 330-1400.

                                 THE COMPANY

General

   Beacon Properties Corporation along with its subsidiaries (the "Company") owns a portfolio of Class A office properties and other commercial properties located primarily in the greater Boston and Atlanta metropolitan areas. Beacon, a Maryland corporation, is a self-administered and self-managed real estate investment trust. Beacon's Common Stock is listed on the New York Stock Exchange under the symbol "BCN."

   The Company's business is conducted principally through subsidiaries which consist of an operating partnership, three subsidiary corporations and two subsidiary limited partnerships. Beacon Properties, L.P. is a Delaware limited partnership (the "Operating Partnership"), of which the Company is the sole general partner. The Company conducts third-party management operations through Beacon Property Management Corporation, a Delaware corporation (the "Management Company"), conducts its construction operations through Beacon Construction Company, Inc., a Delaware corporation (the "Construction Company"), and conducts third-party tenant space design services through Beacon Design Corporation, a Massachusetts corporation (the "Design Company"). The Company conducts management operations for wholly-owned properties through Beacon Property Management, L.P., a Delaware limited partnership (the "Management Partnership") and conducts tenant space design services for wholly-owned properties through Beacon Design, L.P., a Delaware limited partnership (the "Design Partnership").

   The Company's executive offices are located at 50 Rowes Wharf in Boston, Massachusetts 02110 and its telephone number at that location is (617) 330-1400.

                               USE OF PROCEEDS

   Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Common Stock for general corporate purposes, including repayment of indebtedness, investment in new properties and new developments and maintenance of currently owned properties.

                         DESCRIPTION OF COMMON STOCK

   The description of the Company's Common Stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation (the "Articles of Incorporation") and Bylaws (the "Bylaws"), each as amended, as in effect.

General


   Under the Articles of Incorporation, the Company has authority to issue 100 million shares of Common Stock. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. At October 30, 1996, the Company had outstanding 33,233,755 shares of Common Stock.



Terms

   All shares of Common Stock offered hereby have been duly authorized, and are fully paid and non-assessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Company's Articles of Incorporation regarding excess stock, $.01 par value per share ("Excess Stock"), holders of shares of Common Stock will be entitled to receive dividends on shares of Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

   Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of Directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

   Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

   The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

   Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, all shares of Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

   Pursuant to the Maryland General Corporation Law (the "MGCL"), a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's Articles of Incorporation. The Company's Articles of Incorporation do not provide for a lesser percentage in such situations.

Restrictions on Ownership

   For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

Transfer Agent

   The transfer agent and registrar for the Common Stock is Boston EquiServe.

                  RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

Restrictions on Transfers

   In order for the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations." In order to protect the Company against the risk of losing its status as a REIT on account of a concentration of ownership among its stockholders, the Articles of Incorporation, subject to certain exceptions, provide that no single holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 6.0% (the "Ownership Limit") of the aggregate value of the Company's shares of Common Stock. Pursuant to the Code, Common Stock held by certain types of entities, such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act, partnerships, trusts and corporations, will be attributed to the beneficial owners of such entities for purposes of the Five or Fewer Requirement (i.e., the beneficial owners of such entities will be counted as holders). The Company's Articles of Incorporation limits such entities to holding no more than 9.9% of the aggregate value of the Company's shares of capital stock (the "Look-Through Ownership Limit"). Any transfer of shares of capital stock or of any security convertible into shares of capital stock that would create a direct or indirect ownership of shares of capital stock in excess of the Ownership Limit or the Look-Through Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit and the Look-Through Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's REIT status and the Board of Directors otherwise decides that such action is in the best interest of the Company.

   Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit or the Look-Through Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such shares of capital stock may be ultimately transferred without violating the Ownership Limit or the Look-Through Ownership Limit. While the Excess Stock is held in trust, it will not be entitled to vote, it will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote, and, except upon liquidation, it will not be entitled to participate in dividends or other distributions. Any distribution paid to a proposed transferee of Excess Stock prior to the discovery by the Company that capital stock has been transferred in violation of the provisions of the Company's Articles of Incorporation shall be repaid to the Company upon demand. The Excess Stock is not treasury stock, but rather constitutes a separate class of issued and outstanding stock of the Company. The original transferee stockholder may, at any time the Excess Stock is held by the Company in trust, transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of capital stock exchanged for such Excess Stock would be permitted under the Ownership Limit or the Look-Through Ownership Limit, at a price not in excess of (i) the price paid by the original transferee-stockholder for the shares of capital stock that were exchanged into Excess Stock, or (ii) if the original transferee-stockholder did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift. Immediately upon the transfer to the permitted transferee, the Excess Stock will automatically be converted back into shares of capital stock of the class from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any shares of Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Company.

   In addition, the Company will have the right, for a period of 90 days during the time any shares of Excess Stock are held by the Company in trust, to purchase all or any portion of the Excess Stock from the original transferee-stockholder at the lesser of (i) the price initially paid for such shares by the original transferee stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift, and
(ii) the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Company elects to purchase such shares. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-stockholder gives notice to the Company of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

   These restrictions will not preclude settlement of transactions through the NYSE.

   Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

   The Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.

                      FEDERAL INCOME TAX CONSIDERATIONS

   The Company believes it has operated, and the Company intends to continue to operate, in such a manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify.

   The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of certain provisions that currently govern the federal income tax treatment of the Company and its stockholders. For the particular provisions that govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by such reference.

   Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its stockholders. If the Company fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its stockholders.

   In any year in which the Company qualifies to be taxed as a REIT, distributions made to its stockholders out of current or accumulated earnings and profits will be taxed to stockholders as ordinary income except that distributions of net capital gains designated by the Company as capital gain dividends will be taxed as long-term capital gain income to the stockholders. To the extent that distributions exceed current or accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the stockholder's Common Stock with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that Common Stock.

   Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Common Stock offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Company, including the possibility of United States income tax withholding on Company distributions.

                             PLAN OF DISTRIBUTION

   The Company may sell Common Stock through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale.

   The distribution of the Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

   In connection with the sale of Common Stock, underwriters or agents may receive compensation from the Company or from purchasers of Common Stock, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Common Stock may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on the resale of Common Stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

   Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance.

   Under agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Common Stock may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company in the ordinary course of business.

   In order to comply with the securities laws of certain states, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

   Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, a limited liability partnership including professional corporations, as corporate, securities, real estate and tax counsel to the Company. Gilbert G. Menna, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is an assistant secretary of the Company and owns 1,000 shares of the Company's Common Stock.


                                   EXPERTS

   The consolidated balance sheets of the Company as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 and for the period from May 26, 1994 to December 31, 1994, and the combined statements of operations, owners' equity (deficit) and cash flows for the period January 1, 1994 to May 25, 1994 and the year ended December 31, 1993 of The Beacon Group, predecessor to the Company, and the related financial statement schedules of the Company as of December 31, 1995, incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The statement of excess of revenues over specific operating expenses for Perimeter Center, Atlanta, Georgia for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated February 20, 1996, has been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The statements of excess of revenues over specific operating expenses for each of the Fairfax County Portfolio in Tysons Corner and Herndon, Virginia, AT&T Plaza in Oak Brook, Illinois, Tri-State International in Lincolnshire, Illinois and 1333 H Street in Washington, D.C. for the year ended December 31, 1995, incorporated by reference herein from the Company's report on Form 8-K dated July 23, 1996, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing. The statements of excess of revenues over specific operating expenses for each of the Rosslyn Acquisitions in Rosslyn, Virginia, the New England Executive Park in Burlington, Massachusetts and 10960 Wilshire Boulevard in Westwood, California for the year ended December 31, 1995, incorporated by reference herein from the Company's current report on Form 8-K dated October 18, 1996, have been so incorporated in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

=========================================================

    No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus in connection with the offer made by this Prospectus Supplement and the accompanying Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement and the accompanying Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus Supplement and the accompanying Prospectus or in the affairs of the Company since the date hereof.

                                   ------------

                                TABLE OF CONTENTS

                                                          Page
                                                         ---------
    PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary                              S-3
Risk Factors                                              S-14
The Company                                               S-20
Recent Developments                                       S-20
Properties and Pending Acquisitions                       S-25
Use of Proceeds                                           S-49
Price Range of Common Stock and
  Distribution History                                    S-50
Capitalization                                            S-51
Selected Financial Information                            S-52
Management                                                S-55
Underwriting                                              S-59
Legal Matters                                             S-60
         PROSPECTUS
Available Information                                        2
Incorporation of Certain Documents by
  Reference                                                  2
The Company                                                  3
Use of Proceeds                                              3
Description of Common Stock                                  3
Restrictions on Transfers of Capital Stock                   4
Federal Income Tax Considerations                            5
Plan of Distribution                                         6
Legal Matters                                                7
Experts                                                      7

 =============================================================================

 =============================================================================


                               6,000,000 Shares


                              BEACON PROPERTIES
                                 CORPORATION

                                 Common Stock

                                 ------------
                  P R O S P E C T U S   S U P P L E M E N T
                                 ------------

                             Merrill Lynch & Co.
                          Dean Witter Reynolds Inc.
                         Donaldson, Lufkin & Jenrette
                            Securities Corporation

                               Lehman Brothers
                           PaineWebber Incorporated
                               Raymond James &
                               Associates, Inc.


                                November   , 1996

==============================================================================